Exhibit 10.69
DYNEGY INC. RETIREMENT PLAN
(Amended and Restated Effective January 1, 2009)

 (i)

(ii)

 (iii)

DYNEGY INC. RETIREMENT PLAN
Dynegy Inc., a Delaware corporation (the “Company”), hereby adopts this restatement of the Dynegy Inc. Retirement Plan (the “Plan”), effective as of the Effective Date, or as otherwise specified herein.
R E C I T A L S:
The Company has previously established the Plan for the exclusive benefit of Eligible Employees of the Employer and their beneficiaries;
The Company wants to recognize the lasting contribution made by Eligible Employees to the successful operation of the Employer, and wants to reward their contribution by continuing the Plan;
The Company wishes to amend and restate the Plan for the following purposes: (i) to reflect applicable changes made to the Plan pursuant to the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”); (ii) to reflect additional amendments made to the Plan pursuant to subsequent changes in the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder; and (iii) to incorporate amendments made to the Plan following its last restatement;
The Company has authorized the execution of this Plan, which is intended to continue the Plan’s qualification under Code Sections 401(a) and 501(a);
The provisions of this Plan, as amended and restated, shall apply solely to an Employee who terminates employment with the Employer on or after the restated Effective Date of this Plan; and
If an Employee terminates employment with the Employer prior to the restated Effective Date, that Employee shall be entitled to benefits under the Plan as the Plan existed on the Employee’s termination date.

I. DEFINITIONS AND CONSTRUCTION
1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.
(a) Accrual Service: The measure of Service used in determining a Participant’s Accrued Benefit as determined pursuant to Section 4.1.
(b) Accrued Benefit: The benefit determined under the Plan expressed in the form of a Pension commencing as of Normal Retirement Date.
(c) Accumulation: The sum of the contributions, if any, made by a Participant under the Plan, plus any interest credited thereon, which contributions and interest have not previously been withdrawn by the Participant. Interest will be credited on a Participant’s contributions, compounded annually, at the rate of 2% per annum prior to July 1, 1970, 3% per annum from July 1, 1970 through December 31, 1975, 5% per annum from January 1, 1976 through November 30, 1981, 7% per annum from December 1, 1981 through December 31, 1987, and, for each Plan Year thereafter, the greater of (i) 7% per annum or (ii) 120% of the Federal mid-term rate (as in effect under Code Section 1274 for the first month of such Plan Year) per annum for such Plan Year. Effective January 1, 1973, interest will be credited from the January 1 next following the date on which each contribution was made under the Plan to the first day of the month of the first to occur of (i) the Participant’s Retirement, (ii) the Participant’s date of death, or (iii) the date the Participant elects the return of his Accumulation as provided in Section 8.12.
(d) Act: The Employee Retirement Income Security Act of 1974, as amended.
(e) Actuarial Equivalent: Equality in value of the aggregate amounts expected to be received under different times and forms of payment based upon a 7% per annum interest rate assumption (or, if lower, the interest rate specified by the Pension Benefit Guaranty Corporation (“PBGC”) to be used to determine the amount of lump sum benefits paid by the PBGC under plans the PBGC trustees) and mortality rate assumptions determined under the 86 PET-88.70 mortality table (a table prepared by the Wyatt company, based on experience underlying the 1971 Group Annuity Mortality Table, without margins, with a projection of mortality improvement to 1986 and weighting the mortality 88.7% male and 11.3% female); provided, however, that in determining the amount of a lump sum payment or level income option, the Applicable Mortality Table and the Applicable Interest Rate shall be utilized. Notwithstanding the foregoing, the amount payable under the level income option in accordance with the preceding sentence shall be no less than the level income option amount determined using an interest rate of 7% per annum and the 86 PET-8870 mortality table based on the Participant’s Accrued Benefit as of May 31, 2005 and the Participant’s age as of his Annuity Starting Date.
(f) Amergen Affiliate: Any affiliate of Amergen within its controlled group of corporations or a controlled group of trades or businesses, as defined in Code Sections 414(b) and 414(c), respectively.
(g) Annuity Starting Date: Subject to the modifications under certain circumstances described in Sections 8.1 and 8.2, with respect to each Participant or beneficiary, the first day of the first period for which an amount is payable to the Participant or beneficiary from the Fund as an annuity or in any other applicable form available under the terms of the Plan.

(h) Applicable Interest Rate: The annual rate of interest determined in accordance with Code Section 417(e)(3)(C) for the lookback month preceding the first day of the stability period. Effective on and after January 1, 2008, the annual rate is the adjusted first, second and third segment rates applied under rules similar to the rules of Code Section 430(h)(2)(C) for the fifth month before the Plan Year that contains the Annuity Starting Date with respect to the benefit, or such other time as the Secretary of the Treasury may prescribe by regulation. For purposes of this Paragraph, the adjusted first, second and third segment rates are the first, second and third segment rates which would be determined under Code Section 430(h)(2)(c) if (i) Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in clause (ii) for the average yields for the 24-month period described in such section; (ii) Code Section 430(h)(2)(G)(i)(II) were applied by substituting “section 417(e)(3)(A)(ii)(II)” for “section 412(b)(5)(B)(ii)(II)”; and (iii) the applicable percentage under Code Section 430(h)(2)(G) were determined in accordance with the following table:

For Plan Year	Applicable Percentage

2008	20%

2009	40%

2010	60%

2011	80%
(i) Applicable Mortality Table: The mortality table prescribed by the Secretary of the Treasury pursuant to Code Section 417(e)(3)(B).
(j) Average Monthly Compensation: The result obtained by dividing the total Compensation paid to an Employee during a considered period by the number of months for which Compensation was received during the considered period, as determined in a uniform manner by the Employer based on records maintained by the Employer. The considered period shall be sixty consecutive months within the last one hundred twenty months preceding the date the Employee’s Accrual Service ceases that yield the highest average Compensation (disregarding any months for which the Employee received no Compensation); provided, that if a Participant has less than sixty consecutive months of employment, his considered period shall be all of his completed months of employment (disregarding any months for which the Participant received no Compensation).
(k) Average Monthly Covered Compensation: One-twelfth of the average (without indexing) of the Social Security Taxable Wage Bases in effect for each calendar year during the thirty-five year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age. For this purpose, the Social Security Taxable Wage Base for the Plan Year in which the determination is being made and for any subsequent Plan Year shall be assumed to be the same as the Social Security Taxable Wage Base in effect as of the beginning of the Plan Year in which the determination is being made. Further, a Participant’s Average Monthly Covered Compensation for a Plan Year after the thirty-five year period described above shall be the Participant’s Average Monthly Covered Compensation for the Plan Year during which the Participant attained Social Security Retirement Age. Finally, a Participant’s Average Monthly Covered Compensation for a Plan Year prior to such thirty-five year period shall be the Social Security Taxable Wage Base in effect as of the beginning of such Plan Year.

(l) Code: The Internal Revenue Code of 1986, as amended.
(m) Committee: The Dynegy Inc. Benefit Plans Committee appointed to administer the Plan, which is comprised of any individual who becomes a member of the Dynegy Inc. Benefit Plans Committee pursuant to Section 11.1 of the Plan, until any such individual ceases to be a member of the Dynegy Inc. Benefit Plans Committee pursuant to Section 11.1 of the Plan.
(n) Company: Dynegy Inc., a Delaware corporation, and any successor thereto.
(o) Compensation: The regular basic compensation paid to a Participant for services actually rendered or labor performed for the Employer to the extent such amounts are includable in gross income, subject to the following adjustments and limitations:
(1) Overtime pay, bonuses, and incentive or other supplemental or extra pay shall be excluded; provided, however that if a Participant is scheduled to work a 12 hour shift, the regularly scheduled overtime will be included as Compensation, and is calculated by multiplying his straight time hourly rate of pay by the number of 12 hour shift regularly scheduled overtime hours for which he is paid.
(2) The following shall be included to the extent that they would otherwise constitute regular basic compensation (as adjusted by subparagraph (1) above):
(A) Elective contributions made on a Participant’s behalf by the Employer that are not includable in income under Code Sections 125, 402(e)(3), 402(h), or 403(b) and any amounts that are not includable in the gross income of a Participant under a salary reduction agreement by reason of the application of Code Section 132(f);
(B) Compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b); and
(C) Employee contributions described in Code Section 414(h) that are picked up by the employing unit and are treated as employer contributions.
(3) Notwithstanding the foregoing provisions of this Section 1.1(o), effective January 1, 2002, the Compensation of any Participant taken into account for purposes of the Plan (including for purposes of determining a Participant’s Accrued Benefit under the Plan) shall be limited to $200,000 for any Plan Year with such limitation to be:
(A) Adjusted automatically to reflect any cost-of-living increases authorized by Code Section 401(a)(17) (with the adjustment for a calendar year being applicable to any period, not exceeding twelve months, over which the Average Monthly Compensation is determined which begins with or within such calendar year); and
(B) Prorated to the extent required by applicable law.

For purposes of determining benefit accruals in Plan Years beginning after December 31, 2001, the annual Compensation limitation in this subparagraph (3) for determination periods beginning before January 1, 2002, shall be $150,000 for any determination period beginning in 1996 or earlier; $160,000 for any determination period beginning in 1997, 1998, or 1999; and $170,000 for any determination period beginning in 2000 or 2001.
(p) Compensation Committee: The Compensation and Human Resources Committee of the Board of Directors of the Company.
(q) Controlled Entity: Each corporation that is a member of a controlled group of corporations, within the meaning of Code Section 414(b), of which the Company or the Employer is a member, each trade or business (whether or not incorporated) with which the Company or the Employer is under common control, within the meaning of Code Section 414(c), and each organization that is a member of an affiliated service group, within the meaning of Code Section 414(m), of which the Company or the Employer is a member.
(r) Direct Rollover: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.
(s) Directors: The Board of Directors of the Company.
(t) Distributee: Each (i) Participant entitled to an Eligible Rollover Distribution, (ii) Participant’s surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (iii) former spouse of a Participant who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), with regard to the interest of such former spouse in an Eligible Rollover Distribution.
(u) Early Retirement Age: The date upon which a Participant attains fifty-five years of age.
(v) Early Retirement Date: The first day of the month coincident with or next following the Participant’s attainment of his Early Retirement Age.
(w) Effective Date: January 1, 2009, as to this restatement of the Plan, except (i) as otherwise indicated in specific provisions of the Plan and (ii) that provisions of the Plan required to have an earlier effective date by applicable statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation and shall apply, as of such required effective date, to any plan merged into this Plan.

(x) Eligible Employee: Each Employee other than (i) an Employee whose terms of employment are governed by a collective bargaining agreement between a collective bargaining unit and the Employer unless such agreement provides for coverage of such individual under the Plan, (ii) a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States, (iii) a Leased Employee, (iv) an individual who is deemed to be an Employee pursuant to Treasury Regulations issued under Code Section 414(o), and (v) an Employee who has waived participation in the Plan through any means including, but not limited to, an Employee whose employment is governed by a written agreement with the Employer (including an offer letter setting forth the terms and conditions of employment) that provides that the Employee is not eligible to participate in the Plan (a general statement in the agreement, offer letter, or other communication stating that the Employee is not eligible for benefits shall be construed to mean that the Employee is not an Eligible Employee). Notwithstanding any provision in the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor or other non-common law employee shall be eligible to become a Participant in the Plan. It is expressly intended that individuals not treated as common law employees by the Employer are to be excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees.
(y) Eligible Retirement Plan: Any of (i) an individual retirement account described in Code Section 408(a); (ii) an individual retirement annuity described in Code Section 408(b); (iii) an annuity plan described in Code Section 403(a); (iv) a qualified plan described in Code Section 401(a), which, under its provisions does, and under applicable law may, accept a Distributee’s Eligible Rollover Distribution; (v) an annuity contract described in Code Section 403(b); and (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).
(z) Eligible Rollover Distribution: With respect to a Distributee, any distribution of all or any portion of the Accrued Benefit of a Participant other than (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability. Notwithstanding the foregoing or any other provision of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or (b) or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(aa) Eligible Surviving Spouse: With respect to a Participant who dies prior to his Annuity Starting Date, a surviving spouse to whom a deceased Participant was married throughout the twelve-month period preceding his death.
(bb) Employee: Each (i) individual employed by the Employer (as reported on the Employer’s payroll records and for whom the Employer has FICA taxes withheld), and (ii) Leased Employee.
(cc) Employer: Each entity that has been designated to participate in the Plan pursuant to the provisions of Article XIV and is so listed in Appendix D. The Company is not an Employer.
(dd) Employment Commencement Date: The date on which an individual first performs an Hour of Service.
(ee) Employment Year: With respect to each Participant, a twelve consecutive month period beginning on the Participant’s Employment Commencement Date and any anniversary thereof or, in the event of a termination of employment that results in any One-Year Break-in-Service, his Reemployment Commencement Date and any anniversary thereof.
(ff) Entry Date: The first day of each calendar month.
(gg) Final Average Monthly Compensation: The result obtained by dividing the total Compensation paid to an Employee during the considered period by the number of months for which Compensation was received during the considered period. The considered period shall be the thirty-six consecutive months of employment with the Employer preceding the date the Participant’s Accrual Service ceases; provided that if a Participant has less than thirty-six consecutive months of employment with the Employer, his considered period shall be all of his completed months of employment. In determining a Participant’s Final Average Monthly Compensation under this paragraph, Compensation for any month during a Plan Year in excess of one-twelfth of the Social Security Taxable Wage Base in effect at the beginning of the Plan Year for which the determination is being shall not be taken into account.
(hh) Fund: The fund established pursuant to Section 12.1 to hold and invest Plan Assets and from which the Plan benefits are distributed. When there is more than one Fund, the term “Fund” shall refer to all such Funds.
(ii) Funding Agent: The legal reserve life insurance company or trustee selected to hold and/or invest the Plan Assets, and if and when directed, to pay benefits provided under the Plan. When there is more than one Funding Agent, the term “Funding Agent” shall refer to all such Funding Agents.

(jj) Hour of Service: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity as an Employee for the performance of duties or for reasons other than the performance of duties; provided, however, that no more than 501 Hours of Service shall be credited to an individual on account of any continuous period during which he performs no duties. Such Hours of Service shall be credited to the individual for the computation period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Controlled Entity. These Hours of Service shall be credited to the individual for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. The number of Hours of Service to be credited to an individual for any computation period shall be governed by Department of Labor Regulation sections 2530.200b-2(b) and (c). Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law. Further, an individual’s Hours of Service shall also include any hours required to be credited under Code Section 414(n) and the applicable interpretative authority thereunder while such individual was a Leased Employee (or would have been a Leased Employee but for the requirements of clause (i) of the definition of such term set forth in Section 1.1(ll)).
The preceding notwithstanding, for purposes of determining Hours of Service with respect to an individual whose hours are not required to be tracked under the Fair Labor Standards Act, and where hourly records are not maintained for such individual, such individual shall be credited Hours of Service under the 190 hour equivalency provisions of Department of Labor Regulation section 2530.200b-3 pursuant to which an individual who is credited with one Hour of Service for performance of duties in a month shall be credited with 190 Hours of Service for such month; provided, however, with respect to a Participant with 3 or more Employment Years as of June 1, 2005, such Participant shall be credited, beginning with the month in which the 190 hour equivalency provisions are first applicable, with the better of the Hours of Service calculated applying (i) such 190 hour equivalency provisions or (ii) 10 Hours of Service for each day for which the individual would, if hourly records were maintained, be required to be credited with at least one Hour of Service for the performance of duties.
In the case of an individual who is paid for reasons other than the performance of duties and whose payment made or due is calculated on the basis of units of time, such individual shall be credited with the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated. In the case of an individual who is paid for reasons other than the performance of duties and who is without a regular work schedule, such individual shall be credited with eight Hours of Service per day (to a maximum of forty (40) Hours of Service per week) for each day that the individual is so paid.
In no event shall Hours of Service include any period of service with a corporation or other entity prior to the date it became a Controlled Entity or after it ceases to be a Controlled Entity except to the extent required by law, or to the extent determined by the Committee. The Committee, in its discretion, may credit individuals with Hours of Service based on employment with an entity other than the Employer, but only if and when such individual becomes an Eligible Employee and only if such crediting of Hours of Service (i) has a legitimate business reason, (ii) does not by design or operation discriminate significantly in favor of highly compensated employees, and (iii) is applied to all similarly-situated Eligible Employees. In addition, the Committee, in its discretion, may credit individuals with Hours of Service based on imputed service for periods after such individual has commenced participation in the Plan while such individual is not performing service for the Employer or while such individual is an Employee with a reduced work schedule, but only if (i) such service would not otherwise be credited as Hours of Service, (ii) such crediting of Hours of Service (1) has a legitimate business reason, (2) does not by design or operation discriminate significantly in favor of highly compensated employees, and (3) is applied to all similarly situated employees, and (iii) the individual has not permanently ceased to perform service as an Employee, provided that the preceding clause (iii) of this sentence shall not apply if (A) the individual is not performing service for the Employer because of a disability, (B) the individual is performing service for another employer under an arrangement that provides some ongoing business benefit to the Employer, or (C) for purposes of vesting and accrual, the individual is performing service for another employer that is being treated under the Plan as actual service with the Employer.
(kk) Hypothetical Accumulation: The sum of the contributions, if any, made by the Participant under the Plan, plus any interest credited thereon, which contributions and interest have not previously been withdrawn by the Participant. For purposes of calculating a Participant’s Hypothetical Accumulation, interest will be credited on a Participant’s contributions, compounded annually, at the rate of 2% per annum prior to July 1, 1970, 3% per annum, from July 1, 1970 through December 31, 1975, 5% per annum from January 1, 1976 through November 30, 1981, 7% per annum from December 1, 1981 through December 31, 1987, 120% of the Federal mid-term rate (as in effect under Code Section 1274 for the first month of a Plan Year) per annum from January 1, 1988 until the date of the Participant’s withdrawal of his Accumulation pursuant to Section 8.12 (the “Withdrawal Date”), and, for the period, if any, beginning on the Withdrawal Date and ending on his Normal Retirement Date, the Applicable Interest Rate per annum in effect from time to time during such period.
(ll) Leased Employee: Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that (i) such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of Code Section 144(a)(3)) on a substantially full-time basis for a period of at least one year and (ii) such services are performed under primary direction or control by the Employer or a Controlled Entity.
(mm) Normal Retirement Age: The date upon which a Participant attains sixty-five years of age.
(nn) Normal Retirement Date: The first day of the month coincident with or next following the Participant’s attainment of his Normal Retirement Age.
(oo) One-Year Break-in-Service: Any Employment Year during which an individual has less than 501 Hours of Service. Solely for purposes of determining whether a One-Year Break-in-Service has occurred, an Hour of Service shall include each normal work hour, not otherwise credited in Section 1.1(jj), during which an individual is absent from work by reason of the individual’s pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement. The Committee may in its discretion require, as a condition to the crediting of Hours of Service under the preceding sentence, that the individual furnish appropriate and timely information to the Committee establishing the reason for any such absence. Such Hours of Service shall be credited to the individual for the computation period in which the absence from work begins if such crediting is necessary to prevent the occurrence of a One-Year Break-in-Service in such computation period; otherwise such Hours of Service shall be credited to the individual in the next following computation period.

(pp) Participant: Each individual who has met the eligibility requirements for participation in the Plan as set forth in Article III herein.
(qq) Participation Service: The measure of service used in determining an Employee’s eligibility to participate in the Plan as determined pursuant to Section 3.2.
(rr) Pension: With respect to a Participant entitled to receive benefits under the Plan, a series of monthly payments for the life of the Participant.
(ss) Period of Service: Each period of an individual’s Service commencing on his Employment Commencement Date or a Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing, a period during which an individual is absent from Service by reason of the individual’s pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence. A Period of Service shall also include any period required to be credited as a Period of Service by federal law, other than the Act or the Code, but only under the conditions and to the extent so required by such federal law.
(tt) Period of Severance: Each period of time commencing on an individual’s Severance from Service Date and ending on a Reemployment Commencement Date.
(uu) Plan: The Dynegy Inc. Retirement Plan.
(vv) Plan Assets: Any and all assets of the Plan held by the Funding Agent pursuant to the Plan.
(ww) Plan Year: The twelve-consecutive month period commencing January 1 of each year.
(xx) Qualified Optional Survivor Annuity: An annuity for the life of the Participant with a survivor annuity for the life of the spouse which is equal to 75% of the annuity which is payable during the joint lives of the Participant and the spouse that is the Actuarial Equivalent of the standard form of benefit and that is provided in compliance with Code Section 417(g) commencing as of January 1, 2008.
(yy) Reemployment Commencement Date: The first date upon which an individual performs an Hour of Service following a Severance from Service Date.
(zz) Retirement: With respect to each Participant, termination of his employment with the Employer on or after his Early Retirement Date or Normal Retirement Date.

(aaa) Service: The period of an individual’s employment with the Employer or a Controlled Entity. In no event shall Service include any period of service with a corporation or other entity prior to the date it became a Controlled Entity or after it ceases to be a Controlled Entity except to the extent required by law; provided, however, that:
(1) Each individual who was employed by LS Power Generation, LLC, LS Power Development, LLC or LS Power Company, LLC (each an “LS Power Entity”) immediately prior to the “Effective Time” (as defined below) and who subsequently becomes employed by an Employer after the Effective Time on or before December 31, 2007, shall be credited with Service solely for purposes of determining such individual’s Vesting Service under Section A-10 of Appendix A based upon his original date of hire with an LS Power Entity;
(2) Each individual who was employed by Wood Group Power Operations, Inc., Worley Parsons Group, Inc., North American Energy Services Co., Prime South, Inc. or General Electric International, Inc. (each a “Prior Company”), who terminates employment with a Prior Company after the Effective Time and on or before December 31, 2007, and who becomes employed by an Employer on or before December 31, 2007, shall be credited with Service solely for purposes of determining such individual’s Vesting Service under Section A-10 of Appendix A based upon his original date of hire with the Prior Company; and
(3) Each individual who was employed by Accenture LLP on March 1, 2008 and who subsequently becomes employed by an Employer during the period of time beginning March 17, 2008 and ending on April 30, 2008, shall be credited with Service solely for purposes of determining such individual’s Vesting Service under Section A-10 of Appendix A based upon his original date of hire with Accenture LLP.
For purposes of this Section, “Effective Time"' shall mean the Effective Time specified in that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc., executed September 14, 2006.
(bbb) Severance from Service Date: The earlier of (i) the first date on which an individual terminates his Service following his Employment Commencement Date or a Reemployment Commencement Date, if applicable, or (ii) the first anniversary of the first day of a period in which an Employee remains absent from Service (with or without pay) with the Employer or any Controlled Entity for any reason other than the resignation, retirement, discharge, or death, such as vacation, holiday, sickness, leave of absence, disability, or lay-off that is not classified by the Employee as a termination of Service. Notwithstanding the foregoing, the Severance from Service Date of an individual who is absent from Service by reason of the individual’s pregnancy, the birth of a child of the individual or the placement of a child with the individual in connection with the adoption of such child by the individual or for purposes of caring for such child for the period immediately following such birth or placement shall be the second anniversary of the first date of such absence.

(ccc) Social Security Benefit: 33.12% of a Participant’s Final Average Monthly Compensation for a Participant whose Social Security Retirement Age is 65; provided, however, that 30.36% shall be substituted in this definition of Social Security Benefit if the Participant’s Social Security Retirement Age is 66, and 27.60% shall be substituted for a Participant whose Social Security Retirement Age is 67. Notwithstanding the foregoing, if a Participant’s Final Average Monthly Compensation exceeds his Average Monthly Covered Compensation for a Plan Year, the Social Security Benefit for such Participant for such Plan Year shall be calculated in accordance with the following table:

If the ratio of Final Average
Monthly Compensation to	Then the Social Security
Average Monthly Covered	Benefit should be
Compensation is:	multiplied by:

1.00 or less	100%
1.25	86.96%
1.50	76.81%
1.75	68.12%
2.00 or more	60.87%
If the ratio of Final Average Monthly Compensation to Average Monthly Covered Compensation falls between the ratios listed above, the appropriate factor shall be determined by interpolation.
(ddd) Social Security Retirement Age: The age used as the retirement age under section 216(1) of the Social Security Act, applied without regard to the age increase factor and as if the early retirement age under such section were sixty-two.
(eee) Social Security Taxable Wage Base: For a Plan Year, the contribution and benefit base determined under section 230 of the Social Security Act in effect at the beginning of such Plan Year.
(fff) Vested Interest: The percentage of a Participant’s Accrued Benefit which, pursuant to the Plan, is nonforfeitable.
(ggg) Vesting Service: The measure of service used in determining a Participant’s nonforfeitable right to a benefit as determined in accordance with Section 6.3.
1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.
1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
1.4 Construction. It is intended that the Plan be qualified within the meaning of Code Section 401(a) and that the Fund be tax exempt under Code Section 501(a), and all provisions herein shall be construed in accordance with such intent.

II. PURPOSE OF PLAN AND EFFECT OF RESTATEMENT
2.1 Purpose of Plan. The purpose of the Plan is to provide retirement and incidental benefits for those Participants who complete the required period of employment with the Employer. The benefits provided by the Plan will be paid from the Fund and will be in addition to any benefits the Participants may be entitled to receive pursuant to any other Employer programs or pursuant to the federal Social Security Act. The Plan and the Fund are established and shall be maintained for the exclusive benefit of the Participants and their beneficiaries. No part of the Fund can ever revert to the Employer, except as hereinafter provided in Section 10.5 and 16.2(c), or be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries.
2.2 Effect of Restatement.
(a) Contrary Plan provisions notwithstanding, in no event shall any Participant’s Accrued Benefit under the Plan as restated be less than such Participant’s Accrued Benefit determined on the date immediately prior to the date of adoption of this restatement of the Plan based upon the terms of the Plan on such date and such Participant’s Average Monthly Compensation and Accrual Service as of such date.
(b) Except as otherwise provided in the Plan, all benefit payments being made under the terms of the Plan as in effect prior to the Effective Date shall continue to be made in the same amount and manner and shall not be affected by the terms of this restated Plan.
(c) Except as otherwise provided in the Plan, the terms of this restated Plan shall not affect the Accrued Benefit or Vested Interest of Participants who do not complete an Hour of Service on or after the Effective Date.

III. PARTICIPATION
3.1 Eligibility. Each Eligible Employee shall become a Participant upon the Entry Date coincident with or next following the date on which such Eligible Employee has completed one year of Participation Service. Notwithstanding the foregoing:
(a) An Eligible Employee who was a Participant in the Plan prior to a termination of employment shall remain a Participant upon his reemployment as an Eligible Employee;
(b) An Employee who has completed one year of Participation Service but who has not become a Participant in the Plan because he was not an Eligible Employee shall become a Participant in the Plan upon the later of (i) the date he becomes an Eligible Employee as a result of a change in his employment status or (ii) the first Entry Date upon which he would have become a Participant if he had been an Eligible Employee;
(c) An Eligible Employee who had met the service requirements of this Section to become a Participant in the Plan but who terminated employment prior to the Entry Date upon which he would have become a Participant shall become a Participant upon the later of (i) the date of his reemployment or (ii) the Entry Date upon which he would have become a Participant if he had not terminated employment; and
(d) Except as otherwise provided in the Plan, a Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer be credited with Accrual Service or otherwise accrue additional benefits hereunder unless and until he shall again become an Eligible Employee.
(e) All Eligible Employees with Employment Commencement Dates or Reemployment Commencement Dates occurring on or after January 1, 2009 shall be eligible to Participate in the Plan, subject to the otherwise applicable eligibility provisions contained herein, but, in lieu of the benefits described in Articles V, VI, and VII, shall, subject to Appendix D, participate in (i) the Dynegy Portable Retirement Benefits described in Appendix A, or (ii) Appendix C, if applicable.
3.2 Participation Service. An individual completes one year of Participation Service on the last day of the Employment Year during which he completes 1,000 Hours of Service.
3.3 Disabled Participants. Notwithstanding any provision of the Plan to the contrary, a Participant who has been approved for benefits under a long term disability plan sponsored by the Employer (an “Employer LTD Plan”) shall be credited with Accrual Service, Compensation and Vesting Service under the Plan for any period during which such Participant is receiving such long term disability benefits; provided however, that any such crediting shall cease as of the earlier of (i) such Participant’s Annuity Starting Date or (ii) such Participant’s Normal Retirement Date. For purposes of the accruals described in the preceding sentence, a Participant’s Compensation pursuant to Section 1.1(o) immediately prior to the disability entitling him to benefits under an Employer LTD Plan shall be utilized.

IV. ACCRUAL SERVICE
4.1 Accrual Service.
(a) For the period preceding April 1, 1975, a Participant shall be credited with Accrual Service in an amount equal to all “Credited Service” credited to him for such period for accrual of benefit purposes under the Plan as it existed on or before March 31, 1975.
(b) From and after April 1, 1975, a Participant shall be credited with Accrual Service (which shall be measured in Employment Years and fractions of an Employment Year (rounded to the nearest whole month)) in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively except that (i) no credit shall be given for Periods of Service prior to the date the Participant first becomes a Participant in the Plan (except as provided in Paragraph (c) below), (ii) no credit shall be given for Periods of Service with a Controlled Entity that is not an Employer, and (iii) no credit shall be given for periods of absence for which a Participant receives credit pursuant to Section 6.3(c)(3).
(c) Paragraph (b) above notwithstanding, a Participant shall not be credited with Accrual Service for any period during which he does not meet the requirements of Section 3.1, or any period during which the Employer made contributions on his behalf to any other qualified pension or retirement plan (other than any defined contribution plan sponsored by the Employer or a Controlled Entity or the federal Social Security Act) if such period is used in calculating his retirement benefits under such pension or retirement plan; provided, however, that if such Participant was a participant in the DMG Plan (as defined in Appendix C) before December 31, 2007, his years of Accrual Service under the Plan shall be increased to include the number of years taken into account under the DMG Plan for benefit accrual purposes and the amount of his Accrued Benefit hereunder shall be determined in accordance with the provisions hereof using his total years of Accrual Service; and provided, further, however, that in no event may a Participant’s total years of Accrual Service as determined under this subparagraph be greater than the sum of (i) the service accrued by such Participant for benefit accrual purposes under the Collectively Bargained Plan and (ii) the Accrual Service accrued by such Participant under this Plan.
4.2 Effect of Termination of Employment and Reemployment on Accrual Service.
(a) In the case of an individual who incurs a Severance from Service Date at a time when he has a 0% Vested Interest and who is subsequently reemployed by an Employer or a Controlled Entity, such individual’s Accrual Service prior to his termination of employment shall be disregarded if (i) his Period of Severance equals or exceeds five years or (ii) his Period of Severance equals or exceeds one year but is less than five years and he is not employed by the Employer or a Controlled Entity on the first anniversary of his Reemployment Commencement Date.
(b) In the case of an individual who incurs a Severance from Service Date at a time when he has a 100% Vested Interest, but whose Annuity Starting Date has not yet occurred as of his Reemployment Commencement Date, such individual’s Accrual Service as of his Severance from Service Date will be disregarded after his reemployment if his Reemployment Commencement Date occurs after a one year Period of Severance and he is not employed by the Employer or a Controlled Entity on the first anniversary of his Reemployment Commencement Date.
(c) Accrual Service may also be disregarded pursuant to the provisions of Section 6.4.

V. RETIREMENT BENEFITS
5.1 Normal Retirement.
(a) Subject to Section 5.1(b), a Participant whose employment with the Employer and all Controlled Entities is terminated, for a reason other than death, on or after his Normal Retirement Date shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Article VIII, that is based upon a Pension commencing on the Participant’s Annuity Starting Date, each monthly payment of such Pension being equal to the greater of the following amounts:
(1) The amount of the Participant’s benefit as of December 31, 1991, disregarding Accrual Service, Compensation, and any other changes occurring after that date; or
(2) An amount equal to (i) 2% of the Participant’s Average Monthly Compensation (the “Base Formula”) minus 1-2/3% of his Social Security Benefit (the “Offset”), multiplied by (ii) his years of Accrual Service (not to exceed thirty years).
(b) Notwithstanding anything to the contrary in Section 5.1(a):
(1) The maximum Offset will not be greater than 50% of the Base Formula, multiplied by a fraction (not to exceed one), the numerator of which is the Participant’s Average Monthly Compensation, and the denominator of which is the Participant’s Final Average Monthly Compensation;
(2) In no event shall a Participant’s Accrued Benefit be less than his Vested Value (as defined in Section 8.12); and
(3) Any increase in the Social Security Taxable Wage Base or benefit level payable under Title II of the federal Social Security Act occurring after the later of (i) September 2, 1974 or (ii) the earlier of the date the Participant’s or his beneficiary’s Annuity Starting Date or the date a Participant separates from service with a nonforfeitable right to a benefit under the Plan, shall not effect a decrease of the Participant’s Accrued Benefit as determined in accordance with this Section 5.1.
(c) In the event a Participant remains employed beyond his Normal Retirement Date:
(1) The Committee shall furnish any Participant whose employment with the Employer or any Controlled Entity continues beyond his Normal Retirement Date (or resumes his employment after his Normal Retirement Date, but prior to commencement of the payment of his retirement benefit) with the notification described in Department of Labor Regulation section 2530.203-3. Upon such Participant’s subsequent termination of employment, his retirement benefit payable pursuant to Article VIII shall be increased to the extent required, if at all, under such regulations as provided in Paragraph (2) below to avoid the effecting of a prohibited forfeiture of benefits by reason of the suspension of benefits during such Participant’s post Normal Retirement Date employment.

(2) A Participant described in Paragraph (c)(1) above shall be entitled to a retirement benefit equal to the greater of:
(A) his Accrued Benefit determined pursuant to the applicable provisions of the Plan through the date of his subsequent termination of employment; or
(B) the Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.
(3) Further, such Participant’s retirement benefit payable pursuant to Section 5.1(c) shall be increased to the extent required, if at all, under Code Section 401(a)(9)(C)(iii) in the event his employment or reemployment continues after April 1 of the year immediately following the year he attains age seventy and one-half.
5.2 Early Retirement.
(a) A Participant whose employment with the Employer and all Controlled Entities is terminated, for a reason other than death, on or after his Early Retirement Date and prior to his Normal Retirement Date, shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Article VIII, that is based upon a Pension commencing on the Participant’s Annuity Starting Date, each monthly payment of such Pension being computed in the manner provided in Section 5.1(a) (subject to Section 5.1(b) considering his Average Monthly Compensation, Social Security Benefit, and Accrual Service to the date of his termination of employment.
(b) A Participant entitled to a benefit pursuant to Paragraph (a) may, by request to the Committee in the form prescribed by the Committee, commence his benefit as of the first day of the month coinciding with or next following the date of his Retirement, or as of the first day of any subsequent month which precedes his Normal Retirement Date, provided, that such request must be received by the Committee not less than thirty days prior to the proposed date of commencement of the benefit (unless such thirty days’ notice is waived by the Committee in its discretion), and the value thereof shall be based upon a Pension commencing on the date so requested, each monthly payment of such Pension being computed in the manner provided in Paragraph (a) above, provided that:

(1) the portion of his retirement benefit attributable to the Base Formula shall be reduced in accordance with the following table:

Age at Annuity Starting Date	Early Retirement Factors

62-64	1.00
61.96
60.92
59.82
58.76
57.70
56.64
55.58
(2) the portion of his retirement benefit attributable to the Offset shall be multiplied by the appropriate factor from the following table:

Years Between Annuity
Starting Date and Normal	Early Retirement Reduction Factors
Retirement Date	Social Security Retirement Age
	65	66	67

0	1.0000	1.0000	1.0000
1	1.0000	1.0000	1.0000
2	1.0000	1.0000	1.0000
3	1.0000	1.0000	1.0000
4.9167		.9091	.9500
5.8333		.8646	.9000
6.7917		.8182	.8500
7.7500		.7727	.8000
8.7083		.7273	.7500
9.6667		.6818	.6880
10.6250		.6225	.6320
If the Participant’s Annuity Starting Date is a fractional number of years prior to his Normal Retirement Date, the appropriate factor with respect to the tables in subparagraphs (1) and (2) above shall be determined by interpolation.
(c) Notwithstanding any provision of the Plan to the contrary, but solely for the purpose of determining a Participant’s eligibility to receive a benefit pursuant to Paragraph (a) (and for purposes of determining a Participant’s eligibility to receive a benefit under any Appendix to the Plan conditioned upon the attainment of age 55 while in the employ of the Employer), and not for purposes of determining a Participant’s Accrued Benefit, a Participant who was a Participant immediately prior to December 15, 1999 will be treated as though he is employed by the Employer during any period that he is employed by Amergen or any Amergen Affiliate on and after December 15, 1999; provided, however, that the foregoing provisions of this sentence shall apply only with respect to benefits payable following the Participant’s termination of employment with Amergen or any Amergen Affiliate.

VI. SEVERANCE BENEFITS AND DETERMINATION OF VESTED
INTEREST
6.1 No Benefits Unless Herein Set Forth. Except as set forth in this Article, upon termination of employment of a Participant for any reason other than Retirement or death, such Participant shall acquire no right to any benefit from the Plan or the Fund.
6.2 Severance Benefit.
(a) Each Participant whose employment is terminated for any reason other than Retirement or death shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Article VIII, that is based upon a Pension commencing on the Participant’s Annuity Starting Date, each monthly payment of such Pension being equal to the product of such Participant’s Vested Interest multiplied by the amount computed in the manner provided in Section 5.1(a) (subject to Section 5.1(b), considering his Average Monthly Compensation, Social Security Benefit, and Accrual Service to the date of his termination of employment.
(b) A Participant who is entitled to a benefit pursuant to Paragraph (a) may, by request to the Committee in the form prescribed by the Committee, commence his benefit as of the first day of the month coinciding with or next following his fifty-fifth birthday, or as of the first day of any subsequent month which precedes his Normal Retirement Date, provided, that such request must be received by the Committee not less than thirty days nor more than one hundred eighty (180) days prior to the proposed date of commencement of the benefit (unless such thirty days’ notice is waived by the Committee in its discretion). The value of such Participant’s severance benefit shall be based upon a Pension commencing on the first day of the month so requested, each monthly payment of such Pension being computed in the manner provided in Paragraph (a) above, but multiplied by the appropriate factor from the following table:

Duration in Years of Interval
Between the Annuity Starting Date
and Normal Retirement Date	Reduction Factor

0	1.000
1.914
2.839
3.771
4.712
5.659
6.611
7.570
8.531
9.497
10.466

If the Participant’s Annuity Starting Date is a fractional number of years prior to his Normal Retirement Date, then the appropriate factor under the table above shall be determined by interpolation.
(c) A Participant’s Vested Interest shall be determined by such Participant’s full years of Vesting Service in accordance with the following schedule:

Full Years of
Vesting Service	Vested Interest

Less than 5 years	0%
5 years or more	100%
(d) Paragraph (c) above notwithstanding, a Participant shall have a 100% Vested Interest upon attainment of his Early Retirement Date while employed by the Employer or a Controlled Entity.
(e) A Participant who is an employee of Dynegy Midstream Services, Limited Partnership (“DMS, LP”) as of the closing date of the sale, shall have a 100% Vested Interest upon attainment of his Early Retirement Date while employed by the Employer or a Controlled Entity.
6.3 Vesting Service.
(a) For Employment Years beginning prior to the Effective Date, subject to the remaining provisions of this Section, an individual shall be credited with Vesting Service in an amount equal to all Service credited to him for vesting purposes for such years under the terms of the Plan as it existed on the day prior to the Effective Date.
(b) For Employment Years beginning on or after the Effective Date, subject to the remaining provisions of this Section, an individual shall be credited with one year of Vesting Service for each Employment Year for which he is credited with 1,000 or more Hours of Service.
(c) Subject to (1) through (7) below, in the case of an individual who terminates employment and has any One-Year Break-in-Service, years of Vesting Service completed prior to such One-Year Break-in-Service shall be disregarded in determining such individual’s years of Vesting Service until such individual completes one year of Vesting Service after his return.
(1) In the case of an individual who terminates employment at a time when he has a 0% Vested Interest in his Accrued Benefit and who then incurs a number of consecutive One-Year Breaks-in-Service that equals or exceeds the greater of five years or his aggregate number of years of Vesting Service completed before such One-Year Breaks-in-Service, such individual’s years of Vesting Service completed before such One-Year Breaks-in-Service shall be disregarded in determining his years of Vesting Service.
(2) In the case of an individual who incurs a One Year Break-in-Service after December 31, 1975 at a time when he has a 100% Vested Interest in his Accrued Benefit, years of Vesting Service completed prior to such One Year Break-in-Service shall be added to years of Vesting Service with which the individual is credited after such One Year Break-in-Service.

(3) An individual who is on a leave of absence duly authorized in accordance with customary personnel practices and policies of the Employer shall be credited with Vesting Service for the period of authorized leave if he returns to work immediately upon the expiration of such period.
(4) If the employment of a Participant shall have been terminated prior to January 1, 1976 and he shall have been reemployed thereafter (whether before or after such date), his period of prior employment shall be included in his Vesting Service only if, and to the extent, provided in the Plan as in effect on December 31, 1975.
(5) An individual shall not be credited with more than one year of Vesting Service in any Employment Year.
(6) An individual who completes more than 500 but less than 1,000 Hours of Service in an Employment Year shall not accrue any Vesting Service during such year but also shall not incur a One-Year Break-in-Service.
(7) Notwithstanding any provision in the Plan to the contrary, for purposes of determining a Participant’s Vesting Service, an individual who was a Participant immediately prior to December 15, 1999 and who became employed by Amergen or any Amergen Affiliate on such date shall be credited with Vesting Service in accordance with the terms of the Plan for all periods of employment with Amergen or any Amergen Affiliate on and after December 15, 1999 as if such individual’s employer were an Employer under the Plan during such period.
6.4 Cash-Outs and Forfeitures.
(a) If a Participant terminates employment with the Employer and has a 0% Vested Interest or receives a lump sum distribution pursuant to Section 8.5 or 8.6, such Participant’s Accrual Service prior to such termination shall be disregarded and such Participant’s nonvested Accrued Benefit shall become a forfeiture as of the date of such distribution (or as of the date of termination of employment if the Participant has a 0% Vested Interest with such Participant being considered to have received a distribution of zero dollars on the date of his termination of employment).
(b) Paragraph (a) above notwithstanding, if such terminated Participant is subsequently reemployed by the Employer or a Controlled Entity and the Participant had a 0% Vested Interest at the time of his termination, the Accrual Service that was disregarded and the forfeiture that occurred pursuant to Paragraph (a) above shall be restored as of the Reemployment Commencement Date unless such Accrual Service is disregarded pursuant to the provisions of Section 4.2(a).

VII. DEATH BENEFITS
7.1 Before Annuity Starting Date.
(a) Except as provided in Paragraphs (b), (c), (d), (e), and (f) below and in Section 7.3, no benefits shall be paid pursuant to this Plan with respect to any Participant who dies prior to his Annuity Starting Date.
(b) A married Participant with an Eligible Surviving Spouse shall have a survivor annuity paid to his Eligible Surviving Spouse in the event such Participant dies (i) after he attains age fifty but before his Annuity Starting Date and (ii) while employed by the Employer or a Controlled Entity or while receiving a Company-provided disability allowance. The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse in an amount equal to 50% of the monthly amount that the Participant would have been eligible to receive under Section 5.2(a) as if he had retired on the date of his death under circumstances described in Section 5.2(a) and had elected to receive a benefit for his life alone, except that no reduction shall be made (i) under Section 5.2(b) to reflect that payment of his benefits would commence prior to his Normal Retirement Date, or (ii) to reflect payment of his Accumulation under Section 7.3; provided, however, that if the Eligible Surviving Spouse is more than ten years younger than the Participant, the amount of the annuity payable to such spouse shall be reduced by one-half of one percent thereof for each year in excess of ten years difference in their ages. Payment of the survivor annuity provided by this Paragraph shall begin as of the first day of the month coinciding with or next following the Participant’s date of death and shall end with the last payment made before the death of the Eligible Surviving Spouse.
(c) A married Participant who has received credit for at least one Hour of Service on or after August 23, 1984, who dies leaving an Eligible Surviving Spouse (i) on or after January 1, 1989, (ii) while employed by the Employer or a Controlled Entity or while receiving a Company-provided disability allowance, (iii) at a time when he has a 100% Vested Interest in his Accrued Benefit under the Plan, (iv) prior to attaining the age of fifty, and (v) before his Annuity Starting Date shall have a survivor annuity paid to his Eligible Surviving Spouse. The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse in an amount equal to 50% of the monthly amount (or the Actuarial Equivalent of such amount in the case of a Participant who has an Accumulation at the date of his death) that the Participant would have been entitled to receive under Section 5.2(a) (payable in the form set forth in Section 8.3(a), without any reduction to reflect payment of his Accumulation under Section 7.3 and reduced as set forth under Section 5.2(b) to reflect the fact that payments commenced before the Participant’s Normal Retirement Date), as if the Participant had terminated his employment with the Employer on the date of his death, survived to his fifty-fifth birthday and then commenced receiving such early retirement benefit and died on the day after he would have attained age fifty-five.
Payment of the survivor annuity provided by this Paragraph shall (i) in the case of a Participant who has an Accumulation at the date of his death, begin on the first day of the month following the Participant’s death and end with the last payment made before the Eligible Surviving Spouse’s death, and (ii) in the case of a Participant who does not have an Accumulation at the date of his death, begin on the first day of the month in which the Participant would have attained age fifty-five and end with the last payment made before the Eligible Surviving Spouse’s death.

(d) If a Participant’s employment with the Employer has terminated on or after his Early Retirement Date and the Participant subsequently dies leaving an Eligible Surviving Souse prior to his Annuity Starting Date, then a survivor annuity shall be paid to his Eligible Surviving Spouse. The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse in a monthly amount equal to the monthly amount that would have been payable to such Eligible Surviving Spouse if the Participant had commenced receiving his Accrued Benefit in the form described in Section 8.3(a) on the first day of the month preceding his death and reduced to reflect any withdrawal of his Accumulation under Section 8.12. Payment of the survivor annuity provided by this Paragraph shall begin as of the first day of the month following the Participant’s death and end with the last payment made before the Eligible Surviving Spouse’s death.
(e) If a Participant terminates employment with the Employer before his Early Retirement Date and at a time when he has a 100% Vested Interest in his Accrued Benefit under the Plan, and if the Participant subsequently dies on or after January 1, 1989, prior to his Annuity Starting Date and leaving an Eligible Surviving Spouse, then a survivor annuity shall be paid to his Eligible Surviving Spouse. The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse.
(1) If the Participant dies on or prior to his Early Retirement Date, the monthly amount of such annuity shall be equal to 50% of the monthly amount (or the Actuarial Equivalent of such amount in the case of a Participant who has an Accumulation at the date of his death) that the Participant would have been eligible to receive under Section 5.2(a) (payable in the form set forth in Section 8.3(a), and reduced (i) to reflect any withdrawal of his Accumulation under Section 8.12 and (ii) as set forth under Section 5.2(b) to reflect the fact that payments commence before the Participant’s Normal Retirement Date), as if the Participant had survived to his Early Retirement Date, and then commenced receiving such early retirement benefit, and died on the day after his Early Retirement Date.
(2) If the Participant dies after his Early Retirement Date, the monthly amount of such annuity shall be equal to 50% of the monthly amount that the Participant would have been eligible to receive under Section 5.2(a) (payable in the form set forth in Section 8.3(a), and reduced (i) to reflect any withdrawal of his Accumulation under Section 8.12 and (ii) as set forth under Section 5.2(b) to reflect the fact that payments commence before the Participant’s Normal Retirement Date), as if the Participant had retired and commenced receiving such early retirement benefit on the day before the date of his death.
In the case of a Participant who has an Accumulation at the date of his death, any annuity that is payable pursuant to this Paragraph shall commence on the first day of the month following the Participant’s death and shall terminate with the last payment made before the Eligible Surviving Spouse’s death. In the case of a Participant who does not have an Accumulation at the date of his death, any annuity that is payable pursuant to this Paragraph shall commence as of the later to occur of (i) the first day of the month following the date of his death, and (ii) the first day of the month in which the Participant would have attained his fifty-fifth birthday, and shall terminate with the last payment made before the Eligible Surviving Spouse’s death.

(f) Any Plan provisions to the contrary notwithstanding, in the absence of consent by the Participant’s Eligible Surviving Spouse, payment of any survivor annuity payable to such spouse pursuant to this Section may not begin prior to the date such Participant would have reached his Normal Retirement Date.
7.2 After Annuity Starting Date. With respect to any Participant who dies on or after his Annuity Starting Date, whether or not payment of his benefit has actually begun, the only benefit payable pursuant to this Plan shall be that, if any, provided for his beneficiary pursuant to the form of benefit he was receiving or about to receive in accordance with Article VIII.
7.3 Payment of Accumulation.
(a) If a Participant dies before his Annuity Starting Date, his Accumulation will be paid to his beneficiary designated pursuant to Paragraph (b) below in a single lump sum. If a Participant dies after his Annuity Starting Date, if he did not withdraw his Accumulation prior to his death pursuant to Section 8.12, and if payment of his benefits under the Plan are not to be continued following his death to his spouse or the contingent annuitant pursuant to Sections 7.1(d), 7.1(e), 8.3(a), 8.3(b) or 8.5(a), the excess, if any, of his Accumulation as of his Annuity Starting Date over the sum of the benefits paid to him under the Plan as of the date of his death, if any, shall be paid in a lump sum to the beneficiary designated by the Participant pursuant to Paragraph (b) below. If a Participant referred to in the preceding sentence dies after his Annuity Starting Date, upon the death of the second to die of the Participant and his contingent annuitant or surviving spouse, the excess, if any, of the Participant’s Accumulation at his Annuity Starting Date over the sum of the benefits paid to him and his contingent annuitant or spouse shall be paid in a lump sum to the beneficiary designated by the Participant pursuant to Paragraph (b) below.
(b) Subject to Section 8.4(c), each Participant shall have the right to designate the beneficiary or beneficiaries to receive any amounts payable under Paragraph (a) above in the event of the death of the Participant and his contingent annuitant or surviving spouse, if applicable. Successive designations may be made by the Participant, and the last designation received by the Committee prior to the death of the Participant shall be effective and shall revoke all prior designations. If a designated person shall die before the date for payment pursuant to Paragraph (a) above, then his interest shall terminate, and, unless otherwise provided in the Participant’s designation, such interest shall be paid in equal shares to those designated beneficiaries, if any, who are living on such date for payment. The Participant shall have the right to revoke the designation of any beneficiary without the consent of the beneficiary. Designations pursuant to this Paragraph shall be made on the form prescribed by the Committee and shall be filed with the Committee. If a Participant shall fail to designate a beneficiary for purposes of this Paragraph, if such designation shall for any reason be illegal or ineffective, or if no beneficiary designated by the Participant for purposes of this Paragraph shall be living on the date for payment pursuant to Paragraph (a) above, then the designated beneficiary to receive the amount payable pursuant to Paragraph (a) shall be: (i) if the Participant leaves a surviving spouse, any such amount shall be paid to such surviving spouse; and (ii) if the Participant leaves no surviving spouse, any such amount shall be paid to such Participant’s executor or administrator or to his heirs-at-law if there is no administration of such Participant’s estate.
7.4 Cash-Out of Death Benefit. If a Participant dies prior to his Annuity Starting Date, his surviving spouse or other beneficiary is entitled to a death benefit pursuant to this Article and the Actuarially Equivalent present value of such death benefit is not in excess of $1,000, such present value shall be paid to such surviving spouse or other beneficiary in a lump sum payment in lieu of any other benefit herein provided and without regard to the spousal consent requirement of Section 7.1. Any such payment shall be made as soon as administratively feasible following the Participant’s date of death.

VIII. TIME AND FORM OF PAYMENT OF BENEFITS
8.1 Time of Payment of Benefits. Payment of benefits under the Plan to a Participant (other than death benefits payable pursuant to Article VII) shall commence as of such Participant’s Annuity Starting Date, determined as follows, but the first payment shall be made no earlier than the expiration of the election period described in Section 8.2(c)(4):
(a) Except as provided in Paragraph (d) below, with respect to any Participant who is to receive his normal retirement benefit pursuant to Section 5.1(a), such Participant’s Annuity Starting Date shall be the first day of the month coincident with or next following the date of such Participant’s Retirement.
(b) Except as provided in Paragraph (d) below, with respect to any Participant who is to receive his early retirement benefit pursuant to Section 5.2(a), such Participant’s Annuity Starting Date shall be the first day of the month coincident with or next following his Normal Retirement Date, or, if an earlier commencement date is elected pursuant to Section 5.2(b), such Participant’s Annuity Starting Date shall be the first day of the month so requested.
(c) Except as provided in Paragraph (d) below, with respect to any Participant who is to receive his severance retirement benefit pursuant to Section 6 2(a), such Participant’s Annuity Starting Date shall be the first day of the month coincident with or next following his Normal Retirement Date, or, if an earlier commencement date is elected pursuant to Section 6.2(b), such Participant’s Annuity Starting Date shall be the first day of the month so requested.
(d) With respect to any benefit payable pursuant to the provisions of Section 8.6, the Annuity Starting Date shall be the date determined by the Committee which shall be as soon as administratively feasible following the date of the Participant’s termination of employment.
8.2 Restrictions on Time of Payment of Benefits.
(a) Plan provisions to the contrary notwithstanding, a Participant’s Annuity Starting Date shall not occur:
(1) Unless such Participant consents (and, if such Participant is married, unless his spouse consents (with such consent being irrevocable)), in accordance with the requirements of Code Section 417 and applicable Treasury Regulations thereunder), prior to such Participant’s Normal Retirement Date, except that (i) consent of the Participant’s spouse under this Paragraph (a)(1) shall not be required if the Participant’s benefit is to be paid in the standard form of benefit described in Section 8.3, and (ii) no consent under this Paragraph (a)(1) shall be required if the Participant’s benefit is to be paid under Section 8.6;
(2) After the sixtieth day following the close of the Plan Year during which such Participant attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer and all Controlled Entities; or

(3) The Plan will cash-out each Participant’s Accrued Benefit, or will begin annuity payments, no later than the April 1 of the calendar year following the later of the calendar year in which he reaches age 70 1/2 or the year in which he retires, except that the Plan will make required annual payments to any participant who is a 5 percent (5%) owner even if he has not retired. The Plan will pay the Accrued Benefit over a period not extending beyond the Participant’s lifetime or life expectancy, or over a period not extending beyond the joint and last survivor life expectancies of the Participant and his spouse or other beneficiary.
(A) If the Participant dies before his Annuity Starting Date, the only preretirement death benefit payable under the Plan is the benefit payable to the Eligible Surviving Spouse (if any) under Article VII. The Plan will cash-out any survivor benefit with a present value not greater than $1,000, or will begin annuity payments of benefits with a greater present value, no later than the end of the Plan Year during which the Participant would have reached age 70 1/2. Payments will cease as of the spouse’s date of death.
(B) If the Participant dies after his Annuity Starting Date, his remaining Accrued Benefit will be paid at least as rapidly as under the method of payment in effect before his death.
(C) The intent of this Section is that the beginning dates and payment periods of benefits payable to each Participant and beneficiary will be within the limitations permitted under Code Section 401(a)(9) and will comply with Treasury Regulations published on April 17, 2002 and June 15, 2004, as they may thereafter be amended, including the minimum incidental death benefit requirement. If there is any discrepancy between this Section and Code Section 401(a)(9), that Code section will prevail.
(b) Payment of a death benefit pursuant to Article VII, (i) if payable to other than the Participant’s spouse, must commence no later than the last day of the calendar year following the calendar year in which such Participant died or (ii) if payable to the surviving spouse, must commence no later than the later of (1) the last day of the calendar year following the calendar year in which such Participant died or (2) the last day of the calendar year in which such Participant would have attained the age of 70 1/2, unless such surviving spouse dies before payments commence, in which case the commencement of payment may not be deferred beyond the last day of the calendar year following the calendar year in which such surviving spouse died.
(c) Benefit Notice and Commencement Rules.
(1) Except as provided in Paragraphs (c)(2) and (c)(3) below, within the period of time commencing one hundred eighty (180) days, and ending thirty (30) days, prior to his Annuity Starting Date, the Committee shall give each Participant a written notice that Plan benefits thereafter payable will be in the form of a joint and survivor annuity under Section 8.3(a) in the case of a married Participant unless the Participant makes a Qualified Election within the applicable Election Period to receive Plan benefits payable under the Plan in another form. In the case of a Participant who is not married, the notice shall inform him that Plan benefits will be paid in the form of an applicable life annuity under Section 8.3(b) unless a Qualified Election is made for another form of benefit payable under the Plan. Such notice shall also provide written explanation of (i) the terms and conditions of the applicable standard form of annuity; (ii) the Participant’s right to make, and the effect of, an election to waive the applicable standard annuity form of benefit; (iii) the relative values of the applicable optional forms of benefit available; (iv) the rights of a Participant’s spouse; (v) the right to make, and the effect of, a revocation of a previous election to waive the applicable standard form of annuity; (vi) if applicable, the right to defer the Annuity Starting Date; and (vii) if applicable, the right to a Direct Rollover pursuant to Section 8.7.

(2) In the event the written notice described in Paragraph (c)(1) above is provided to a Participant before his Annuity Starting Date but less than thirty (30) days prior to such date, such Participant (with the consent of his spouse, if he is married) may elect, on a properly completed election form provided by the Committee, to waive the minimum thirty (30) day notice period described in Paragraph (c)(1) above, provided the following conditions are met:
(A) The Committee provides descriptive information to the Participant clearly indicating that he has the right to at least thirty (30) days to consider whether to waive the applicable standard form of annuity and elect an alternative form of benefit available to him under the Plan;
(B) The Participant is permitted to revoke an election made pursuant to (A) above at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven (7)-day period which begins on the day immediately following the date the written notice described in Paragraph (c)(1) above is provided to the Participant and distribution in accordance with such election does not commence prior to the expiration of such seven (7)-day period; and
(C) The Participant’s Annuity Starting Date is after the date such written notice is provided to the Participant.
The Participant’s Annuity Starting Date may be prior to the date the Participant makes any affirmative benefit distribution election pursuant to this Paragraph (c)(1) and prior to the date distribution is permitted to commence pursuant to (B) above, provided that, except in a case due solely to administrative delay, distribution pursuant to such election shall commence not more than one hundred eighty (180) days after the written notice described in Paragraph (c)(1) above is provided to the Participant.
(3) In accordance with the conditions and requirements of this Paragraph (c)(3) and of Code Section 417(a)(7) and the Treasury Regulations promulgated thereunder, a Participant who is eligible to do so may elect a retroactive annuity starting date with respect to the distribution of his retirement benefit. For purposes of the Plan, a retroactive annuity starting date (“RASD”) means an Annuity Starting Date affirmatively elected by a Participant which is on or before the date the written notice described in Paragraph (c)(1) above is provided to the Participant.

(A) A Participant shall be eligible to elect a RASD only if the following requirements and conditions are met:
(i) The Participant has requested the written notice described in Paragraph (c)(1) above prior to his Annuity Starting Date and, solely due to administrative delay, such written notice is provided to the Participant on or after his Annuity Starting Date;
(ii) The Participant’s retirement benefit payments have not commenced;
(iii) The Participant’s elected RASD is not prior to the date of his termination of employment,
(iv) The Participant’s spouse (including an alternate payee who is treated as such spouse under an order the Committee has determined to be a qualified domestic relations order), determined as if the date distributions are to commence was the Participant’s Annuity Starting Date, consents to the distribution in a Qualified Election; provided, however, such spousal consent is not applicable if the amount of the survivor annuity payments for such spouse under the RASD election are not less than the amount of the survivor annuity payments for such spouse under the applicable standard form of annuity with an Annuity Starting Date after the date the written notice described in Paragraph (c)(1) above is provided to the Participant;
(v) Any distribution (including appropriate interest adjustments) based on the RASD must satisfy the requirements of Code Section 415 if the date the distribution is to commence is substituted for the Annuity Starting Date for all purposes, including for purposes of determining the Applicable Interest Rate and the Applicable Mortality Table; provided, however, satisfaction of such requirement is not required in the case of a distribution in the form of an annuity described in Section 8.3 or Section 8.5 and the date such distribution is to commence in any such form is twelve (12) months or less from the RASD; and
(vi) In the case of a form of retirement benefit distribution which would have been subject to the present value requirements of Code Section 417(e)(3) if such distribution had actually commenced as of the RASD, such distribution must be not less than the retirement benefit produced by application of the Applicable Interest Rate and the Applicable Mortality Table determined as of the date distribution is to commence to the annuity form which corresponds to the annuity form used to determine the retirement benefit amount as of the RASD.

(B) The future payments of retirement benefit to the Participant must be the same as the future payments of retirement benefit which would have been paid to the Participant if such payments had actually commenced on the RASD and the Participant must receive a make-up payment to reflect the missed payment or payments for the period between the RASD and the date of the actual make-up payment (with an appropriate adjustment for interest at the Applicable Interest Rate for such period on such missed payment or payments);
(C) The written notice described in Paragraph (c)(1) above must generally be provided to the Participant not less than thirty (30) days nor more than one hundred eighty (180) days prior to the date of the first payment pursuant to the Participant’s election of an RASD and such election must be made after such written notice is provided but on or prior to the date of such first payment; provided, however, such written notice may be provided less than thirty (30) days prior to the date of such first payment if the requirements of Paragraph (c)(2) above would be satisfied when such date is substituted for the Annuity Starting Date in applying the requirements of such Paragraph other than the requirements described in the final sentence of such Paragraph; and, provided, further, that, except in a case due solely to administrative delay, the date of such first payment shall be not more than one hundred eighty (180) days after such written notice is provided to the Participant.
(4) For purposes of this Section 8.2(c), the following defined terms have the meanings provided below where such terms are used in the initially capitalized form:
(A) The term “Election Period” shall mean, subject to the modifications under certain circumstances described in Paragraphs (c)(2) and (c)(3) above, the one hundred eighty (180) day period ending on the Participant’s Annuity Starting Date.
(B) The term “Qualified Election” shall mean an election to waive the applicable standard form of annuity and to elect or waive the Qualified Optional Survivor Annuity. The Participant’s election must be in writing and, if he is married, must be consented to by his spouse. The spouse’s consent to an election must acknowledge the applicable standard form of annuity and the spouse must acknowledge such consent before a notary public or Plan representative. The waiver must state the specific beneficiary applicable (including any class of beneficiaries). Such election may not be changed without further spousal consent Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located, an election will be deemed a Qualified Election. Also, if the Participant is legally separated or has been abandoned (within the meaning of applicable law) and the Participant has a court order to such effect, spousal consent is not required. Any consent necessary under this Paragraph (4)(B) will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior election may be made by a Participant without the consent of the spouse at any time during the applicable Election Period. The number of revocations shall not be limited. Any new election of an optional form of benefit will require new spousal consent. The preceding sentence shall not apply if such election is back to the applicable standard form of annuity.

(d) Subject to the provisions of Paragraphs (a)(2) and (a)(3), a Participant’s Annuity Starting Date shall not occur while the Participant is employed by the Employer or any Controlled Entity.
(e) Section 8.1 and Paragraphs (a)(1) and (a)(2) above notwithstanding, but subject to the provisions of Paragraph (a)(3) above, a Participant, other than a Participant whose Actuarially Equivalent present value of his Vested Interest in his Accrued Benefit is not in excess of $1,000, must file a claim for benefits in the manner prescribed by the Committee before payment of his benefits will commence. In the event that the requirement in the preceding sentence delays the commencement of payment of a Participant’s benefits to a date after his Normal Retirement Date, such Participant’s benefit shall not be less than the Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.
8.3 Standard Form of Benefit for Participants. For purposes of Article V or VI the following standard forms of benefit shall apply:
(a) The standard form of benefit for any Participant who is married on his Annuity Starting Date shall be an annuity pursuant to which the Participant shall receive the greater of (i) a joint and survivor annuity which is the Actuarial Equivalent of the Pension described in paragraph (b) and which is payable for the life of the Participant with a survivor annuity for the life of the Participant’s spouse that shall be one-half the amount of the annuity payable during the joint lives of the Participant and the Participant’s spouse and (ii) the Pension determined under Article V or VI hereof, as applicable, multiplied by a factor of .9000 reduced by.0050 for each year by which the Participant’s spouse is more than ten years younger than the Participant, and such spouse shall receive a benefit equal to one-half of the amount of the annuity payable during the joint lives of the Participant and such spouse.
(b) The standard form of benefit for any Participant who is not married on his Annuity Starting Date shall be the Pension described in Section 8.5(b), determined in accordance with Article V or VI, whichever is applicable to such Participant.
8.4 Election Concerning Form of Benefit. Any Participant who would otherwise receive the standard form of benefit described in Section 8.3 may elect not to take his benefit in such form by properly executing and filing the benefit election form prescribed by the Committee during the Election Period described in Section 8.2(c)(4)(A) as a Qualified Election as described in Section 8.2(c)(4)(B).

8.5 Alternative Forms of Benefit. For purposes of Article V or VI, the benefit for any Participant who has elected pursuant to Section 8.4 not to receive his benefit in the standard form set forth in Section 8.3 or the Qualified Optional Survivor Annuity, shall be paid in one of the following alternative forms described below selected by such Participant, or, in the absence of such selection, by the Committee prior to his Annuity Starting Date; provided, however, that the period and method of payment of such form shall be in compliance with the provisions of Code Section 401(a)(9) and applicable Treasury Regulations thereunder:
(a) Joint and Survivor Option.
(1) Except as otherwise provided in this Paragraph (a), a Participant may elect to receive an annuity payable for the life of the Participant with a survivor annuity (with monthly payments under such survivor annuity equal to 1%, 50%, 75% or 100%, as specified by the Participant in his election of this option, of such Participant’s monthly benefit) to the beneficiary designated by such Participant in accordance with Section 8.10 for such designated beneficiary’s remaining lifetime. The benefit elected under this clause (1) shall be the Actuarial Equivalent of the Pension referred to in Section 8.3(b).
(2) Notwithstanding the foregoing, the following rules will apply to a joint and survivor option elected under this Paragraph (a):
(A) If a Participant elects a joint and survivor option with a survivor benefit equal to 50% or more of the monthly benefit that he will receive during his lifetime, then the Participant will receive a reduced series of annuity payments that is the Actuarial Equivalent of the benefit computed under Section 8.3(a) (or that would be computed under Section 8.3(a) if the contingent annuitant was the Participant’s spouse).
(B) If a Participant elects a joint and survivor option with a survivor benefit equal to less than 50% of the monthly benefit that he will receive during his lifetime, then the Participant will receive a reduced series of annuity payments that is the sum of:
(i) the benefit computed under Section 8.5(a)(1), plus
(ii) an additional amount determined by dividing one minus the elected survivor benefit percentage by 50% and multiplying the quotient by the excess of the benefit computed under Section 8.3(a) (or that would be computed under Section 8.3(a) if the contingent annuitant was the Participant’s spouse) over the benefit computed under Section 8.5(a)(1), and
(C) Notwithstanding the provisions of clause (B) above, the reduced series of annuity payments payable to a married Participant who names his spouse to whom he has been married for at least 12 consecutive months immediately prior to his Annuity Starting Date, as contingent annuitant, and who elects a joint and survivor option with a survivor benefit equal to less than 50% of the monthly benefit that he will receive during his lifetime shall be no less than the sum of:
(i) his Accrued Benefit as of January 1, 1990, converted into the selected joint and survivor option based upon the procedures applicable to the Plan immediately prior to such date, plus
(ii) his Accrued Benefit earned from January 1, 1990, to his retirement date converted into the selected joint and survivor option on a basis that is the Actuarial Equivalent of such Accrued Benefit.

(3) Any Plan provision to the contrary notwithstanding, the optional form of payment described in this Paragraph (a) shall become effective on the Participant’s Annuity Starting Date, except that such election will be automatically cancelled if either the Participant or his contingent annuitant dies before such Participant’s Annuity Starting Date. An election of such optional form cannot be modified or rescinded after the effective date thereof
(4) A Participant may not elect an optional form of benefit pursuant to this Paragraph (a) providing monthly benefits to a contingent annuitant who is other than his spouse unless the Actuarial Equivalent of the payments expected to be made to the Participant is more than 50% of the Actuarial Equivalent of the total payments expected to be made under such optional form. In no event, however, shall the amount of each monthly payment to a contingent annuitant exceed the amount of each monthly payment made to the Participant.
(b) Life Annuity. The Participant may elect to receive an annuity payable for the life of the Participant. The benefit elected under this Paragraph shall be the Actuarial Equivalent of the Pension referred to in Section 8.3(b). The optional form of payment described in this Paragraph shall become effective on the Participant’s Annuity Starting Date, except that such election will be automatically cancelled if the Participant dies before such date. An election of such optional form cannot be modified or rescinded after the effective date thereof
(c) Level Income Option. If payment of a Participant’s benefit commences prior to the earliest age as of which such Participant will become eligible for an Old-Age Insurance Benefit under the Social Security Act and such Participant’s benefits will be paid in the form of an annuity, then at the request of the Participant the amount of the payments of his benefit may be adjusted so that an increased amount will be paid prior to such age and a reduced amount thereafter; the purpose of this adjustment is to enable the Participant to receive from the Plan and under the Social Security Act an aggregate income in approximately a level amount for life. Such adjusted payments shall be the Actuarial Equivalent of the benefit otherwise payable to such Participant,
8.6 Cash-Out of Accrued Benefit. If a Participant terminates his employment with the Employer and all Controlled Entities and the Actuarially Equivalent present value of his Vested Interest in his Accrued Benefit is not in excess of $1,000, then such present value shall be paid to such terminated Participant in lieu of any other benefit herein provided and without regard to the consent requirements of Section 8.2(a)(l) and the election and spousal consent requirements of Section 8.2(c). Any such payment shall be made as soon as administratively feasible following such Participant’s termination of employment. The provisions of this Section shall not be applicable to a Participant following his Annuity Starting Date.

8.7 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee’s Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than 100% of the Participant’s Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.
8.8 Special Distribution Limitations.
(a) For purposes of this Section, the following terms shall have the following meanings:
(1) “Benefit” of a Participant includes (i) loans from the Plan in excess of the amounts set forth in Code Section 72(p)(2)(A); (ii) any periodic income from the Plan; (iii) any Plan withdrawal values payable to a living Participant; and (iv) any death benefits from the Plan not provided for by insurance on the Participant’s life.
(2) “Current Plan Liabilities” means with respect to a Plan Year the amount described in Code Section 412(1)(7) for such Plan Year.
(3) “Restricted Participant” includes with respect to a Plan Year any Participant who during such Plan Year is (i) either a “highly compensated employee,” as such term is defined in Code Section 414(q), or a “highly compensated former employee,” as such term is defined in Code Section 414(q)(6); and (ii) is one of the twenty-five most highly compensated nonexcludable employees and former employees, as defined in Treasury Regulation Section 1.401(a)(4)-12, based on compensation, within the meaning of Code Section 414(s), received from the Employer and Controlled Entities in the current or any other Plan Year.
(b) Subject to the provisions of Paragraph (c), the annual payments from the Plan to a Restricted Participant for a Plan Year may not exceed an amount equal to the annual payments that would be made on behalf of such Restricted Participant under (i) a single life annuity that is the Actuarial Equivalent of the sum of (1) the Restricted Participant’s Accrued Benefit and (2) the Restricted Participant’s Benefit under the Plan other than his Accrued Benefit and any Social Security supplement provided by the Plan and (ii) any Social Security supplement provided by the Plan.
(c) The provisions of Paragraph (b) shall not apply if (i) after payment to a Restricted Participant of his Benefit, the value of the assets of the Fund equals or exceeds 110% of the value of Current Plan Liabilities, (ii) the value of the Restricted Participant’s Benefit is less than 1% of the value of Current Plan Liabilities before payment of the Restricted Participant’s Benefit, or (iii) the present value of the Restricted Participant’s Benefit does not (and at the time of any prior distribution did not) exceed $5,000.

8.9 Cessation of Certain Payments if Liquidity Shortfall. Plan provisions to the contrary notwithstanding, no payment in excess of a life annuity payment as described in Code Section 401(a)(32)(B) shall be made during any period that the Plan has a “liquidity shortfall” (as defined in Code Section 430(j)(4)).
8.10 Beneficiaries and Joint Annuitants.
(a) Subject to the restrictions of Section 8.4, each Participant shall have the right to designate the beneficiary or beneficiaries or joint annuitant to receive any continuing payments in the event such Participant’s benefit is payable in a form whereby payments could continue beyond such Participant’s death. Each such designation shall be separate from the beneficiary designation under Section 7.3(b), and each such designation shall be made on the form prescribed by the Committee and shall be filed with the Committee. Any such designation may be changed at any time by such Participant by execution of a new designation form and filing such form with the Committee except that a joint annuitant cannot be changed after a Participant’s Annuity Starting Date.
(b) If a Participant’s designated joint annuitant dies before the Participant’s Annuity Starting Date, such Participant’s election of a form of benefit for the joint lives of the Participant and such joint annuitant shall be cancelled automatically and such Participant’s benefit shall be paid in the form of the standard benefit set forth in Section 8.3, unless a new election of an alternative form of benefit is made in accordance with the provisions of Section 8.4. The death of a joint annuitant following a Participant’s Annuity Starting Date shall not affect a Participant’s benefit election or permit such Participant to revoke such election.
8.11 Reemployment of Participants. In the event a Participant to whom payment of his retirement benefit under the Plan has commenced is reemployed by an Employer or a Controlled Entity, whether or not as an Eligible Employee, payment of his retirement benefit shall not be interrupted or otherwise adversely affected, but shall be subject to the terms and conditions of this Section 8.11.
(a) In the event a Participant is reemployed by an Employer or Controlled Entity, whether or not as an Eligible Employee, before payment of his retirement benefit has commenced, his benefit shall not commence during his period of reemployment, but shall be subject to the terms and conditions of Sections 5.1(c) and 8.2(d).
(b) If a Participant described above is reemployed as an Eligible Employee he shall resume benefit accruals pursuant to the applicable provisions of the Plan, subject to the modifications required by this Section 8.11. In this regard, the benefit accrual of such Participant during his reemployment shall be determined at the end of such period of reemployment to be the excess, if any, of the amount determined pursuant to the applicable provisions of the Plan over the Actuarial Equivalent of the Participant’s Accrued Benefit as of his Annuity Starting Date. Any such excess shall be applied as of the first retirement benefit payment after the Participant’s period of reemployment to increase such retirement benefit payment and each payment thereafter in the annuity form in which such Participant’s retirement benefit is being paid, together with an actuarial adjustment, if necessary, adequate to satisfy the requirements of Code Section 411(a) and Department of Labor Regulation Section 2530.203-3 concerning the delay in payment of the amount of such increase. In the event such Participant’s reemployment continues after April 1 of the year immediately following the year in which he attains age 70 1/2, an actuarial adjustment, if necessary, adequate to satisfy the requirements of Code Section 401(a)(9)(C)(iii) with respect to the delay in payment of the amount of such increase for periods after such April 1 shall be applied. In no event shall retirement benefit payments made prior to the date of such Participant’s reemployment or during his period of reemployment be taken into account with respect to his benefit accruals or retirement benefits payable after his reemployment or after his subsequent termination of employment.

8.12 Withdrawal of Accumulation.
(a) A Participant may not withdraw his Accumulation while he remains in the active employ of the Employer or a Controlled Entity, but a Participant whose employment has terminated and who has not begun to receive payment of his benefit under the Plan may withdraw his Accumulation. In that event, the benefit otherwise payable to the Participant under the Plan shall be determined pursuant to Paragraph (b) of this Section. Notwithstanding the preceding provisions of this Section, a Participant may not elect to withdraw his Accumulation unless the Participant’s spouse consents in writing to the Participant’s election to make such withdrawal, such consent acknowledges the effect of such election, and such consent is witnessed by a representative of the Plan or a notary public, unless the Participant establishes to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, such spouse cannot be located, or under such other circumstances as the Secretary of the Treasury may by regulation prescribe. Any consent by a spouse (or establishment that the consent of the spouse may not be obtained) pursuant to this Section shall be effective only with respect to such spouse. The portion of a Participant’s Accumulation which is attributable to interest credited thereon pursuant to Section 1.1(c) and which is withdrawn pursuant to the terms of this Section shall be subject to the mandatory withholding requirements for lump sum distributions from a qualified plan and shall be eligible for Direct Rollover pursuant to Section 8.7.
(b) Notwithstanding any Plan provision to the contrary, if a Participant has elected to withdraw his Accumulation under Paragraph (a) of this Section, his remaining Accrued Benefit (the “Residual Benefit”) shall be calculated according to the following provisions of this Paragraph.
(1) Determine the “Vested Value”. The Vested Value shall be the greater of (i) the annual retirement benefit payable to the Participant commencing at his Normal Retirement Date determined under Section 5.1 of the Plan, and (ii) a single life annuity commencing in an annual amount at his Normal Retirement Date determined by converting the Participant’s Hypothetical Accumulation into such an annuity using the Applicable Interest Rate and, with respect to the period after the Participant’s Normal Retirement Date, the Applicable Mortality Table.
(2) Determine the “Vested Portion”. The Vested Portion is a single life annuity payable in an annual amount commencing at the Participant’s Normal Retirement Date. The Vested Portion shall be determined by converting the Participant’s Hypothetical Accumulation into such an annuity using the Applicable Interest Rate and, with respect to the period after the Participant’s Normal Retirement Date, the Applicable Mortality Table.

(3) Determine the “Residual Vested Annuity”. The Residual Vested Annuity is determined by reducing the Vested Value, but not below zero, by the amount of the Vested Portion.
(4) Determine the “Residual Benefit”. The Residual Benefit is the lump sum Actuarial Equivalent of the Residual Vested Annuity, determined as of the date of withdrawal, based upon the Applicable Interest Rate and the Applicable Mortality Table.
(c) The following provisions shall apply with respect to the aggregate amount of the Accumulation and the Residual Benefit:
(1) If such aggregate amount is not in excess of $1,000, the Committee shall direct that such amount be paid to the Participant in a lump sum, in full satisfaction and release of all further rights of the Participant, his spouse and his beneficiary or beneficiaries (designated pursuant to Section 7.3(b)) to receive any benefits under the Plan.
(2) If such aggregate amount is more than $1,000, the Participant shall receive the Accumulation in a lump sum, and shall receive the Residual Vested Annuity, payable at the time and in the form provided in Article VIII.
(3) Any lump sum distribution pursuant to this Paragraph (c) shall be paid within one hundred twenty (120) days after the end of the Plan Year in which the Participant’s Severance from Service Date occurs.
(d) The Accrued Benefit of a Participant who received a lump sum distribution of his Accumulation prior to January 1, 1988, and who is reemployed and becomes entitled to a benefit under the Plan after that date, shall be calculated to reflect such distribution pursuant to the provisions of paragraphs (1), (2) and (3) of subsection (b) above.
8.13 Commercial Annuities. At the direction of the Committee, the Funding Agent may pay any form of benefit provided hereunder other than a lump sum or a Direct Rollover pursuant to Section 8.7 by the purchase of a commercial annuity contract and the distribution of such contract to the Participant or beneficiary. Thereupon, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and such Participant or beneficiary shall look solely to the company issuing such contract for such annuity payments. All certificates for commercial annuity benefits shall be nontransferable, except for surrender to the issuing company, and no benefit thereunder may be sold, assigned, discounted, or pledged (other than as collateral for a loan from the company issuing same). Notwithstanding the foregoing, the terms of any such commercial annuity contract shall conform with the time of payment, form of payment, and consent provisions of Articles VII and VIII.
8.14 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee’s determination thereof, such benefit shall be forfeited. The timing of such forfeiture shall comply with the time of payment rules described in Sections 8.1 and 8.2. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored.

8.15 Claims Procedures.
(a) Definitions. For purposes of this Section, the following terms, when capitalized, will be defined as follows:
(1) Adverse Benefit Determination: Any denial, reduction or termination of or failure to provide or make payment (in whole or in part) for a Plan benefit, including any denial, reduction, termination or failure to provide or make payment that is based on a determination of a Claimant’s eligibility to participate in the Plan. Further, any invalidation of a claim for failure to comply with the claim submission procedure will be treated as an Adverse Benefit Determination.
(2) Benefits Administrator. The person or office to whom the Committee has delegated day-to-day Plan administration responsibilities and who, pursuant to such delegation, processes Plan benefit claims in the ordinary course.
(3) Claimant: A Participant or beneficiary or an authorized representative of such Participant or beneficiary who has filed or desires to file a claim for a Plan benefit.
(b) Filing of Benefit Claim. To file a benefit claim under the Plan, a Claimant must obtain from the Benefits Administrator the information and benefit election forms, if any, provided for in the Plan and otherwise follow the procedures established from time to time by the Committee or the Benefits Administrator for claiming Plan benefits. If, after reviewing the information so provided, the Claimant needs additional information regarding his Plan benefits, he may obtain such information by submitting a written request to the Benefits Administrator describing the additional information needed. A Claimant may only request a Plan benefit by fully completing and submitting to the Benefits Administrator the benefit election forms, if any, provided for in the Plan and otherwise following the procedures established from time to time by the Committee or the Benefits Administrator for claiming Plan benefits.
(c) Processing of Benefit Claim. Upon receipt of a fully completed benefit claim from a Claimant, the Benefits Administrator shall determine if the Claimant’s right to the requested benefit, payable at the time or times and in the form requested, is clear and, if so, shall process such benefit claim without resort to the Committee. If the Benefits Administrator determines that the Claimant’s right to the requested benefit, payable at the time or times and in the form requested, is not clear, it shall refer the benefit claim to the Committee for review and determination, which referral shall include:
(1) All materials submitted to the Benefits Administrator by the Claimant in connection with the claim;

(2) A written description of why the Benefits Administrator was of the view that the Claimant’s right to the benefit, payable at the time or times and in the form requested, was not clear;
(3) A description of all Plan provisions pertaining to the benefit claim;
(4) Where appropriate, a summary as to whether such Plan provisions have in the past been consistently applied with respect to other similarly situated Claimants; and
(5) Such other information as may be helpful or relevant to the Committee in its consideration of the claim.
If the Claimant’s claim is referred to the Committee, the Claimant may examine any relevant document relating to his claim and may submit written comments or other information to the Committee to supplement his benefit claim. Within thirty days of receipt from the Benefits Administrator of a benefit claim referral (or such longer period as may be necessary due to unusual circumstances or to enable the Claimant to submit comments), but in any event not later than will permit the Committee sufficient time to fully and fairly consider the claim and make a determination within the time frame provided in Paragraph (d) below, the Committee shall consider the referral regarding the claim of the Claimant and make a decision as to whether it is to be approved, modified or denied. If the claim is approved, the Committee shall direct the Benefits Administrator to process the approved claim as soon as administratively practicable.
(d) Notification of Adverse Benefit Determination. In any case of an Adverse Benefit Determination of a claim for a Plan benefit, the Committee shall furnish written notice to the affected Claimant within a reasonable period of time but not later than ninety (90) days after receipt of such claim for Plan benefits (or within one hundred eighty (180) days if special circumstances necessitate an extension of the ninety (90) day period and the Claimant is informed of such extension in writing within the ninety (90) day period and is provided with an extension notice consisting of an explanation of the special circumstances requiring the extension of time and the date by which the benefit determination will be rendered). Any notice that denies a benefit claim of a Claimant in whole or in part shall, in a manner calculated to be understood by the Claimant:
(1) State the specific reason or reasons for the Adverse Benefit Determination;
(2) Provide specific reference to pertinent Plan provisions on which the Adverse Benefit Determination is based;
(3) Describe any additional material or information necessary for the Claimant to perfect the claim and explain why such material or information is necessary; and
(4) Describe the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under section 502(a) of the Act following an Adverse Benefit Determination on review.

(e) Review of Adverse Benefit Determination. A Claimant has the right to have an Adverse Benefit Determination reviewed in accordance with the following claims review procedure:
(1) The Claimant must submit a written request for such review to the Committee not later than sixty (60) days following receipt by the Claimant of the Adverse Benefit Determination notification;
(2) The Claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits to the Committee;
(3) The Claimant shall have the right to have all comments, documents, records, and other information relating to the claim for benefits that have been submitted by the Claimant considered on review without regard to whether such comments, documents, records or information were considered in the initial benefit determination; and
(4) The Claimant shall have reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits free of charge upon request, including (i) documents, records or other information relied upon for the benefit determination, (ii) documents, records or other information submitted, considered or generated without regard to whether such documents, records or other information were relied upon in making the benefit determination, and (iii) documents, records or other information that demonstrates compliance with the standard claims procedure.
The decision on review by the Committee will be binding and conclusive upon all persons, and the Claimant shall neither be required nor be permitted to pursue further appeals to the Committee.
(f) Notification of Benefit Determination on Review. Notice of the Committee’s final benefit determination regarding an Adverse Benefit Determination will be furnished in writing or electronically to the Claimant after a full and fair review. Notice of an Adverse Benefit Determination upon review will:
(1) State the specific reason or reasons for the Adverse Benefit Determination;
(2) Provide specific reference to pertinent Plan provisions on which the Adverse Benefit Determination is based;
(3) State that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits including (i) documents, records or other information relied upon for the benefit determination, (ii) documents, records or other information submitted, considered or generated without regard to whether such documents, records or other information were relied upon in making the benefit determination, and (iii) documents, records or other information that demonstrates compliance with the standard claims procedure; and
(4) Describe the Claimant’s right to bring an action under section 502(a) of the Act.

The Committee shall notify a Claimant of its determination on review with respect to the Adverse Benefit Determination of the Claimant within a reasonable period of time but not later than sixty (60) days after the receipt of the Claimant’s request for review unless the Committee determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Committee determines that such extension of time is required, written notice of the extension (which shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render the determination on review) shall be furnished to the Claimant prior to the termination of the initial sixty (60) day review period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day review period. In the event such extension is due to the Claimant’s failure to submit necessary information, the period for making the determination on a review will be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
(g) Exhaustion of Administrative Remedies. Completion of the claims procedures described in this Section will be a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by a Claimant or by any other person or entity claiming rights individually or through a Claimant; provided, however, that the Committee may, in its sole discretion, waive compliance with such claims procedures as a condition precedent to any such action.
(h) Payment of Benefits. If the Benefits Administrator or Committee determines that a Claimant is entitled to a benefit hereunder, payment of such benefit will be made to such Claimant (or commence, as applicable) as soon as administratively practicable after the date the Benefits Administrator or Committee determines that such Claimant is entitled to such benefit or on any other later date designated by and in the discretion of the Committee.
(i) Authorized Representatives. An authorized representative may act on behalf of a Claimant in pursuing a benefit claim or an appeal of an Adverse Benefit Determination. An individual or entity will only be determined to be a Claimant’s authorized representative for such purposes if the Claimant has provided the Committee with a written statement identifying such individual or entity as his authorized representative and describing the scope of the authority of such authorized representative. In the event a Claimant identifies an individual or entity as his authorized representative in writing to the Committee but fails to describe the scope of the authority of such authorized representative, the Committee shall assume that such authorized representative has full powers to act with respect to all matters pertaining to the Claimant’s benefit claim under the Plan or appeal of an Adverse Benefit Determination with respect to such benefit claim.

IX. LIMITATIONS ON BENEFITS
9.1 Limitations Imposed by Code Section 415.
(a) The limitations of this Article IX shall apply on and after January 1, 2008, except as otherwise provided herein.
(b) The Annual Benefit otherwise payable to a Participant under the Plan at any time shall not exceed the Maximum Permissible Benefit. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit.
(c) If the Participant is, or has ever been, a participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the employer or a Predecessor Employer, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit. Where the Participant’s employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the Maximum Permissible Benefit applicable at that age, the maximum monthly retirement income applicable to all such defined benefit plans of the employer shall be determined and allocated on a pro rata basis in proportion to the actuarially equivalent amount of retirement income otherwise accrued under each such defined benefit plan so that the Maximum Permissible Benefit is not exceeded.
(d) The application of the provisions of this Section shall not cause the Maximum Permissible Benefit for any Participant to be less than the Participant’s Accrued Benefit under all the defined benefit plans of the Employer or a Predecessor Employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Code Section 415 in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in Section 1.415(a)-1(g)(4) of the Treasury Regulations.
(e) The limitations of this Article IX shall be determined and applied taking into account the rules in Section 9.3 below.
9.2 Definitions.
(a) “Annual Benefit” shall mean a benefit that is payable annually in the form of a straight life annuity. Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an Actuarially Equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Article IX. For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the Annual Benefit shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this Article IX as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new Annuity Starting Date has occurred shall be made without regard to Section 1.401(a)-20, Q&A 10(d), and with regard to Section 1.415(b)-1(b)(1)(iii)(B) and (C) of the Treasury Regulations.

No actuarial adjustment to the benefit shall be made for (i) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form; (ii) benefits that are not directly related to retirement benefits (such as a qualified Disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (iii) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this Article IX, and the Plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this Article IX applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.
The determination of the Annual Benefit shall take into account Social Security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Treasury Regulations, but shall disregard benefits attributable to employee contributions or rollover contributions.
Effective for distributions in Plan Years beginning after December 31, 2003, the determination of Actuarial Equivalence of forms of benefit other than a straight life annuity shall be made in accordance with Section 9.2(a)(1) or (2) below.
(1) Benefit Forms Not Subject to Code Section 417(e)(3): The straight life annuity that is Actuarially Equivalent to the Participant’s form of benefit shall be determined under this subsection (1) if the form of the Participant’s benefit is either (i) a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse); or (ii) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below fifty percent (50%) of the benefit payable before the death of the survivor annuitant); or (b) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code Section 401(a)(11)).
(A) Limitation Years beginning before July 1, 2007. For Limitation Years beginning before July 1, 2007, the Actuarially Equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amount: (i) the interest rate specified in Section 1.1(e) of the Plan (which is seven percent (7%) per annum and is hereinafter referred to as the “Plan Interest Rate”) and the mortality table (or other tabular factor) specified in Section 1.1(e) of the Plan (which is the 86 PET-88.70 mortality table and is hereinafter referred to as the “Plan Mortality Table”) for adjusting benefits in the same form; and (ii) a five percent (5%) interest rate assumption and the Applicable Mortality Table prescribed in Revenue Ruling 2001-62 for that Annuity Starting Date.

(B) Limitation Years beginning on or after July 1, 2007. For Limitation Years beginning on or after July 1, 2007, the Actuarially Equivalent straight life annuity is equal to the greater of (i) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same Annuity Starting Date as the Participant’s form of benefit; and (ii) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a five percent (5%) interest rate assumption and the Applicable Mortality Table defined in Section 1.1(i) of the Plan for that Annuity Starting Date.
(2) Benefit Forms Subject to Code Section 417(e)(3): The straight life annuity that is Actuarially Equivalent to the Participant’s form of benefit shall be determined under this subsection (2) if the form of the Participant’s benefit is other than a benefit form described in subsection (1) above. In this case, the Actuarially Equivalent straight life annuity shall be determined as follows:
(A) Annuity Starting Date in Plan Years Beginning After 2005. If the Annuity Starting Date of the Participant’s form of benefit is in a Plan Year beginning after 2005, the Actuarially Equivalent straight life annuity is equal to the greatest of (i) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Plan Interest Rate and the Plan Mortality Table (or other tabular factor) specified for adjusting benefits in the same form; (ii) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a five and one-half percent (5.5%) interest rate assumption and the Applicable Mortality Table prescribed in Revenue Ruling 2001-62; and (iii) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Applicable Interest Rate defined in the Plan for that Annuity Starting Date and the Applicable Mortality Table prescribed in Revenue Ruling 2001-62, divided by 1.05.
(B) Annuity Starting Date in Plan Years Beginning in 2004 or 2005. If the Annuity Starting Date of the Participant’s form of benefit is in a Plan Year beginning in 2004 or 2005, the Actuarially Equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater annual amount: (i) the Plan Interest Rate and the Plan Mortality Table (or other tabular factor) specified for adjusting benefits in the same form; and (ii) a five and one-half percent (5.5%) interest rate assumption and the Applicable Mortality Table prescribed in Revenue Ruling 2001-62.

(b) “IRC 415 Compensation”.
(1) General. “IRC 415 Compensation” shall mean wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Treasury Regulations), and excluding the following:
(A) Employer contributions (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), other than, amounts received during the year by an Employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income;
(B) Amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Section 1.421-1(b) of the Treasury Regulations), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(C) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;
(D) Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125); and
(E) Other items of remuneration that are similar to any of the items listed in (A) through (D).
(2) For any self-employed individual, IRC 415 Compensation shall mean earned income.

(3) Except as provided herein, for Limitation Years beginning after December 31, 1991, IRC 415 Compensation for a Limitation Year is the IRC 415 Compensation actually paid or made available during such Limitation Year. IRC 415 Compensation for a Limitation Year shall include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no compensation is included in more than one Limitation Year.
For Limitation Years beginning on or after July 1, 2007, IRC 415 Compensation for a Limitation Year shall also include compensation paid by the later of 2 1/2 months after an Employee’s Severance from Employment with the Employer maintaining the Plan or the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the Plan, if:
(A) The payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer;
(B) The payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or
(C) The payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.
Any payments not described above shall not be considered IRC 415 Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Limitation Year that includes the date of Severance from Employment, except, (i) payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service; or (ii) compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a Highly Compensated Employee immediately before becoming disabled.
(4) Back pay, within the meaning of Section 1.415(c)-2(g)(8) of the Treasury Regulations, shall be treated as IRC 415 Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

(5) Additional Inclusions and Exclusions.
(A) For Limitation Years beginning after December 31, 1997, IRC 415 Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in IRC 415 Compensation but for an election under Code Sections 125(a), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).
(B) For Limitation Years beginning after December 31, 2000, IRC 415 Compensation shall also include any elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).
(C) For Limitation Years beginning after December 31, 2001, IRC 415 Compensation shall also include deemed Section 125 compensation. Deemed Section 125 compensation is an amount that is excludable under Code Section 106 that is not available to a Participant in cash in lieu of group health coverage under a Code Section 125 arrangement solely because the Participant is unable to certify that he or she has other health coverage. Amounts are deemed Section 125 compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.
(D) IRC 415 Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.
(c) “Defined Benefit Compensation Limitation” shall mean one hundred percent (100%) of a Participant’s High Three-Year Average Compensation, payable in the form of a straight life annuity.
(1) In the case of a Participant who has had a Severance from Employment with the Employer, the Defined Benefit Compensation Limitation applicable to the Participant in any Limitation Year beginning after the date of severance shall be automatically adjusted by multiplying the limitation applicable to the Participant in the prior Limitation Year by the annual adjustment factor under Code Section 415(d); provided, however, if the Employer maintains a plan for the purpose of restoring benefits that certain Participants may not receive under the Plan due to the limitations on contributions and benefits imposed by Code Section 415 and/or due to the limitations imposed on compensation under Code Section 401(a)(17), and if the Participant or his Beneficiary receives or has received a benefit or benefits under such restoration plan and a portion of such benefit or benefits would be duplicated by the cost-of-living adjustment provided under this paragraph, then such cost-of-living adjustment that would represent a duplication of benefits shall not apply to the Participant or Beneficiary unless the value of the benefit payable from the restoration plan that would cause such duplication of benefits under the Plan is returned to the Employer by the Participant or Beneficiary within sixty (60) days of the effective date of such cost-of-living adjustment or the date that such cost-of-living adjustment is announced by the Internal Revenue Service, whichever date is later; and provided further, however, that such sixty (60)-day period may be extended by the Committee if, in its opinion, reasonable cause exists for such an extension. The adjusted compensation limit shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.

(2) In the case of a Participant who is rehired after a Severance from Employment, the Defined Benefit Compensation Limitation is the greater of one hundred percent (100%) of the Participant’s High Three-Year Average Compensation, as determined prior to the Severance from Employment, as adjusted pursuant to the preceding paragraph, if applicable; or one hundred percent (100%) of the Participant’s High Three-Year Average Compensation, as determined after the Severance from Employment under subsection (g) below.
(d) “Defined Benefit Dollar Limitation” shall mean, effective for Limitation Years ending after December 31, 2001, $160,000, automatically adjusted under Code Section 415(d) effective January 1 of each year, and payable in the form of a straight life annuity. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year. The automatic annual adjustment of the Defined Benefit Dollar Limitation shall apply to Participants who have had a separation from employment.
(e) “Employer” shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o).
(f) “Formerly Affiliated Plan of the Employer” shall mean a plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member of the controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the Employer, such as transfer of plan sponsorship outside a controlled group.

(g) “High Three-Year Average Compensation” shall mean the average Compensation for the three consecutive years of Service (or, if the Participant has less than three consecutive years of Service, the Participant’s longest consecutive Period of Service, including fractions of years, but not less than one year) with the Employer that produces the highest average. A year of Service with the employer is the 12-consecutive month period that begins on January 1 of each calendar year. In the case of a Participant who is rehired by the Employer after a Severance from Employment, the Participant’s High Three-Year Average Compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no Compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive. A Participant’s Compensation for a year of Service shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such year of Service begins.
(h) “Limitation Year” shall mean the calendar year unless a different 12-month period has been elected by the Employer in accordance with regulations or rulings issued by the Internal Revenue Service. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
(i) “Maximum Permissible Benefit” shall mean the lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required as provided below).
(1) Adjustment for Less Than Ten (10) Years of Participation or Service: If the Participant has less than ten (10) Years of Participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of Years (or part thereof, but not less than one year) of Participation in the Plan, and the denominator of which is ten (10). In the case of a Participant who has less than ten (10) Years of Service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction, the numerator of which is the number of Years (or part thereof, but not less than one year) of Service with the Employer, and the denominator of which is ten (10).
(2) Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62 or after Age 65: Effective for benefits commencing in Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation shall be adjusted if the Annuity Starting Date of the Participant’s benefit is before age 62 or after age 65. If the Annuity Starting Date is before age 62, the Defined Benefit Dollar Limitation shall be adjusted under subsection (A) below, as modified by subsection (C) below in this subsection (2). If the Annuity Starting Date is after age 65, the Defined Benefit Dollar Limitation shall be adjusted under subsection (B) below, as modified by subsection (C) below in this subsection (2).

(A) Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62:
(i) Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than ten (10), if required) with Actuarial Equivalence computed using whichever of the following produces the smaller annual amount: (i) the Plan Interest Rate and the Plan Mortality Table (or other tabular factor); or (ii) a five percent (5%) interest rate assumption and the Applicable Mortality Table as prescribed in Revenue Ruling 2001-62.
(ii) Limitation Years Beginning on or After July 1, 2007.
(I) Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than ten (10), if required) with Actuarial Equivalence computed using a five percent (5%) interest rate assumption and the Applicable Mortality Table for the Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).
(II) Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the lesser of the limitation determined under subsection (I) immediately above and the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than ten (10), if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Article IX.

(B) Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement After Age 65:
(i) Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than ten (10), if required) with Actuarial Equivalence computed using whichever of the following produces the smaller annual amount: (i) the Plan Interest Rate and the Plan Mortality Table (or other tabular factor); or (ii) a five percent (5%) interest rate assumption and the Applicable Mortality Table as prescribed in Revenue Ruling 2001-62.
(ii) Limitation Years Beginning After July 1, 2007.
(I) Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than ten (10), if required), with Actuarial Equivalence computed using a five percent (5%) interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).
(II) Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s Annuity Starting Date is the lesser of the limitation determined under subsection (I) immediately above and the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than ten (10), if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this Article IX. For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical participant who is age 65 and has the same Accrued Benefit as the Participant.

(C) Notwithstanding the other requirements of this subsection (2), no adjustment shall be made to the Defined Benefit Dollar Limitation to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Code Section 417(c), upon the Participant’s death.
(3) Minimum Benefit Permitted: Notwithstanding anything else in this Section to the contrary, the benefit otherwise accrued or payable to a Participant under this Plan shall be deemed not to exceed the Maximum Permissible Benefit if:
(A) The retirement benefits payable for a Limitation Year under any form of benefit with respect to such Participant under this Plan and under all other defined benefit plans (without regard to whether a Plan has been terminated) ever maintained by the Employer do not exceed $10,000 multiplied by a fraction, the numerator of which is the Participant’s number of Years (or part thereof, but not less than one year) of Service (not to exceed ten (10)) with the Employer, and the denominator of which is ten (10); and
(B) The Employer (or a Predecessor Employer) has not at any time maintained a defined contribution plan in which the Participant participated (for this purpose, mandatory employee contributions under a defined benefit plan, individual medical accounts under Code Section 401(h), and accounts for postretirement medical benefits established under Code Section 419A(d)(1) are not considered a separate defined contribution plan).

(j) “Predecessor Employer” shall mean, if the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for a former employer, the former employer with respect to the Participant in the plan. A former entity that antedates the Employer is also a Predecessor Employer with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.
(k) “Severance from Employment” shall mean the Employee ceases to be an Employee of the Employer maintaining the Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee.
(l) “Year of Participation.” The Participant shall be credited with a Year of Participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met: (i) the Participant is credited with at least the number of Hours of Service (or Period of Service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period; and (ii) the Participant is included as a participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a Year of Participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Code Section 415(c)(3)(C)(i) for an accrual computation period shall receive a Year of Participation with respect to that period. In addition, for a Participant to receive a Year of Participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event shall more than one Year of Participation be credited for any 12-month period.
(m) “Year of Service.” For purposes of Section 9.2(g), the Participant shall be credited with a Year of Service (computed to fractional parts of a year) for each accrual computation period for which the Participant is credited with at least the number of Hours of Service (or Period of Service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, taking into account only Service with the Employer or a Predecessor Employer.
9.3 Other Rules.
(a) Benefits Under Terminated Plans. If a defined benefit plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all plan participants and a Participant in the Plan has not yet commenced benefits under the Plan, the benefits provided pursuant to the annuities purchased to provide the Participant’s benefits under the terminated plan at each possible Annuity Starting Date shall be taken into account in applying the limitations of this Article IX. If there are not sufficient assets for the payment of all participants’ benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated plan.

(b) Benefits Transferred From the Plan. If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Treasury Regulations, the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Treasury Regulations, the transferred benefits are treated by the Employer’s plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all participants’ benefit liabilities under the plan. If a Participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Treasury Regulations, the amount transferred is treated as a benefit paid from the transferor plan.
(c) Formerly Affiliated Plans of the Employer. A Formerly Affiliated Plan of the Employer shall be treated as a plan maintained by the Employer, but the Formerly Affiliated Plan of the Employer shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay participants’ benefit liabilities under the plan and had purchased annuities to provide benefits.
(d) Plans of a Predecessor Employer. If the Employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a Predecessor Employer, the Participant’s benefits under a plan maintained by the Predecessor Employer shall be treated as provided under a plan maintained by the Employer. However, for this purpose, the plan of the Predecessor Employer shall be treated as if it had terminated immediately prior to the event giving rise to the Predecessor Employer relationship with sufficient assets to pay participants’ benefit liabilities under the plan, and had purchased annuities to provide benefits; the Employer and the Predecessor Employer shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provided under the plan of the Predecessor Employer.
(e) Special Rules. The limitations of this Article IX shall be determined and applied taking into account the rules in Section 1.415(f)-1(d), (e) and (h) of the Treasury Regulations.
(f) Aggregation with Multiemployer Plans.
(1) If the Employer maintains a multiemployer plan, as defined in Code Section 414(f), and the multiemployer plan so provides, only the benefits under the multiemployer plan that are provided by the Employer shall be treated as benefits provided under a plan maintained by the Employer for purposes of this Article IX.
(2) Effective for Limitation Years ending after December 31, 2001, a multiemployer plan shall be disregarded for purposes of applying the Compensation limitation of Sections 9.2(c) and 9.2(i)(1) to a plan which is not a multiemployer plan.
9.4 Modification of Assumptions for Interest Rates and Mortality Tables. The foregoing provisions of this Article IX regarding the limitations imposed by Code Section 415, as described therein: (i) shall apply to all benefit forms subject to Code Section 417(e)(3); and (ii) shall apply to all other benefit forms (except as may be modified by any other Appendix to the Plan for provisions applicable to the benefits of eligible Participants therein regarding the interest rate and mortality table (or other tabular factor) specified in such Appendix for the determination of actuarial equivalence of forms of payment other than a straight life annuity).

X. FUNDING
10.1 No Contributions by Participants. From and after April 1, 1975, the Plan is to be funded solely from contributions by the Employer and Participants are neither required nor permitted to make contributions to this Plan.
10.2 Employer Contributions. The Employer, acting under the advice of the actuary for the Plan, intends but does not guarantee to make contributions to the Fund in such amount and at such times as are required to maintain the Plan and Fund for its Employees in compliance with the provisions of Code Sections 412 and 430. All contributions made by the Employer to the Fund shall be used to fund benefits under the Plan or to pay expenses of the Plan and Fund and shall be irrevocable, except as otherwise provided in Sections 10.5 and 16.2(c).
10.3 Forfeitures. All forfeitures arising under the Plan will be applied to reduce the Employer’s contributions thereunder and shall not be used to increase the benefits any Participant would otherwise receive under the Plan at any time prior to termination of the Plan.
10.4 Payments to Funding Agent. If the Plan shall terminate or partially terminate (as determined by the Secretary of the Treasury), the benefits then accrued for each Participant affected by such termination will be fully vested in him; provided, however, such benefits will be payable only out of the Fund or by the PBGC, in accordance with the Act, and no Participant or other person shall have any recourse against the Company in the event the assets held by the Funding Agents and the amounts paid by the PBGC shall not be sufficient to provide such benefits in full. On or about the date of any such payment, the Committee shall be informed as to the amount of such payment.
10.5 Return of Contributions. Anything to the contrary herein notwithstanding, the Employer’s contributions are contingent upon the deductibility of such contributions under Code Section 404. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Funding Agent within one year after the date of disallowance, reduced by any net losses of the Fund attributable thereto but not increased by any net earnings of the Fund attributable thereto. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Funding Agent within one year after the payment thereof, reduced by any net losses of the Fund attributable thereto but not increased by any net earnings of the Fund attributable thereto.

XI. ADMINISTRATION OF THE PLAN
11.1 Appointment of Committee. The general administration of the Plan shall be vested in the Committee. For purposes of the Act, the Committee shall be the Plan “administrator” and shall be the “named fiduciary” with respect to the general administration of the Plan (except as to the investment of the assets of the Fund). Each member of the Committee shall serve until he resigns, dies or is removed by the Committee or the Compensation Committee. The Committee may remove any of its members at any time, with or without cause, by unanimous vote of the remaining members of the Committee and by written notice to such member; further, the Compensation Committee may remove any of the Committee members, with or without cause, and shall provide written notice to such member. Any member may resign by delivering a written resignation to the Committee and the Compensation Committee, such resignation to become effective as of a date specified in such notice that is on or after the date such notice is given as herein provided. A member of the Committee who is an employee of the Company or any of its affiliates shall cease to be a member of the Committee as of the date he ceases to be employed by the Company or any of its affiliates. Vacancies in the Committee arising by death, resignation or removal shall be filled by the Committee. The Committee may select officers (including a Chairman) and may appoint a secretary who need not be a member of the Committee.
11.2 Records and Procedures. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant or beneficiary such records as pertain to that individual’s interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.
11.3 Meetings. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee. The Committee may hold any meeting telephonically and any business conducted at a telephonic meeting shall have the same force and effect as if the member had met in person.
11.4 Self-Interest of Members. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Directors or the Compensation Committee shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

11.5 Compensation and Bonding. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.
11.6 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:
(a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Funding Agent and to the Company and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;
(b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan, and, in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;
(c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient in its discretion to effectuate the purposes of the Plan;
(d) To employ and compensate such accountants, attorneys, investment advisors, actuaries, and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;
(e) To determine in its discretion all questions relating to eligibility;
(f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and the amount, if any, of such benefit and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;
(g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information, and material as is required by the reporting and disclosure requirements of the Act;
(h) To issue directions, which shall be in writing and signed by an authorized member of the Committee, to the Funding Agent concerning all benefits that are to be paid from the Fund pursuant to the provisions of the Plan;
(i) To designate entities as participating Employers under the Plan;
(j) To establish an investment policy for the Plan; and
(k) To receive and review reports from the Funding Agent as to the financial condition of the Fund, including its receipts and disbursements.

Any provisions of the Plan to the contrary notwithstanding, benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.
11.7 Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant’s Compensation, age, Retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Funding Agent of such of the foregoing facts as are deemed necessary for the Funding Agent to carry out the Funding Agent’s duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.
11.8 Indemnification. The Company shall indemnify and hold harmless each member of the Committee and each individual employed by the Company or a Controlled Entity who is a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual’s own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

XII. FUNDING AGENT AND ADMINISTRATION OF THE FUND
12.1 Funding Agent. The assets of the Plan shall be maintained in a fund by the Funding Agent for the purpose of providing the benefits provided for under the Plan. The Company may provide for such fund by entering into an annuity contract or a trust agreement with the Funding Agent. The Company may maintain the Plan’s fund through more than one Funding Agent and under more than one annuity contract or trust agreement, or any combination thereof. The Company, at any time and from time to time, may substitute a new funding medium or Funding Agent without such substitution being considered a discontinuance of the Plan.
The Funding Agent shall receive such compensation for its services as Funding Agent as may be agreed upon from time to time by the Company and the Funding Agent. The Funding Agent shall be reimbursed for all reasonable expenses it incurs while acting as the Funding Agent, as agreed upon by the Company.
12.2 Payment of Expenses. All expenses incident to the administration of the Plan and Fund, including but not limited to, actuarial, legal, accounting, premiums to the PBGC, Funding Agent fees, direct expenses of the Company, the Employer and the Committee in the administration of the Plan, and the cost of furnishing any bond or security required of the Committee, shall be paid by the Funding Agent from the Fund and, until paid, shall constitute a claim against the Fund which is paramount to the claims of Participants and beneficiaries; provided, however, that (i) the obligation of the Funding Agent to pay such expenses from the Fund shall cease to exist to the extent such expenses are paid by the Company or the Employer and (ii) in the event the Funding Agent’s compensation is to be paid, pursuant to this Section, from the Fund, any individual serving as a trustee who already receives full-time pay from the Company, an Employer or an association of Employers whose employees are Participants, or from an employee organization whose members are Participants, shall not receive any additional compensation for serving as a trustee. This Section shall be deemed a part of any contract to provide for expenses of Plan and Fund administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.
12.3 Fund Property.
(a) All contributions heretofore made and hereafter made under this Plan shall be paid to the Funding Agent and shall be held, invested, and reinvested by the Funding Agent as Plan Assets. All property and funds of the Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Participants, as provided in the Plan, and shall be used to pay benefits to Participants or their beneficiaries, or to pay expenses of administration of the Plan and Fund to the extent not paid by the Company or the Employer.
(b) No Participant shall have any title to any specific asset in the Fund. No Participant shall have any right to, or interest in, any assets of the Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable to such Participant out of the assets of the Fund.

12.4 Authorization of Benefit Payments. The Committee shall issue directions to the Funding Agent concerning all benefits which are to be paid from the Fund pursuant to the provisions of the Plan. All distributions hereunder shall be made in cash or in the form of a commercial annuity contract.
12.5 Payments Solely from Fund. All benefits payable under the Plan shall be paid or provided for solely from the Fund, and neither the Company, the Employer nor the Funding Agent assumes any liability or responsibility for the adequacy thereof. The Committee or the Funding Agent may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.
12.6 No Benefits to the Employer. No part of the corpus or income of the Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and the Fund. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Company or the Employer other than those specifically given hereunder.

XIII. FIDUCIARY PROVISIONS
13.1 Article Controls. This Article shall control over any contrary, inconsistent, or ambiguous provisions contained in the Plan.
13.2 General Allocation of Fiduciary Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Funding Agent. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided, the Funding Agent shall have the sole responsibility for the administration, investment and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.
13.3 Fiduciary Duty.
(a) Each fiduciary under the Plan, including but not limited to the Committee as “named fiduciary,” shall discharge his duties and responsibilities with respect to the Plan:
(1) Solely in the interest of the Participants, for the exclusive purpose of providing benefits to Participants, and their beneficiaries, and defraying reasonable expenses of administering the Plan and Fund;
(2) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
(3) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and
(4) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.
(b) No fiduciary shall cause the Plan or Fund to enter into a “prohibited transaction” as provided in Code Section 4975 or Section 406 of the Act.
(c) No fiduciary shall permit a “prohibited payment” (as defined in Section 206(e)(2) of the Act) to be made from the Plan or Fund during a period in which the Plan has a “liquidity shortfall” (as defined in Section 303(j)(4) of the Act).

13.4 Delegation of Fiduciary Duties. The Committee may appoint subcommittees, individuals, or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation, and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.
13.5 Investment Manager. The Committee may, in its sole discretion, appoint an “investment manager,” with power to manage, acquire, or dispose of any asset of the Plan and to direct the Funding Agent in this regard, so long as:
(a) the investment manager is (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) not registered as an investment adviser under such act by reason of paragraph (1) of section 203A(a) of such act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) a bank, as defined in the Investment Advisers Act of 1940, or (iv) an insurance company qualified to do business under the laws of more than one state; and
(b) such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.
Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee does not violate any fiduciary responsibility in making or continuing such appointment, Notwithstanding anything to the contrary herein contained, the Funding Agent shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within the Committee’s sole discretion.

XIV. PARTICIPATING EMPLOYERS
14.1 Designation of Other Employers.
(a) The Committee may designate any entity or organization eligible by law to participate in the Plan and the Fund as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the designated Employer only, and shall become, as to such designated Employer and its Employees, a part of the Plan. All Employers shall be identified in Appendix D.
(b) Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and Fund and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Fund pursuant to the terms of the Plan following notice of such modification.
(c) The provisions of the Plan and the Fund shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Funding Agent, the power to select the actuary for the Plan, and the power to amend or terminate the Plan and Fund shall be exercised by the Company or the Directors, as applicable, alone (except as otherwise provided in Section 15.1).
(d) Transfer of employment among Employers shall not be considered a termination of employment hereunder, and an Hour of Service with one shall be considered as an Hour of Service with all others.
(e) Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart that is communicated in writing to the Secretary of the Company and to the Committee, terminate its participation in the Plan and the Fund. Moreover, the Committee may, in its discretion, terminate an Employer’s Plan and Fund participation at any time by written instrument delivered to the Secretary of the Company and the designated Employer.
14.2 Single Plan. For purposes of the Code and the Act, the Plan as adopted by the Employers, including all Appendices hereto, shall constitute a single plan rather than a separate plan of each Employer. All assets in the Fund shall be available to pay benefits to all Participants and their beneficiaries.

XV. AMENDMENTS
15.1 Right to Amend. Subject to Section 15.2 and any other limitations contained in the Act or the Code, the Directors or the Compensation Committee may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers; provided, however, that (i) any amendments to the Plan that do not have a significant cost impact on the Employer may also be made by the Committee, and (ii) any amendments to the Plan that do not have any cost impact on the Employer may also be made by the Chairman of the Committee. Further, but not by way of limitation, the Directors, the Compensation Committee, the Committee, or the Chairman of the Committee may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code or to maintain the Plan in compliance with applicable law, whether or not retroactive.
15.2 Limitations on Amendments. No amendment of the Plan may be made that would vest in the Employer, directly or indirectly, any interest in or control of the Fund. No amendment shall be made that would vary the Plan’s exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan or that would permit the diversion of any part of the Fund from that exclusive purpose. No amendment shall be made that would reduce any then nonforfeitable interest of a Participant. No amendment shall increase the duties or responsibilities of the Funding Agent unless the Funding Agent consents thereto in writing. No amendment shall be made that will increase liabilities under the Plan for any Employer while such Employer is a debtor in bankruptcy under Title 11 of the United States Code or similar federal or state law if (i) such increased liabilities result from (1) any increase in benefits, (2) any change in the accrual of benefits, or (3) any change in the rate at which benefits become nonforfeitable under the Plan, with respect to Employees of such Employer, and (ii) such amendment is effective prior to the effective date of such Employer’s plan of reorganization.

XVI. TERMINATION, PARTIAL TERMINATION, AND MERGER OR
CONSOLIDATION
16.1 Right to Terminate or Partially Terminate. The Company and the Employer have established the Plan with the bona fide intention and expectation that from year to year the Employer will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Company and the Employer realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Directors shall have the right and the power to terminate the Plan or partially terminate the Plan at any time hereafter. Each member of the Committee, the Funding Agent and all affected Participants shall be notified of such termination or partial termination.
16.2 Procedure in the Event of Termination or Partial Termination.
(a) If the Plan is terminated or partially terminated, then the rights of all affected Participants to benefits accrued to the date of such termination or partial termination, as applicable, to the extent funded as of such date shall become nonforfeitable.
(b) Upon termination of the Plan, the affected assets of the Fund shall be liquidated and distributed in accordance with section 4044 of the Act and the time of payment, form of payment, and consent provisions of Articles VII and VIII.
(c) Upon termination of the Plan and notwithstanding any other provisions of the Plan, after the satisfaction of all liabilities of the Plan to the affected Participants and beneficiaries, the Employer shall receive any remaining amount resulting from any variations between actual requirements and actuarially expected requirements.
(d) Upon termination of the Plan and notwithstanding any other provisions of the Plan, the Plan termination benefit of any “highly compensated employee,” as such term is defined in Code Section 414(q), and any “highly compensated former employee,” as such term is defined in Code Section 414(q)(6), shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4) and regulations promulgated thereunder.
(e) Upon termination or partial termination of the Plan and notwithstanding any other provisions of the Plan, the basis for converting from one periodic form of payment to another periodic form of payment shall be the basis used by the insurer in the qualifying bid (as defined under the regulations issued by the PBGC) under which the Committee will purchase annuities for the payment of benefits.
16.3 Merger, Consolidation, or Transfer. This Plan or Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Participant would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.

XVII. MISCELLANEOUS PROVISIONS
17.1 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be, either a contract between the Employer and any person or consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person’s right to terminate his employment at any time.
17.2 Alienation of Interest Forbidden. Except as otherwise provided with respect to “qualified domestic relations orders” and certain judgments and settlements pursuant to Section 206(d) of the Act and Code Sections 401(a)(13) and 414(p), and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Participant or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy or any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any “qualified domestic relations order” and shall establish appropriate procedures to effect the same. This Section 17.2 shall not bar any voluntary and revocable assignment to an Employer (or other designated person) by a Participant which is permitted under Treasury Regulation section 1.401(a)-13, including any such assignment of a portion of any payment that such Participant otherwise is entitled to receive under this Plan for the purpose of paying part or all of the costs allocable to the Participant under a retiree medical expense plan; provided, however, in any case in which the exception of subsection (e) of such Treasury Regulation is relied upon, the assignee must file a written acknowledgment (including a blanket acknowledgment within the meaning of such subsection) with the Committee recognizing that such assignment is revocable and may be revoked at any time.
17.3 Uniformed Services Employment and Reemployment Rights Act Requirements. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
17.4 Payments to Minors and Incompetents. If a Participant or beneficiary entitled to receive a benefit under the Plan is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Participant or beneficiary for the account of such Participant or beneficiary. If no guardian or conservator has been appointed for such Participant or beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Participant or beneficiary. Such payment shall operate as a foil discharge of all liabilities and obligations of the Committee, the Funding Agent, the Company, the Employer, and any fiduciary of the Plan with respect to such benefit.

17.5 Participant’s and Beneficiary’s Addresses. It shall be the affirmative duty of each Participant to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Participant fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Funding Agent, the Company, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.
17.6 Incorrect Information, Fraud, Concealment, or Error. Any contrary provisions of the Plan notwithstanding, because of a human or systems error, or because of incorrect information provided by or correct information failed to be provided by, fraud, misrepresentation, or concealment of any relevant fact (as determined by the Committee) by any person, the Plan enrolls any individual, pays benefits under the Plan, incurs a liability or makes any overpayment or erroneous payment, the Plan shall be entitled to recover from such person the benefit paid or the liability incurred, together with all expenses incidental to or necessary for such recovery.
17.7 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. In such case, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
17.8 Jurisdiction. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.
17.9 Appendices. Any appendix attached hereto setting forth special Plan rules and provisions shall constitute a part of the Plan for all purposes.

XVIII. TOP-HEAVY STATUS
18.1 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under Code Section 416.
18.2 Definitions. For purposes of this Article, the following terms and phrases shall have these respective meanings:
(a) Account Balance: As of any Valuation Date, the aggregate amount credited to an individual’s account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of Code Section 219 and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (i) the aggregate distributions made to such individual from such plan (including a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i)) during a one-year period (or, in the case of a distribution made for a reason other than separation from service, death or disability, a five-year period) ending on the Determination Date; and (ii) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.
(b) Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the assumptions specified in Paragraph (c) below) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions that were deductible pursuant to Code Section 219, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (i) the aggregate distributions made to such individual from such plan (including a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i)) during a one-year period (or, in the case of a distribution made for a reason other than separation from service, death or disability, a five-year period) ending on the Determination Date; and (ii) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities; or (ii) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under Code Section 411(b)(1)(C).
(c) Actuarial Equivalent: Equality in value of the aggregate amounts expected to be received under different times and forms of payment based upon the interest and mortality rate assumptions set forth in Section 1.1(e).

(d) Aggregation Group: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (i) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410; or (ii) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410 and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of Code Sections 401(a)(4) and 410.
(e) Annual Retirement Benefit: A benefit payable annually in the form of a single life annuity for the life of a Participant (with no ancillary benefits) beginning at his Normal Retirement Date.
(f) Average Remuneration for His High Five Years: The result obtained by dividing the total Remuneration paid to a Participant during a considered period by the number of years for which such Remuneration was received. The considered period shall be the five consecutive Years of Service during which the Participant was both an active Participant in the Plan and had the greatest Remuneration from the Employer; provided, however, that if the Participant has less than five consecutive Years of Service, such shorter period shall be deemed his considered period.
(g) Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.
(h) Key Employee: A “key employee” as defined in Code Section 416(i) and the Treasury Regulations thereunder.
(i) Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.
(j) Remuneration: Compensation within the meaning of Code Section 415(c)(3), as limited by Code Section 401(a)(17).
(k) Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants’ accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under Code Section 412.
(l) Years of Service: Shall be determined under the rules of Code Sections 411(a)(4), (5) and (6) except that Years of Service beginning prior to January 1, 1984 and Years of Service for any Plan Year for which the Plan was not top-heavy shall be disregarded. Further, and for purposes of satisfying the minimum benefit requirements described in Section 18.5, any service with the Employer or a Controlled Entity shall be disregarded in determining an Employee’s Years of Service to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee.

18.3 Top-Heavy Status. The Plan shall be deemed to be top-heavy for a Plan Year commencing after December 31, 1983, if, as of the Determination Date for such Plan Year, (i) the sum of Accrued Benefits of Participants who are Key Employees exceeds 60% of the sum of Accrued Benefits of all Participants unless an Aggregation Group including the Plan is not top-heavy, or (ii) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with Code Section 416(g)(2)(B) and the Treasury Regulations promulgated thereunder) of (i) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group; and (ii) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the one-year period ending on the applicable Determination Date shall not be considered.
18.4 Top-Heavy Vesting Schedule. If the Plan is determined to be top-heavy for a Plan Year, the Vested Interest of each Participant who is credited with an Hour of Service during such Plan Year shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest

Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years or more	100%
18.5 Top-Heavy Benefit.
(a) If the Plan is determined to be top-heavy for a Plan Year, the retirement benefit, payable at the time and in the form provided in Article VIII, of each Participant who is not a Key Employee shall in no event be less than the Actuarial Equivalent of an Annual Retirement Benefit equal to the lesser of:
(1) 2% of his Average Remuneration for His High Five Years multiplied by his Years of Service; or
(2) 20% of his Average Remuneration for His High Five Years.
(b) The minimum benefit required to be accrued for a Plan Year pursuant to this Section for a Participant shall be accrued regardless of whether such Participant has terminated his employment with the Employer prior to the end of such Plan Year.

(c) Notwithstanding the foregoing, no benefit shall be accrued pursuant to this Paragraph for a Plan Year with respect to a Participant who is a participant in another defined benefit plan sponsored by the Employer or a Controlled Entity if such Participant accrues under such defined benefit plan (for the Plan Year of such plan ending with or within the Plan Year of the Plan) a benefit that is at least equal to the benefit described in Code Section 416(c)(1).
(d) Notwithstanding the foregoing, no benefit shall be accrued pursuant to this Section for a Plan Year with respect to a Participant who is a participant in a defined contribution plan sponsored by the Employer or a Controlled Entity if such Participant receives under such defined contribution plan (for the Plan Year of such plan ending with or within the Plan Year of the Plan) a contribution which is equal to or greater than 5% of such Participant’s Remuneration for such Plan Year. If the preceding sentence is not applicable, the requirements of this Section shall be met by providing a minimum benefit under the Plan which, when considered with the benefit provided under such defined contribution plan as an offset, is at least equal to the minimum benefit provided pursuant to this Section. For this purpose, the actuarial assumptions specified in the Plan shall be utilized to determine the value of such offset as of the applicable Determination Date.
(e) Section 6.4 to the contrary notwithstanding, if the Plan is determined to be top-heavy for a Plan Year, a Participant who receives a distribution from the Plan in such Plan Year or in any Plan Year thereafter pursuant to Section 8.5(b) or 8.3 which is less than the present value of his entire Accrued Benefit at the time of such distribution and who is subsequently reemployed by the Employer or a Controlled Entity must repay, within five years from the date the Participant is reemployed, such distribution plus interest thereon at the rate of 5% (or at a rate which may later be specified by regulation or by law) per annum compounded annually from the date of distribution to the date of repayment in order to be entitled to a restoration of the Accrual Service that was disregarded and the forfeiture that occurred pursuant to the provision of Section 6.4.
18.6 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is deemed no longer to be top-heavy. Notwithstanding the foregoing, the Vested Interest of each Participant as of such Determination Date shall not be reduced and, with respect to each Participant who has three or more years of Vesting Service on such Determination Date, the Vested Interest of each such Participant shall continue to be determined in accordance with the schedule set forth in Section 18.4. Further notwithstanding the foregoing, the Accrued Benefit of a Participant shall in no event be less than the Actuarial Equivalent of the benefit determined in accordance with Sections 18.5(a) or 18.5(e), if applicable, as of the last Determination Date on which the Plan was deemed to be top-heavy.

18.7 Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.
EXECUTED this 18th day of December, 2008, effective as of the Effective Date.

DYNEGY INC.
By:
Name:
Title:

APPENDIX A
Dynegy Portable Retirement Benefits

Purpose
A-1. The purpose of this Appendix is to provide for the terms of the Portable Retirement Benefits (as defined) for Eligible Participants (as defined below) which are provided in lieu of the benefits provided under the Plan as described in Articles V, VI and VII for other Plan Participants.

Effective Date	A-2. This Appendix is effective as of January 1, 2001.

Definitions
A-3. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined in this Appendix. For purposes of this Appendix, the term “Employer” means those entities included as Employers for purposes of this Appendix in Appendix D. The entities that are Employers for purposes of this Appendix may be changed by the Committee in accordance with the Plan.

Eligible Participants
A-4. Any Eligible Employee (determined by reference to employment with an Employer as defined above) who was employed by an Employer at any time between December 1, 2001 and December 31, 2001, who was a participant in the Dynegy Inc. Profit Sharing/401(k) Plan during 2001 and who was not eligible to receive a contribution allocation under the Dynegy Inc. Profit Sharing/401(k) Savings Plan, as amended through December 31, 2001, pursuant to the provision of Section 3.3 thereof for the Plan Year ending December 31, 2001, shall become an “Eligible Participant” retroactive to the later of his Employment Commencement Date or January 1, 2001. Any other Eligible Employee (determined by reference to employment with an Employer as defined above) who was employed by an Employer during 2001 shall become an “Eligible Participant” as of January 1, 2002, and any other Eligible Employee (determined by reference to employment with an Employer as defined above) who is employed by an Employer from and after January 1, 2002 shall become an “Eligible Participant” effective as of the first day of the first month coincident with or next following the later of his Employment Commencement Date or the date he became an Eligible Employee. Notwithstanding the foregoing, no individual shall be an “Eligible Participant” with respect to any period during a Plan Year in which such individual is accruing benefits or earning service credit under the Trident NGL, Inc. Retirement Plan.

Base Compensation
A-5. The “Base Compensation” of an Eligible Participant shall be the regular or base salary or wages (but excluding overtime payments and bonuses) paid by the Employer to or for the benefit of a Participant for services rendered or labor performed for the Employer, subject to the applicable adjustments and limitations under Section 1.1(o) of the Plan.

For purposes of determining an Eligible Participant’s Base Compensation, the phrase “overtime payment” shall mean any payment that is classified by the Employer as a payment for overtime; provided, however, that if a Participant is scheduled to work a 12 hour shift, the regularly scheduled overtime will be included as Base Compensation, and is calculated by multiplying his straight time hourly rate of pay by the number of 12 hour shift regularly scheduled overtime hours for which he is paid.

Interest Crediting Rate
A-6. The term “Interest Crediting Rate” with respect to a Plan Year shall mean the annual rate of interest on 30-year Treasury securities for the look back month preceding the first day of the stability period that is coincident with such Plan Year. For purposes of this definition, the “look back month” shall be the fifth month preceding the first day of the stability period, and the “stability period” shall be the Plan Year for which interest is being credited pursuant to Section A-8 below.

Base Compensation Accruals
A-7. As of the last day of each Plan Year beginning on and after January 1, 2001, an Eligible Participant with respect to such Plan Year shall be credited with a “Base Compensation Accrual” equal to 6% of such Eligible Participant’s Base Compensation for the period in such Plan Year during which he was an Eligible Participant; provided, however, that if an Eligible Participant having a Vested Interest (determined in accordance with Section A-10 below) terminates employment during a Plan Year and elects to receive an immediate distribution of his Portable Retirement Benefit prior to the last day of such Plan Year, such Eligible Participant shall be credited as of the last day of the calendar month in which his employment terminated with a Base Compensation Accrual equal to 6% of such Eligible Participant’s Base Compensation for the period in such Plan Year during which he was employed as an Eligible Participant.

Interest Credits Accruals
A-8. As of the last day of each Plan Year beginning on and after January 1, 2002 and prior to the Plan Year containing his Annuity Starting Date for his Portable Retirement Benefit, a Participant (whether or not he is then an Eligible Participant or then employed) who has a Portable Retirement Benefit accrual as of the end of such Plan Year shall be credited with an “Interest Credit Accrual” equal to the then value of his Portable Retirement Benefit as of the end of such Plan Year (excluding the Base Compensation Accruals for such Plan Year) multiplied by the Interest Crediting Rate for such Plan Year. For the Plan Year including an Eligible Participant’s Annuity Starting Date for his Portable Retirement Benefit, a Participant (whether or not he is then an Eligible Participant or then employed) shall be credited as of his Annuity Starting Date with an Interest Credit Accrual equal to (i) the then value of his Portable Retirement Benefit as of his Annuity Starting Date (excluding the Base Compensation Accruals for such Plan Year), multiplied by (ii) the Interest Crediting Rate for the Plan Year including his Annuity Starting Date, multiplied by (iii) a fraction, the numerator of which is the number of days in such Plan Year that have elapsed as of such Annuity Starting Date, and the denominator of which is 365. No Interest Credit Accruals shall be credited for a Participant for any period from and after his Annuity Starting Date.

Portable Retirement Benefit
A-9. A Participant’s “Portable Retirement Benefit” under the Plan as of any determination date shall be the then sum of all accruals credited as of such determination date pursuant to Sections A-7 and A-8. For purposes of the Plan, a Participant’s Portable Retirement Benefit shall be considered to be his “Accrued Benefit.”

Vested Interest
A-10. A Participant who terminates employment with the Employer on or after his Normal Retirement Date or by reason of death or disability shall have a 100% Vested Interest in his Portable Retirement Benefit. An individual is disabled if such individual has been determined to be disabled by the Social Security Administration and receiving Social Security disability benefits. Any other Participant shall have a Vested Interest in his Portable Retirement Benefit based upon his years of Vesting Service determined pursuant to this Appendix rather than pursuant to the Plan. For purposes of this Appendix, a Participant’s Vested Interest shall be determined based upon the following schedule:

For a Participant with an Hour of Service on or after January 1, 2008:

Years of Vesting Service	Vested Interest

Less than 1 year	0%
1 year	33%
2 years	67%
3 years or more	100%

An individual shall be credited with Vesting Service for purposes of determining his Vested Interest in his Portable Retirement Benefit in an amount equal to his aggregate Periods of Service (including Periods of Service completed prior to January I, 2001) whether or not such Periods of Service are completed consecutively. Notwithstanding the foregoing, (i) if an individual terminates his Service (at a time other than during a leave of absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service, and (ii) if an individual terminates his Service during a leave of absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such leave of absence, such Period of Severance shall be treated as a Period of Service.

A Disabled Sithe Member shall have a 100% Vested Interest in his Portable Retirement Benefit under the Plan.

Any individual who is an employee of Sithe as of the Effective Date shall be credited with “Vesting Service” to the Plan for the period preceding such date in an amount equal to Years of Vesting Service, if any, credited to such individual under the Sithe Plan immediately prior to the Effective Date.

Benefits
A-11. An Eligible Participant who terminates employment with the Employer and all Controlled Entities other than by reason of death shall be entitled to receive a Plan benefit which is the Actuarial Equivalent (determined in accordance with Section A-13) of his Vested Interest in his Portable Retirement Benefit. Upon the death of a Participant before his Annuity Starting Date, his Surviving Spouse (as defined below) or other beneficiary designated in the manner prescribed by the Committee shall be entitled to a death benefit that is the Actuarial Equivalent of the deceased Participant’s Portable Retirement Benefit Upon the death of a Participant on or after his Annuity Starting Date, whether or not payment of his benefit has actually begun, the only benefit payable pursuant to this Appendix will be the benefit, if any, provided for his Surviving Spouse or other beneficiary pursuant to the form of benefit he was receiving or about to receive under this Appendix.

If a deceased Participant who either (i) is not survived by a Surviving Spouse or (ii) has elected (with spousal consent) not to have his death benefit paid in the standard survivor annuity form set forth in this subsection, does not have a valid beneficiary designation on file with the Committee at the time of his death, the designated beneficiary or beneficiaries to receive such Participant’s death benefit shall be as follows:

(1) If a Participant leaves a Surviving Spouse, his designated beneficiary shall be such Surviving Spouse;

(2) If a Participant leaves no Surviving Spouse, his designated beneficiary shall be (A) such Participant’s executor (or administrator of the Participant’s estate) paid for the benefit of such Participant’s estate or (B) his heirs at law if there is no administration of such Participant’s estate.

A Participant’s “Surviving Spouse” shall be the spouse to whom the Participant was married on his Annuity Starting Date or, if the Participant dies prior to his Annuity Starting Date, the spouse to whom he was married on his date of death.

Annuity Starting Date
A-12. The Annuity Starting Date for the Portable Retirement Benefit of a Participant shall be the first day of any month selected by the Participant (or, in the case of the death of the Participant, by his Surviving Spouse or other beneficiary) following his termination of employment with the Employer and all Controlled Entities; provided that any Annuity Starting Date and any Annuity Starting Date election shall comply with the time, consent and cash-out rules of Sections 8.1(f), 8.2 and 8.6 of the Plan. Notwithstanding any provision in this Appendix to the contrary, the involuntary cash-out provisions of Section 8.6 of the Plan shall not apply to a Participant’s Portable Retirement Benefit during the period commencing on December 13, 2001, and ending on June 30, 2002. From and after July 1, 2002, the involuntary cash-out provisions of Section 8.6 of the Plan shall apply to Portable Retirement Benefits (including with respect to a Participant who terminated employment prior to such date).

Actuarial Equivalence
A-13. For purposes of this Appendix, for determining Actuarial Equivalence: (i) in determining the monthly payment amount derived by converting a Portable Retirement Benefit into a single life annuity, the Applicable Interest Rate and the Applicable Mortality Table shall be utilized; (ii) in determining Actuarial Equivalence for converting a single life annuity to a joint and surviving spouse annuity under Section A-14, the actuarial assumptions set forth in Section 1.1(e) of the Plan shall be utilized; and (iii) in determining Actuarial Equivalence for converting a Portable Retirement Benefit into an optional form of payment described in Section A-20(i), the 1983 Group Annuity Mortality Table, assuming the Eligible Sithe Participant (as such term is defined in Section A-20) is male and the contingent annuitant is female, and interest at a rate of 7 1/2% compounded annually shall be utilized.

Form of Retirement
A-14. The Portable Retirement Benefit of a Participant who is Severance and Disability unmarried on his Annuity Starting Date shall be paid in the form of Benefits a single life annuity providing monthly payments for the life of such Participant. The Portable Retirement Benefit of a Participant who is married on his Annuity Starting Date shall be paid in the form of a joint and surviving spouse annuity providing monthly payments for the life of the Participant and continuing monthly payments for the life of his Surviving Spouse equal to 50% of the monthly amount being paid during the Participant’s life. Any Participant may elect not to receive his Portable Retirement Benefit in the standard form described above, whichever is applicable to him, and instead elect, commencing January 1, 2008, the Qualified Optional Survivor Annuity, or instead elect to have such benefit paid in the form of a single lump sum cash payment. Any such election shall be subject to the election and consent rules described in Section 8.4 of the Plan.

Form of Death Benefits
A-15. The standard form of death benefit for a deceased Participant who dies prior to his Annuity Starting Date and is survived by a Surviving Spouse shall be a survivor annuity for the life of such Surviving Spouse. If a Participant would otherwise have the survivor annuity provided by this Section A-15 payable to his Surviving Spouse in the event of his death, such Participant may elect, by filing the election form prescribed by the Committee, not to have such survivor annuity paid. Such election must be made in accordance with the applicable provisions of Article VIII of the Plan.

Cash-outs and Forfeitures
A-16. Section 6.4(a) of the Plan shall be applied considering lump sum distributions of Portable Retirement Benefits in the same manner as lump sum distributions made pursuant to Section 8.6 of the Plan.

Reemployment
A-17. (a) (1) In the event a Participant to whom payment of his retirement benefit under the Plan has commenced is reemployed by an Employer or a Controlled Entity, whether or not as an Eligible Employee, payment of his retirement benefit shall not be interrupted or otherwise adversely affected, but shall be subject to the terms and conditions of this Section A-17.

(2) In the event a Participant is reemployed by an Employer or Controlled Entity, whether or not as an Eligible Employee, before payment of his retirement benefit has commenced, his benefit shall not commence during his period of reemployment, but shall be subject to the terms and conditions of Sections 5.1(d) and 8.2(d) of the Plan.

(b) If a Participant described in (a) above is reemployed as an Eligible Employee he shall continue benefit accruals pursuant to the applicable provisions of the Plan, subject to the modifications required by Section 8.11 of the Plan.

Certain Employees
A-18. For purposes of this Appendix, a Participant who became an Eligible Participant during 2001 as a result of a transfer to employment with an Employer from employment with Illinois Power Company shall be treated as if he was employed by an Employer for all of 2001 and as if the compensation he received during such Plan Year from Illinois Power Company had been paid to him by an Employer.

Disabled Participants
A-19. Notwithstanding any provision of this Appendix to the contrary, a Participant who has been approved for benefits under a long term disability plan sponsored by the Employer (an “Employer LTD plan”) shall be credited with Base Compensation Accruals and Vesting Service under the Plan for any period during which such Participant is receiving such long term disability benefits; provided however, that any such crediting of Base Compensation Accruals and Vesting Service shall cease as of the earlier of (a) such Participant’s Annuity Starting Date or (b) such Participant’s Normal Retirement Date. For purposes of the Base Compensation Accruals described in the preceding sentence, a Participant’s Base Compensation pursuant to Section A-5 immediately prior to the disability entitling him to benefits under an Employer LTD Plan shall be utilized.

Certain Sithe Participants
A-20. This Section A-20 shall apply to each Eligible Participant who is employed by Sithe Energies Power Services, Inc. (“Sithe Power”) at the Independence Station located in Oswego, New York on July 1, 2006 and whose Employment Commencement Date is prior to January 1, 2006 (an “Eligible Sithe Participant”) with respect to benefits accrued under this Appendix while such Eligible Sithe Participant is employed by Sithe Power. If an Eligible Sithe Participant’s employment with Sithe Power is terminated for any reason after July 1, 2006, including a transfer to another Employer, this Section A-20 shall not apply to any benefits accrued under this Appendix following such termination, even if the Eligible Participant is subsequently reemployed by Sithe Power.

(a) Optional Forms of Payment. In lieu of the standard Qualified Optional Survivor Annuity and optional lump sum forms of payment for Portable Retirement Benefits described in Section A-14, an Eligible Sithe Participant shall be entitled to elect, subject to the election and consent rules described in Section 8.2 of the Plan, one of the following optional forms of payment, commencing at age fifty-five (55) (or, if later, the first day of the month following the month in which the Eligible Sithe Participant becomes entitled to receive his Portable Retirement Benefit under Section A-11), each of which shall be an Actuarial Equivalence conversion of the Eligible Sithe Participant’s Portable Retirement Benefit in accordance with conversion tables prepared by the Plan’s actuary:

(1) A single life annuity providing monthly payments for the life of an Eligible Sithe Participant; or

(2) A joint and survivor annuity providing monthly payments for the life of the Eligible Sithe Participant and continuing monthly payments for the life of the beneficiary designated by the Eligible Sithe Participant in the manner prescribed by the Committee equal to 30%, 40%, 50%, 75% or 100%, as elected by the Eligible Sithe Participant, of the monthly amount being paid during the Eligible Sithe Participant’s life. In the event that the designated beneficiary predeceases the Eligible Sithe Participant while the Eligible Sithe Participant is receiving monthly annuity payments, the Eligible Sithe Participant’s monthly annuity payments shall increase to the amount he would have received if he had originally received his Portable Retirement Benefit in the form described in Section A-20(a)(1).

(b) Early Retirement Benefits. An Eligible Sithe Participant who first becomes entitled to receive a distribution of his Portable Retirement Benefit under Section A-11 prior to his Normal Retirement Date, but on or after the first day of the month following the month in which he has both attained age fifty-five (55) and completed ten (10) years of vesting service determined under the Dynegy Northwest Generation, Inc. Retirement Income Plan (his “Earliest Retirement Date”) may elect to receive such Portable Retirement Benefit either in the standard form of payment described in Section A-14 other than a lump sum or in an optional form of payment described in Section A-20(a) commencing on the first day of any month coincident with or following his Earliest Retirement Date and preceding his Normal Retirement Date. Such benefit shall be determined with no reduction for early payment by projecting interest credits to age sixty-five (65) at the Interest Crediting Rate in effect at the commencement of payments in accordance with conversion tables prepared by the actuary.

Further, an Eligible Sithe Participant who becomes entitled to receive a distribution of his Portable Retirement Benefit under Section A-11 prior to his Earliest Retirement Date may elect to receive such Portable Retirement Benefit either in the standard form of payment described in Section A-14 other than a lump sum or in an optional form of payment described in Section A-20(a) commencing on the first day of any month coincident with or following his Early Retirement Date and preceding his Normal Retirement Date. Such benefit shall be determined by projecting interest credits to age sixty-five (65) at the Interest Crediting Rate in effect at the commencement of payments in accordance with conversion tables prepared by the actuary with a reduction for early payment of 1/180 for each of the first sixty (60) months and 1/360 for each of the next sixty (60) months by which such Eligible Sithe Participant’s Annuity Starting Date precedes his Normal Retirement Date.

(c) Social Security Supplement. If an Eligible Sithe Participant’s Social Security Retirement Age occurs after the first of the month in which such Eligible Sithe Participant attains age sixty-five (65) and the Eligible Sithe Participant terminates employment after attaining both age fifty-nine (59) and his Earliest Retirement Date, such Eligible Sithe Participant can become eligible for a Social Security Supplement by electing to receive his Portable Retirement Benefit either in the standard form of payment described in Section A-14 other than a lump sum or in an optional form of payment described in Section A-20(a) commencing prior to his Social Security Retirement Age. The monthly amount of the Social Security Supplement shall be equal to eighty percent (80%) of the primary monthly Social Security benefit that the Committee estimates the Eligible Sithe Participant will be entitled to receive at Social Security Retirement Age; Social Security supplements shall be payable no earlier than the month in which an Eligible Sithe Participant attains sixty (60) years of age. Social Security supplements shall be payable through the month in which the Participant attains his Social Security Retirement Age; however, in no event shall more than 24 monthly Social Security supplement payments be made. For purposes of this Section A-20(c), “Social Security Retirement Age” means the following age which relates to an Eligible Sithe Participant’s year of birth:

Year of Birth	Social Security Retirement Age

Before 1938	65 years

1938-1954	66 years

After 1954	67 years

(d) Certain Death Benefits. If (1) an Eligible Sithe Participant dies prior to his Annuity Starting Date and a death benefit under Section A-11 is payable to his Surviving Spouse, (2) the Eligible Sithe Participant had completed at least five (5) years of vesting service as determined under the Dynegy Northwest Generation, Inc. Retirement Income Plan on the date of his death, (3) the Annuity Starting Date for the death benefit selected by the Eligible Sithe Participant’s Surviving Spouse is coincident with or following the date that would have been the Eligible Sithe Participant’s Earliest Retirement Date if he had survived, and (4) the Eligible Sithe Participant’s Surviving Spouse does not elect to receive the death benefit in a single lump sum cash payment, the survivor annuity payable to such Eligible Sithe Participant’s Surviving Spouse shall be determined with no reduction for early payment and each monthly payment thereof shall not be less than the amount that would have been payable to the Eligible Sithe Participant pursuant to Section A-20(a)(1) based on his Portable Retirement Benefit on the date of his death.

(e) Certain Disability Benefits. An Eligible Sithe Participant who is eligible to be credited with Base Compensation Accruals and Vesting Service under Section A-19 may elect to receive his Portable Retirement Benefit either in the standard form of payment described in Section A-14 other than a lump sum or in an optional form of payment described in Section A-20(a), commencing on the first day of any month following the month in which he attains sixty (60) years of age and preceding his Normal Retirement Date. Such annuity shall be determined with no reduction for early payment by projecting interest credits to age sixty-five (65) at the Interest Crediting Rate in effect at the commencement of payments in accordance with conversion tables prepared by the actuary.

APPENDIX B
Merger of DMS Plan
Effective December 31, 2006, the Dynegy Midstream Services Retirement Plan (“DMS Plan”) is merged into the Dynegy Inc. Retirement Plan, with the benefit structure and related provisions of the DMS Plan continued as a separate benefit structure and related provisions under the Plan through the incorporation of the DMS Plan as modified by the provisions of this Appendix.
This Appendix and the provisions of the DMS Plan incorporated herein by reference, and as modified by this Appendix, are applicable only to eligible Disabled DMS Participants and DMS Participants. All provisions which appear in the Plan, including any other applicable Appendix, shall apply to Disabled DMS Participants and DMS Participants in the same manner as applicable to other Participants except insofar as they may be inconsistent with or in conflict with the provisions of this Appendix and the provisions of the DMS Plan incorporated herein by reference and as modified by this Appendix.
1. Definitions and Construction. For the purposes of this Appendix, capitalized terms shall have the meanings set forth in Article I of the Plan and such definitions shall, unless the context and/or usage of such terms clearly dictate otherwise, supersede any similar or inconsistent terms that appear in the body of the DMS Plan or the Plan which would otherwise be applicable to a Disabled DMS Participant or a DMS Participant. To the extent a capitalized term used herein is not defined in Article I of the Plan (or context and/or usage dictate an alternate meaning), such term shall have the meaning set forth in this Appendix or in the DMS Plan.
Notwithstanding the previous paragraph, for purposes of this Appendix, the following terms shall be defined as follows:
1.1 “Disabled DMS Participant” means a person who, on September 12, 2005 and December 31, 2006 was Disabled and accruing credit for Accrual Service and Compensation in accordance with the provisions of the DMS Plan as a Disabled Employee, all as conclusively set forth in the Plan Records.
1.2 “DMS Participant” means a person, other than a Disabled DMS Participant, who, on December 31, 2006, had an Accrued Benefit under the DMS Plan or was receiving Pension payments from the DMS Plan and, on such date, became a DMS Participant under the Plan pursuant to the merger of the DMS Plan into the Plan and the provisions of this Appendix.
1.3 “Plan Records” means the information concerning all pertinent matters pertaining to determining the Accrued Benefit, rights, entitlements and Pension of each Disabled DMS Participant and each DMS Participant and their respective Eligible Surviving Spouses, alternate payees and beneficiaries under the terms of the DMS Plan, as modified by this Appendix E, as set forth in specific records maintained for all such matters at the direction of the Committee. The Committee’s decision, in its sole discretion, with respect to any and all matters set forth in the Plan Records shall be conclusive and binding on all persons for all purposes.

2. Merger of DMS Plan and Incorporation by Reference. Except as otherwise provided in this Appendix, the provisions of the DMS Plan are incorporated herein by reference in their entirety to the extent necessary to provide the benefit structure and preserve the protected benefits, rights and features of the DMS Plan for each DMS Participant and each Disabled DMS Participant under this Appendix. Only the provisions incorporated herein by reference from the DMS Plan and the provisions of this Appendix shall be applicable to determine the benefits, rights and features preserved and newly created for Disabled DMS Participants or DMS Participants upon the merger of the DMS Plan into the Plan. The provisions of Articles I, II, Ill, VIII (with respect to the claims procedures provisions of Section 8.16), IX, X, XI, XII, XIII, XIV, XV, XVI, XVII, and XVIII of the Plan concerning plan administration, limitations on benefits, fiduciary provisions, amendment and termination authority, top-heavy status and trust fund and trustee matters shall be fully applicable upon the merger of the DMS Plan into the Plan without regard to provisions concerning similar matters in the DMS Plan. The provisions of the Plan, however, such as Articles I (to the extent required by context), IV, V, VI, VII, VIII (with the exception of the claims procedures provisions of Section 8.16), and any Appendices (other than this Appendix), shall not apply to a Disabled DMS Participant or a DMS Participant to the extent such provisions of the Plan or Appendices are in conflict with or duplicative of similar provisions set forth in the DMS Plan and this Appendix.
3. Participation. Participation under the DMS Plan and this Appendix is absolutely limited to Disabled DMS Participants and DMS Participants and solely to the period during which any portion of their respective Accrued Benefits remains undistributed under the provisions of the DMS Plan and this Appendix.
4. Accrual Service. The Accrual Service of each Disabled DMS Participant and each DMS Participant shall be conclusively established as set forth in the Plan Records. No DMS Participant shall be credited with any Accrual Service with respect to any period commencing after October 31, 2005. A Disabled DMS Participant shall be credited with Accrual Service with respect to the DMS Plan during periods he is entitled to disability benefit payments under the Long-Term Disability Plan and prior to his Annuity Starting Date, all as conclusively set forth in the Plan Records.
5. Retirement Benefits. The Retirement benefits provided for a Disabled DMS Participant and a DMS Participant shall be determined solely in accordance with the DMS Plan and this Appendix provided as follows:
5.1 Normal Retirement.
(a) A Disabled DMS Participant and a DMS Participant whose employment is terminated and whose retirement benefit payment commences as of his Normal Retirement Date shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Section 8 of this Appendix, that is the Actuarial Equivalent of a Pension commencing on his Annuity Starting Date, each monthly payment of such Pension being equal to (1), (2) or (3) below, whichever is greatest:
(1) One-twelfth of 1.5% of his monthly Compensation received or deemed received each month that he is credited with Accrual Service as conclusively set forth in the Plan Records;

(2) 1.275% of his Average Monthly Compensation up to an amount equal to the Average Monthly Covered Compensation, multiplied by his full years (plus a fraction of a year for any additional completed months) of Accrual Service, plus 1.5% of his Average Monthly Compensation in excess of the Average Monthly Covered Compensation, multiplied by his full years (plus a fraction of a year for any additional completed months) of Accrual Service not in excess of thirty-five years as conclusively set forth in the Plan Records; or
(3) $40 multiplied by his full years (plus a fraction of a year for any additional completed months) of Accrual Service as conclusively set forth in the Plan Records.
(b) Late Retirement.
(1) The Committee shall furnish any Disabled DMS Participant and any DMS Participant whose employment continues beyond his Normal Retirement Date (or resumes after his Normal Retirement Date, but prior to commencement of the payment of his retirement benefit) with the notification described in Department of Labor Regulation Section 2530.203-3. Upon such participant’s subsequent termination of employment, his retirement benefit payable pursuant to Appendix Section 8 shall be increased to the extent required, if at all, under such regulations as provided in Appendix Subsection 5.1(b)(2) below to avoid the effecting of a prohibited forfeiture of benefits by reason of the suspension of benefits during such DMS Participant’s post Normal Retirement Date employment.
(2) A participant described in Appendix Subsection 5.1(b)(1) above shall be entitled to a retirement benefit determined as the greater of:
(A) his retirement benefit based on his retirement benefit determined pursuant to Appendix Section 5.1 through the date of his subsequent termination of employment; or
(B) the Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.
(3) Further, such participant’s retirement benefit payable pursuant to Appendix Subsection 5.1(b) shall be increased to the extent required, if at all, under Code Section 401(a)(9)(C)(iii) in the event his employment or reemployment continues after April of the year immediately following the year he attains age seventy and one-half.

5.2 Early Retirement. A Disabled DMS Participant and a DMS Participant whose Severance from Service Date occurred (or occurs) on or after age fifty-five and whose retirement benefit payment commences on or after his Early Retirement Date and prior to his Normal Retirement Date shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Section 8 of this Appendix, that is the Actuarial Equivalent of a Pension commencing on such participant’s Annuity Starting Date, each monthly payment of such Pension being computed in the manner provided in Appendix Subsection 5.1(a) considering his Average Monthly Compensation, the Average Monthly Covered Compensation, and his Accrual Service determined as of his Severance from Service Date; provided, however, that in the event that such participant entitled to a benefit pursuant to this Appendix Section 5.2 has less than five years of Vesting Service, each monthly payment of such Pension shall be based solely on the amount computed in the manner provided in Appendix Subsection 5.1(a)(1) above. In all cases, each monthly payment of the retirement benefit provided by this Appendix Section 5.2 shall be reduced by a percentage for each year (and a proportionately lesser percentage for any period less than a year) by which the commencement of such participant’s benefit precedes his Normal Retirement Date by more than three years as follows:
(a) For the fourth and fifth years prior to such participant’s Normal Retirement Date, the percentage reduction shall be 5% for each such year; and
(b) For the sixth through tenth years prior to such participant’s Normal Retirement Date, the percentage reduction shall be 4% for each such year.
5.3 Reduction in Plan Benefits. Any provisions of the Plan to the contrary notwithstanding, the benefit otherwise payable under the DMS Plan to any Disabled DMS Participant or DMS Participant (including, without limitation, under Sections 5, 6 and 7 of this Appendix) shall be reduced by the Actuarial Equivalent of the annuity benefit, if any, paid or payable to such participant from the Retirement Plan of Oxy USA Inc. (including any annuity which may have been purchased for such participant in connection with the termination of the Retirement Plan of Cities Service Oil and Gas Corporation) all as conclusively set forth in the Plan Records.
6. Severance Benefits and Determination of Vested Interest.
6.1 No Benefits Unless Herein Set Forth. Except as set forth in this Appendix Section 6, for any reason other than Retirement described in Appendix Section 5 above or death, a Disabled DMS Participant and a DMS Participant shall acquire no right to any benefit from the Plan or the Trust Fund.
6.2 Severance Benefit.
(a) Subject to Appendix Subsection 6.2(b), each Disabled DMS Participant or DMS Participant whose employment terminated for any reason other than Retirement described in Appendix Section 5 above or death shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Section 8 of this Appendix that is the Actuarial Equivalent of a Pension commencing on the participant’s Annuity Starting Date, each monthly payment of such Pension being equal to the product of such participant’s Vested Interest multiplied by the amount computed in the manner provided in Appendix Section 5.1(a) considering his Average Monthly Compensation, the Average Monthly Covered Compensation, and his Accrual Service at his Severance from Service Date; provided, however, that if such participant has a Vested Interest solely by reason of having attained age fifty-five while in employment with a former employer under the DMS Plan or by reason of having been determined to be disabled while in such employment, each monthly payment of such Pension shall be based solely on the amount computed in the manner provided in Appendix Section 5.1(a)(1).

(b) A Disabled DMS Participant or DMS Participant who is entitled to a benefit pursuant to Appendix Subsection 6.2(a) above who incurred or incurs a Severance from Service Date prior to his Normal Retirement Date may, by request to the Committee, commence his benefit as of the first day of the month coinciding with or next following his fifty-fifth birthday, or as of the first day of any subsequent month which precedes or coincides with his Normal Retirement Date, provided, that such request must be received by the Committee not less than thirty days prior to the proposed date of commencement of the benefit (unless such period of notice is waived by the Committee in its discretion). The value of such participant’s severance benefit shall be the Actuarial Equivalent of his Pension commencing on the first day of the month so requested, each monthly payment of such Pension being computed in the manner provided in Appendix Subsection 5.2(a) above, but actuarially reduced to reflect such participant’s younger age and the earlier commencement of payments.
(c) A Disabled DMS Participant’s or a DMS Participant’s Vested Interest shall be determined by such participant’s full years of Vesting Service in accordance with the following schedule:

Full Years of Vesting Service	Vested Interest
Less than 5 years	0%
5 years or more	100%
Provided, however each DMS Participant who was in the employ of Dynegy Midstream Services, Limited Partnership on October 31, 2005 and was not fully-vested in his Severance Benefit prior to such date became 100% vested as of such date.
6.3 Vesting Service.
(a) For the period preceding January 1, 2002, subject to the provisions of Appendix Subsection 6.3(d) below, an individual was credited with Vesting Service in an amount equal to all Service credited to him for vesting purposes under the Plan as it existed on December 31, 2001.
(b) On and after January 1, 2002, subject to the remainder of this Appendix Section 6.3, an individual was credited with Vesting Service in an amount equal to his aggregate Periods of Service, whether or not such Periods of Service were completed consecutively.
(c) In the case of an individual who terminated his Service and subsequently resumes his Service, if his Reemployment Commencement Date was or is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Appendix Section 6.3(b) above.

(d) In the case of an individual who terminates his Service at a time when he had a 0% Vested Interest, and who then incurs a Period of Severance that equals or exceeds five years, such individual’s Period of Service completed prior to his Severance from Service Date shall be disregarded in determining his years of Vesting Service.
(e) Notwithstanding the foregoing provisions of this Appendix Section 6.3, each Disabled DMS Participant and each DMS Participant is 100% vested in his Accrued Benefit and his credited period of Vesting Service is conclusively set forth in the Plan Records.
7. Death Benefits.
7.1 Before Annuity Starting Date.
(a) Except as provided in Appendix Subsections 7.1(b) and (c) below, no benefits shall be paid pursuant to the provisions of the DMS Plan or this Appendix with respect to any Disabled DMS Participant or DMS Participant who dies prior to his Annuity Starting Date.
(b) A married Disabled DMS participant or a married DMS Participant with an Eligible Surviving Spouse shall have a survivor annuity paid to his Eligible Surviving Spouse in the event such participant dies before his Annuity Starting Date under any of the circumstances described in clauses (1), (2), (3), or (4) below. The survivor annuity provided by this Appendix Subsection 7.1(b) shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse determined as follows:
(1) If such participant dies while in employment with the Employer or a Controlled Entity on or after his Early Retirement Date, a monthly benefit equal to one-half of the amount of the monthly benefit to which such participant would have been entitled if such participant had entered into Retirement as of his date of death and had immediately begun receiving his benefit pursuant to Subsection 5.1(a) or Section 5.2 of this Appendix, as applicable, as of such date in the form of a Pension;
(2) If such participant dies following his Severance from Service Date that occurred on or after his Early Retirement Date, a monthly benefit equal to one-half of the amount of the monthly benefit to which the participant would have been entitled if such participant had immediately begun receiving his benefit pursuant to Section 6.2 of this Appendix as of the first day of the month next fallowing his date of death in the form of a Pension;
(3) If such participant has five or more years of Vesting Service and dies while in employment with the Employer or a Controlled Entity after the month in which he attained age fifty but prior to his Early Retirement Date, a benefit equal to one-half of the amount of the monthly benefit to which the participant would have been entitled if such participant had survived to his Early Retirement Date, had entered into Retirement as of such date, and had immediately begun receiving his benefit pursuant to Section 5.2 of this Appendix as of such date in the form of a Pension (based on his actual Accrual Service, his Average Monthly Compensation, and the Average Monthly Covered Compensation as of his date of death); or

(4) If such Disabled DMS Participant or DMS Participant dies with a Vested Interest either while in employment with the Employer or a Controlled Entity or after his Severance from Service Date and prior to the first day of the Plan Year in which he would have attained age thirty-five, a monthly benefit equal to one-half of the monthly benefit to which the participant would have been entitled if such participant had survived to his Early Retirement Date, had entered into Retirement on such date, and had immediately begun receiving his benefit pursuant to Section 5.2 as of such date in the form of a Pension (based on his actual Accrual Service, his Average Monthly Compensation, and the Average Monthly Covered Compensation as of his date of death).
Payment of the survivor annuity provided by this Appendix Subsection 7.1(b) shall begin as of the first day of the month next following the participant’s date of death with respect to a survivor annuity determined pursuant to clause (1), (2) or (3) above and as of the date the participant would have attained his Early Retirement Date with respect to a survivor annuity determined pursuant to clause (4) above, and in any such case shall end as of the first day of the month in which the death of the Eligible Surviving Spouse occurs. Notwithstanding the foregoing, in the absence of consent by such participant’s Eligible Surviving Spouse, payment of such survivor annuity may not begin prior to the date such participant would have reached his Normal Retirement Date.
(c) Subject to the further provisions of this Appendix Subsection 7.1(c), a married Disabled DMS Participant or a married DMS Participant with an Eligible Surviving Spouse shall, unless he elects otherwise as provided below, have a survivor annuity paid to his Eligible Surviving Spouse in the event such participant dies with a Vested Interest before his Annuity Starting Date under any of the circumstances described in clauses (1) or (2) below. The survivor annuity provided by this Appendix Subsection 7.1(c) shall be a single life annuity for the life of the Eligible Surviving Spouse and shall consist of monthly payments determined as follows:
(1) If such participant dies while in employment with the Employer or a Controlled Entity on or after the first day of the Plan Year in which he attained or would have attained age thirty-five but prior to the first day of the month next following the month in which such participant attained or would have attained age fifty, a monthly benefit equal to one-half of the monthly benefit to which the participant would have received had such deceased participant terminated his employment on the date of his death, survived until his Early Retirement Date, had immediately begun receiving his benefit pursuant to Section 6.2 of this Appendix in the form of the joint and survivor annuity described in Section 8.3 of this Appendix on such date, and had died on the day after such date; or

(2) If such participant dies while not in employment with the Employer or a Controlled Entity, his Severance from Service Date occurred prior to his Early Retirement Date, and his date of death is on or after the first day of the Plan Year in which he attained or would have attained age thirty-five but prior to his Normal Retirement Date, a monthly benefit equal to one-half of the monthly benefit to which the participant would have received had such deceased participant terminated his employment on the date of his death, survived until the later of his Early Retirement Date or the first day of the month next following his date of death, had immediately begun receiving his benefit pursuant to Section 6.2 of this Appendix in the form of the joint and survivor annuity described in Section 8.3 of this Appendix on the later of such dates, and had died on the later of such dates.
Payment of the survivor annuity provided by this Appendix Subsection 7.1(c) shall begin as of the later of (1) the participant’s Early Retirement Date, or (2) the first day of the month next following the participant’s date of death, and shall in each case end as of the first day of the month in which the death of the Eligible Surviving Spouse occurs. Notwithstanding the foregoing, in the absence of consent by such participant’s Eligible Surviving Spouse, payment of such survivor annuity may not begin prior to the date such participant would have reached his Normal Retirement Date.
(d) Notwithstanding anything to the contrary herein, the benefits provided under this Section shall be subject to the applicable notice, election, and consent requirements under the Plan.
7.2 After Annuity Starting Date. With respect to any Disabled DMS Participant or DMS Participant who dies on or after his Annuity Starting Date, whether or not payment of his benefit has actually begun, the only benefit payable pursuant to the DMS Plan and this Appendix, if any, shall be that provided for his beneficiary pursuant to the form of benefit he was receiving or had properly and timely elected to receive in accordance with Section 8 of this Appendix.
7.3 Cash-Out of Death Benefit. If a Disabled DMS Participant or a DMS Participant dies prior to his Annuity Starting Date, his Eligible Surviving Spouse is entitled to a death benefit pursuant to this Appendix Section 7 and the Actuarially Equivalent present value of such death benefit is not in excess of $1,000, such present value shall be paid to such Eligible Surviving Spouse in a lump sum payment in lieu of any other benefit herein provided and without regard to the spousal consent requirement of Appendix Section 7.1 above. Any such payment shall be made as soon as administratively feasible following the participant’s date of death.
8. Time and Form of Benefit Payments.
8.1 Time of Payment of Benefits. Payment of benefits under the DMS Plan and this Appendix to a Disabled DMS Participant and a DMS Participant (other than death benefits payable pursuant to Section 7 of this Appendix) shall commence as of such participant’s Annuity Starting Date, determined as follows, but the first payment shall be made no earlier than the expiration of the election period described in Appendix Subsection 8.2(c) below.
(a) With respect to any such participant who is to receive his normal retirement benefit pursuant to Subsection 5.1(a) of this Appendix, such participant’s Annuity Starting Date shall be the date of such participant’s Normal Retirement Date.

(b) With respect to any participant who is to receive his early retirement benefit pursuant to Section 5.2 of this Appendix, such participant’s Annuity Starting Date shall be such participant’s Early Retirement Date or the first day of any month thereafter and prior to his Normal Retirement Date.
(c) With respect to any such participant who is to receive his severance retirement benefit pursuant to Subsection 6.2(a) of this Appendix, such participant’s Annuity Starting Date shall be his Normal Retirement Date or the first day of the month next following his termination of employment, if later.
(d) With respect to any such participant who is to receive early commencement of his severance benefit pursuant to Subsection 62(b) of this Appendix, such participant’s Annuity Starting Date shall be the first day of the month so requested.
(e) Notwithstanding the foregoing, with respect to any benefit payable pursuant to the provisions of Section 8.7 of this Appendix, the Annuity Starting Date shall be the date determined by the Committee which shall be as soon as administratively feasible following the date of the participant’s termination of employment.
8.2 Restrictions on Time of Payment of Benefits.
(a) Plan provisions to the contrary notwithstanding, the Annuity Starting Date of a Disabled DMS Participant or a DMS Participant shall not occur in a manner that would violate the applicable timing, notice, consent, or minimum distribution requirements of Article VIII of the Plan.
(b) Payment of a death benefit pursuant to Section 7 of this Appendix must commence no later than the time mandated under Article VIII of the Plan.
(c) Subject to the provisions of this Appendix, a participant’s Annuity Starting Date shall not occur while the participant is employed by the Employer or any Controlled Entity.
(d) Sections 8.1 and 8.2(a) of this Appendix notwithstanding, a participant, other than a Disabled DMS Participant or DMS Participant whose Actuarially Equivalent present value of his Vested Interest in his Accrued Benefit is not in excess of $1,000, must file a claim for benefits in the manner prescribed by the Committee before payment of his benefits will commence. In the event that the requirement in the preceding sentence delays the commencement of payment of a participant’s benefits to a date after his Normal Retirement Date, such participant’s benefit shall not be less than the Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.
8.3 Standard Form of Benefit for Participants. For purposes of Section 5 or 6 of this Appendix, the standard form of benefit for any Disabled DMS Participant and any DMS Participant who is married on his Annuity Starting Date shall be a joint and survivor annuity. Such joint and survivor annuity shall be an annuity which is payable for the life of the participant with a survivor annuity for the life of the participant’s Eligible Surviving Spouse that shall be one-half of the amount of the annuity payable during the joint lives of the participant and the Eligible Surviving Spouse. The standard form of benefit for any participant who is not married on his Annuity Starting Date shall be the Pension described in Section 5 or 6 of this Appendix, whichever is applicable to such participant.

8.4 Election Concerning Form of Benefit. Any participant who would otherwise receive the standard form of benefit described in Section 8.3 or, effective January 1, 2008, the Qualified Optional Survivor Annuity described in the Plan, may elect not to take his benefit in such forms by properly executing and filing the benefit election form prescribed by the Committee during the Election Period described in the Plan as a qualified election.
8.5 Alternative Forms of Benefit. For purposes of Section 5 or 6 of this Appendix, the benefit for any participant who has elected pursuant to Appendix Section 8.4 not to receive his benefit in the standard form set forth in Appendix Section 8.3 shall be paid in one of the following alternative forms to be selected by such participant or, in the absence of such selection, by the Committee prior to his Annuity Starting Date; provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of Code Section 401(a)(9) and applicable Treasury Regulations thereunder:
(a) A single life annuity for the life of such participant.
(b) An annuity for the joint lives of the participant and any joint annuitant designated by the participant in accordance with Appendix Section 8.9, with a survivor annuity (with monthly payments under such survivor annuity equal to 1%, 50%, 75% or 100%, as specified by the participant in his election of this option, of the monthly benefit payable during the joint lives of the participant and the joint annuitant) to the joint annuitant for such joint annuitant’s remaining lifetime.
(c) An annuity for a ten year term certain and continuous for the life of such participant if he survives such term certain or, in the event of such Disabled DMS Participant’s or DMS Participant’s death before the end of such term certain, continuing to the end of such term certain to his designated beneficiary as provided in Appendix Section 8.9. Upon the death of a beneficiary who is receiving payments in this annuity form, in the event that there is no other living beneficiary, the Actuarially Equivalent present value of any remaining term certain payments, if any, shall be paid as soon as administratively feasible, in one lump sum cash payment, to the executor or administrator of such beneficiary or to his heirs at law if there is no administration of such beneficiary’s estate. In the event that the Committee determines that the life expectancies of a participant and his designated beneficiary do not exceed ten years, such participant’s election to receive his benefit in this annuity form shall not be effective.
8.6 Level Income Option. If payment of a participant’s benefit commences prior to the earliest age as of which such participant will become eligible for an Old-Age Insurance Benefit under the Social Security Act, at the request of the participant the amount of the payments of his benefit may be adjusted so that an increased amount will be paid prior to such age and a reduced amount thereafter; the purpose of this adjustment is to enable the participant to receive from the DMS Plan and under the Social Security Act an aggregate income in approximately a level amount for life. Such adjusted payments shall be the Actuarial Equivalent of the benefit otherwise payable to such participant.

8.7 Cash-Out of Accrued Benefit. If a participant terminates his employment with the Employer and all Controlled Entities and the Actuarial Equivalent present value of his Vested Interest in his Accrued Benefit is not in excess of $1,000, such present value shall be paid to such terminated participant in lieu of any other benefit herein provided and without regard to the election, and consent requirements of the Plan and this Appendix. Any such payment shall be made as soon as administratively feasible following such participant’s termination of employment The provisions of this Appendix Section 8.7 shall not be applicable to a participant following his Annuity Starting Date.
8.8 Restoration of Reduction for Joint and Survivor Annuity. If a participant is receiving his benefit in the form of a joint and survivor annuity pursuant to Section 8.3 or Subsection 8.5(b) of this Appendix and such participant’s spouse is the joint annuitant under such joint and survivor annuity, a portion of the reduction in such participant’s benefit attributable to such benefit being payable in the form of a joint and survivor annuity (as compared to the benefit that would have been payable if the participant had elected to receive his Plan benefit in the form of a Pension) shall be restored if such participant’s spouse dies during the first through fifth years following such participant’s Annuity Starting Date. The portion of such reduction to be restored shall be (i) 100% if such participant’s spouse dies during the first year following such participant’s Annuity Starting Date, (ii) 80% if such participant’s spouse dies during the second year following such participant’s Annuity Starting Date, (iii) 60% if such participant’s spouse dies during the third year following such participant’s Annuity Starting Date, (iv) 40% if such participant’s spouse dies during the fourth year following such participant’s Annuity Starting Date, and (v) 20% if such participant’s spouse dies during the fifth year following such participant’s Annuity Starting Date.
8.9 Beneficiaries and Joint Annuitants.
(a) Subject to the restrictions of Appendix Subsection 8.4, each participant shall have the right to designate the beneficiary, beneficiaries, or joint annuitant to receive any continuing payments in the event such participant’s benefit is payable in a form whereby payments could continue beyond such participant’s death. Each such designation shall be made on the form prescribed by the Committee and shall be filed with the Committee. Any such designation may be changed at any time by such participant by execution of a new designation form and filing such form with the Committee except that a joint annuitant cannot be changed after a participant’s Annuity Starting Date.

(b) If no such designation of beneficiary for a benefit payable in a form containing a term certain is on file with the Committee at the time of the death of the participant or if such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such continuing payments for the remainder of such term certain shall be as follows:
(1) If a participant leaves a surviving spouse, any such continuing payments shall be paid to such surviving spouse;
(2) If a participant leaves no surviving spouse, any such continuing payments shall be paid to such participant’s executor or administrator or to his heirs-at-law if there is no administration of such participant’s estate.
(c) If a participant’s designated joint annuitant dies before the participant’s Annuity Starting Date, such participants election of a form of benefit for the joint lives of the participant and such joint annuitant shall be canceled automatically and such participant’s benefit shall be paid in the form of the standard benefit set forth in Appendix Section 8.3 above, unless a new election of an alternative form of benefit is made in accordance with the provisions of Appendix Section 8.4 above. The death of a joint annuitant following a participant’s Annuity Starting Date shall not affect a participant’s benefit election (except to the extent provided in Appendix Section 8.8 above) or permit such participant to revoke such election.
8.10 Reemployment of Participants.
(a) In the event a Disabled DMS Participant or DMS Participant to whom payment of his retirement benefit under the DMS Plan has commenced is reemployed by an Employer or a Controlled Entity, payment of his retirement benefit shall not be interrupted or otherwise adversely affected.
(b) In the event a Disabled DMS Participant or a DMS Participant is reemployed by an Employer or Controlled Entity before payment of his retirement benefit has commenced, his benefit shall not commence during his period of reemployment, but shall be subject to the terms and conditions of Appendix Sections 5.1 and 8.2.
(c) In the event a Disabled DMS Participant is reemployed by the Employer as an Eligible Employee, any additional accruals, if any, with respect to his Accrued Benefit shall be pursuant to the provisions of Appendix Section 5. However, in the event a Disabled DMS Participant is reemployed as an eligible employee by another Controlled Entity which is an “Employer” under the Dynegy Inc. Retirement Plan, any additional accruals, if any, with respect to his period of reemployment shall be pursuant to the Dynegy Inc. Retirement Plan.
(d) In the event a DMS Participant is reemployed as an eligible employee by the Employer or by a Controlled Entity which is a “Employer” under the Dynegy Inc. Retirement Plan, any additional accruals, if any, with respect to his period of reemployment shall be pursuant to the Dynegy Inc. Retirement Plan.
8.11 Actuarial Equivalency. With respect to any benefit payable pursuant to the DMS Plan and this Appendix, whichever form of payment is selected, the value of such benefit shall be the Actuarial Equivalent of the Pension to which the particular participant is entitled.

APPENDIX C
Merger of DMG Plan
Effective December 31, 2007, the Dynegy Midwest Generation, Inc. Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement (“DMG Plan”) is merged into the Dynegy Inc. Retirement Plan, with the benefit structure and related provisions of the DMG Plan continued as a separate benefit structure and related provisions under the Plan, through the incorporation of the DMG Plan as modified by the provisions of this Appendix.
Except as otherwise provided in this Appendix, the provisions of the DMG Plan are incorporated herein by reference in their entirety to the extent necessary to provide the benefit structure and preserve the protected benefits, rights and features of the DMS Plan for each DMG Participant under this Appendix. Only the provisions incorporated herein by reference from the DMG Plan and the provisions of this Appendix shall be applicable to determine the benefits, rights and features preserved and newly created for DMG Participants upon the merger of the DMG Plan into the Plan. The provisions of Articles I, II, Ill, VIII (with respect to the claims procedures provisions of Section 8.15), IX, X, XI, XII, XIII, XIV, XV, XVI, XVII, and XVIII of the Plan concerning plan administration, limitations on benefits, fiduciary provisions, amendment and termination authority, top-heavy status and trust fund and trustee matters shall be fully applicable upon the merger of the DMG Plan into the Plan without regard to provisions concerning similar matters in the DMS Plan. The provisions of the Plan, however, such as Articles I (to the extent required by context), IV, V, VI, VII, VIII (with the exception of the claims procedures provisions of Section 8.15), and any Appendices (other than this Appendix), shall not apply to a DMG Participant to the extent such provisions of the Plan or Appendices are in conflict with or duplicative of similar provisions set forth in the DMS Plan and this Appendix.
This Appendix and the provisions of the DMG Plan incorporated herein by reference, and as modified by this Appendix, are applicable only to eligible DMG Participants. All provisions which appear in the Plan, including any other applicable Appendix, shall apply to DMG Participants in the same manner as applicable to other Participants except insofar as they may be inconsistent with or in conflict with the provisions of this Appendix and the provisions of the DMG Plan incorporated herein by reference, and as modified by this Appendix.
1. Definitions and Construction. For purposes of this Appendix, capitalized terms shall have the meanings set forth in Article I of the Plan, and such definitions shall, unless the context and/or usage of such terms clearly dictate otherwise, supersede any similar or inconsistent terms that appear in the body of the Plan or the DMG Plan that would otherwise be applicable to a DMG Participant. To the extent a capitalized term used herein is not defined in Article I of the Plan (or context and/or usage dictate an alternate meaning), such term shall have the meaning set forth in this Appendix or in the DMG Plan.
Notwithstanding the previous paragraph, for purposes of this Appendix, the following terms shall be defined as follows:
1.1 “DMG Participant” means a person who on December 31, 2007 had an Accrued Benefit under the DMG Plan or was receiving a benefit under the DMG Plan and, on such date, became a DMG Participant under the Plan pursuant to the merger of the DMG Plan into the Plan and the provisions of this Appendix, and each individual who has met the eligibility requirements for participation as set forth in the DMG Plan or this Appendix.

1.2 “Plan Records” means the information concerning all pertinent matters pertaining to determining the Accrued Benefit, rights, entitlements and Pension of each DMG Participant, Eligible Surviving Spouse, alternate payee and beneficiary under the terms of the DMG Plan, as modified by this Appendix, as set forth in specific records maintained for all such matters at the direction of the Committee. The Committee’s decision, in its sole discretion, with respect to any and all matters set forth in the Plan Records shall be conclusive and binding on all persons for all purposes.
2. Participation.
2.1 Eligibility. Each Eligible Employee shall become a DMG Participant upon the Entry Date coincident with or next following the date on which such Eligible Employee has completed one year of Participation Service. Notwithstanding the foregoing:
(a) An Eligible Employee who was a DMG Participant as of December 31, 2007 shall remain a DMG Participant as of January 1, 2008;
(b) An Eligible Employee who was a Participant in the DMG Plan prior to a termination of employment shall remain a DMG Participant upon his reemployment as an Eligible Employee;
(c) An Employee who has completed one year of Participation Service but who has not become a Participant in the DMG Plan because he was not an Eligible Employee shall become a DMG Participant in the Plan and this Appendix from and after January 1, 2008 upon the later of (i) the date he becomes an Eligible Employee as a result of a change in his employment status or (ii) the first Entry Date upon which he would have become a DMG Participant if he had been an Eligible Employee;
(d) An Eligible Employee who had met the service requirements of this Appendix to become a DMG Participant in the DMG Plan but who terminated employment prior to the Entry Date upon which he would have become a DMG Participant shall become a DMG Participant upon the later of (i) the date of his reemployment or (ii) the Entry Date upon which he would have become a DMG Participant if he had not terminated employment; and
(e) Except as otherwise provided in the Plan, a DMG Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a DMG Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer accrue additional benefits under this Appendix unless and until he shall again become an Eligible Employee.
Except as otherwise provided in the Plan, a DMG Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a DMG Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer accrue additional benefits hereunder unless and until he shall again become an Eligible Employee.

2.2 Participation Service. An individual completes one year of Participation Service on the last day of the Employment Year during which he completes 1,000 Hours of Service.
2.3 Transferred Employees. If an employee of the Employer or a Controlled Entity (a) ceases to satisfy the eligibility requirements of the Salaried Plan because he transfers into an employment classification as a member of a group of employees to which the DMG Plan has been extended and continues to be extended through a currently effective collective bargaining agreement between his employer and the collective bargaining representative of the group of employees of which he is a member, (b) continues to be employed by the Employer or a Controlled Entity, and (c) coincident with his cessation of eligibility for the Salaried Plan, satisfies the eligibility requirements of this Appendix, he shall cease to be a participant in the Salaried Plan and shall be a DMG Participant in the DMG Plan, subject to the terms and conditions of the DMG Plan and this Appendix.
2.4 Disabled DMG Participants. Notwithstanding any provision of the DMG Plan to the contrary, a DMG Participant who has been approved for benefits under a long term disability plan sponsored by the Employer (an “Employer LTD Plan”) shall be credited with Payroll Period Benefit Credits (as defined in this Appendix) and Vesting Service under the DMG Plan for any period during which such DMG Participant is receiving such long term disability benefits; provided however, that any such crediting shall cease as of the earlier of (a) such DMG Participant’s Annuity Starting Date or (b) such DMG Participant’s Normal Retirement Date. For purposes of the accruals described in the preceding sentence, a DMG Participant’s Payroll Period Benefit Credit pursuant to this Appendix F immediately prior to the disability entitling him to benefits under an Employer LTD Plan shall be utilized.
3. Retirement Benefits.
3.1 Normal Retirement.
(a) From and after January 2, 1994, subject to (b), (c), and (d) below, a DMG Participant whose employment with the Employer and all Controlled Entities is terminated, for a reason other than death, on or after his Normal Retirement Date shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Article VII of the DMG Plan and this Appendix, that is based upon a Pension commencing on the DMG Participant’s Annuity Starting Date, each monthly payment of such Pension being equal to one-twelfth of the amount of the DMG Participant’s Career Benefit Credit. For purposes of this Paragraph, “Career Benefit Credit” shall mean the sum of the DMG Participant’s Payroll Period Benefit Credits earned over the DMG Participant’s period of employment after January 1, 1994 and while an Eligible Employee and a Participant in the Plan. For purposes of this Paragraph, the DMG Participant’s “Payroll Period Benefit Credit” shall mean an amount equal to the DMG Participant’s regular hourly rate of pay for the payroll period for which the benefit credit is then being determined and for the position to which the DMG Participant is normally assigned multiplied by the number of regularly scheduled hours for such position for such payroll period multiplied by 2.2%. Overtime, temporary upgrades to higher paying positions, and other extra compensation shall not be taken into account in determining a DMG Participant’s Payroll Period Benefit Credit. Notwithstanding the foregoing provisions of this Section, if a DMG Participant is scheduled to work a 12-hour shift (the “Shift”), the regularly-scheduled overtime for the Shift shall be taken into account in determining a DMG Participant’s Payroll Period Benefit Credit, and is calculated by multiplying the DMG Participant’s straight time hourly rate of pay by the number of regularly-scheduled overtime hours for the shift for which the DMG Participant is paid. A DMG Participant’s Payroll Period Benefit Credit shall not be reduced to take into account any period of unpaid absence during the payroll period for which such Payroll Period Benefit Credit is being determined; provided, however, that if a DMG Participant is absent without pay for the entire payroll period for which such Payroll Period Benefit Credit is being determined, the amount of Payroll Period Benefit Credit earned by the DMG Participant for such payroll period shall be zero.
(b) Notwithstanding anything to the contrary in Section 3.1(a) above, for the period preceding January 2, 1994, the value of the Accrued Benefit for such period of each DMG Participant who was employed by the Company or a Controlled Entity on January 1, 1994, shall be determined under the terms of the DMG Plan as in effect immediately prior to the Effective Date (pursuant to which the DMG Participant’s Accrued Benefit was determined as the greater of certain benefits provided under the DMG Plan or the benefit formula provided in the Salaried Plan). The benefit accruals described in Section 3.1(a) above are in addition to the benefit accrual, if any, provided to a DMG Participant under this Paragraph.
(c) Notwithstanding anything to the contrary in Section 3.1(a) above:
(1) Effective during the period beginning on January 1, 1998 and ending on June 30, 2002, for any DMG Participant who performs an Hour of Service on or after January 1, 1998, the DMG Participant’s Payroll Period Benefit Credits during such period shall be determined pursuant to Section 3.1(a) above by using a 2.4% multiplier, rather than the 2.2% multiplier specified therein; and
(2) Effective during the period beginning on July 1, 2002 and ending on June 30, 2005, for any DMG Participant who performs an Hour of Service on or after July 1, 2002, the DMG Participant’s Payroll Period Benefit Credits during such period shall be determined pursuant to Section 3.1(a) above by using a 2.4% multiplier, rather than the 2.2% multiplier specified therein.
Additional benefit accruals for DMG Participants will be determined on and after July 1, 2005 in accordance with Section 3.1(a) above.
(d) If a Participant becomes a DMG Participant in the DMG Plan pursuant to the provisions of Section 2.3 above, then his Career Benefit Credit under the DMG Plan shall be increased by including the payroll periods taken into account under the Salaried Plan for benefit accrual purposes prior to such transfer and his regular rate of pay during such payroll periods. Contrary DMG Plan provisions notwithstanding, in no event shall the Accrued Benefit of any Participant who has become a DMG Participant in the DMG Plan in accordance with Section 2.3 above be less than the accrued benefit to which such Participant would have been entitled under the Salaried Plan as of the date of the transfer specified in Section 2.3.

(e) Late Retirement.
(1) The Committee shall furnish any DMG Participant whose employment with the Employer or any Controlled Entity continues beyond his Normal Retirement Date (or resumes his employment after his Normal Retirement Date, but prior to commencement of the payment of his retirement benefit) with the notification described in Department of Labor Regulation Section 2530.203-3. Upon such DMG Participant’s subsequent termination of employment, his retirement benefit payable pursuant to this Appendix shall be increased to the extent required, if at all, under such regulations as provided in Paragraph (2) below to avoid the effecting of a prohibited forfeiture of benefits by reason of the suspension of benefits during such DMG Participant’s post Normal Retirement Date employment.
(2) A DMG Participant described in Paragraph (e)(1) above shall be entitled to a retirement benefit equal to the greater of:
(A) His Accrued Benefit determined pursuant to the applicable provisions of the Plan through the date of his subsequent termination of employment; or
(B) The Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.
(3) Further, such DMG Participant’s retirement benefit payable pursuant to this Appendix shall be increased to the extent required, if at all, under Code Section 401(a)(9)(C)(iii) in the event his employment or reemployment continues after April 1 of the year immediately following the year he attains age seventy and one-half.
3.2 Early Retirement.
(a) A DMG Participant whose employment with the Employer and all Controlled Entities is terminated, for a reason other than death, on or after his Early Retirement Date and prior to his Normal Retirement Date, shall be entitled to receive a retirement benefit, payable at the time and in the form provided in this Appendix that is based upon a Pension commencing on the DMG Participant’s Annuity Starting Date, each monthly payment of such Pension being computed in the manner provided in this Appendix considering his Career Benefit Credit to the date of his termination of employment.

(b) A DMG Participant entitled to a benefit pursuant to Paragraph (a) may, by request to the Committee in the form prescribed by the Committee, commence his benefit as of the first day of the month coinciding with or next following the date of his Retirement, or as of the first day of any subsequent month which precedes his Normal Retirement Date, provided, that such request must be received by the Committee not less than thirty days prior to the proposed date of commencement of the benefit (unless such thirty days’ notice is waived by the Committee in its discretion), and the value thereof shall be based upon a Pension commencing on the date so requested, each monthly payment of such Pension being computed in the manner provided in Paragraph (a) above, provided that if the DMG Participant’s Annuity Starting Date precedes the DMG Participant’s sixty-second birthday, his retirement benefit shall be multiplied by the appropriate factor from the following table:

Age at
Annuity	Early Retirement
Starting Date	Factors

62	1.00

61.96

60.92

59.82

58.76

57.70

56.64

55.58
If a DMG Participant’s Annuity Starting Date does not coincide with his date of birth, the appropriate factor with respect to the table above shall be determined by interpolation. In no event shall a DMG Participant’s retirement income determined in accordance with this Appendix be less than the amount of early retirement income payable to such DMG Participant as of December 31, 1993.
(c) Notwithstanding any provision of the DMG Plan to the contrary, but solely for the purpose of determining a DMG Participant’s eligibility to receive a benefit pursuant to Section 3.2(a) above, and not for purposes of determining a DMG Participant’s Accrued Benefit, a DMG Participant who was a DMG Participant immediately prior to December 15, 1999 will be treated as though he is employed by the Employer during any period that he is employed by Amergen or any Amergen Affiliate on and after December 15, 1999; provided, however, that the foregoing provisions of this sentence shall apply only with respect to benefits payable following the DMG Participant’s termination of employment with Amergen or any Amergen Affiliate; and provided further, however, that the amount of the retirement benefit determined pursuant to Section 3.1(a) above shall be determined utilizing the DMG Participant’s Career Benefit Credit as of the date the DMG Participant’s employment with the Employer and all Controlled Entities terminated (and not as of his Early Retirement Date).

4. Severance Benefits and Determination of Vested Interest.
4.1 No Benefits Unless Herein Set Forth. Except as set forth herein, upon termination of employment of a DMG Participant for any reason other than Retirement or death, such DMG Participant shall acquire no right to any benefit from the Plan or the Fund.
4.2 Severance Benefit.
(a) Each DMG Participant whose employment is terminated for any reason other than Retirement or death shall be entitled to receive a retirement benefit, payable at the time and in the form provided in the Plan and this Appendix that is based upon a Pension commencing on the DMG Participant’s Annuity Starting Date, each monthly payment of such Pension being equal to the product of such DMG Participant’s Vested Interest multiplied by the amount computed in the manner provided in this Appendix, considering his Career Benefit Credit to the date of his termination of employment.
(b) A DMG Participant who is entitled to a benefit pursuant to Paragraph (a) may, by request to the Committee in the form prescribed by the Committee, commence his benefit as of the first day of the month coinciding with or next following his fifty-fifth birthday, or as of the first day of any subsequent month which precedes his Normal Retirement Date; provided, that such request must be received by the Committee not less than 30 days nor more than 180 days prior to the proposed date of commencement of the benefit (unless such notice is waived by the Committee in its discretion). The value of such DMG Participant’s severance benefit shall be based upon a Pension commencing on the first day of the month so requested, each monthly payment of such Pension being computed in the manner provided in Paragraph (a) above, but multiplied by the appropriate factor from the following table:

Duration in Years of Interval
Between Annuity Starting Date
and Normal Retirement Date	Reduction Factor

0	1.000
1.914
2.839
3.771
4.712
5.659
6.611
7.570
8.531
9.497
10.466

The reduction factor with respect to the table above for a DMG Participant whose Annuity Starting Date occurs on a date that is a fractional number of years prior to his Normal Retirement Date shall be determined by interpolation. Notwithstanding the foregoing provisions of this Section 4.2(b), if a DMG Participant who is entitled to a benefit pursuant to this Paragraph terminates his employment with the Employer and all Controlled Entities within eighteen months after the effective date of the Dynegy Transaction, and such DMG Participant has attained the age of fifty and has completed ten or more years of Vesting Service on or prior to the date of such termination of employment, then such DMG Participant may, by request to the Committee in the form prescribed by the Committee, commence his benefit as of the first day of the month coinciding with his fifty-fifth birthday, or as of the first day of any subsequent month that precedes his Normal Retirement Date, provided that such request is received by the Committee not less than 30 days nor more than 180 days before the selected date of commencement (unless such notice is waived by the Committee in its discretion); provided, however, that the amount of such benefit payable as of a date after his attainment of age 55 but prior to his attainment of age 62, shall be computed in the manner provided in Section 3.1 of this Appendix, using the DMG Participant’s Career Benefit Credit as of the date he terminated employment with the Employer and all Controlled Entities and reduced to reflect early commencement in accordance with the provisions of Section 3.2(b) above and not in accordance with the immediately foregoing provision of this Section; and further provided, however, that the amount of such benefit payable as of date on or after his attainment of age 62 shall be computed in the manner provided in Section 3.1 of this Appendix, using the DMG Participant’s Career Benefit Credit as of the date he terminated employment with the Employer and all Controlled Entities, and shall not be reduced to reflect early commencement.
For purposes of this Appendix, “Dynegy Transaction” shall mean the transactions contemplated in that certain Agreement and Plan of Merger dated as of June 14, 1999, by and among Illinova Corporation, Energy Convergence Holding Company, Energy Convergence Acquisition Corporation, Dynegy Acquisition Corporation, and the Company, as amended. The effective date of the Dynegy Transaction was February 1, 2000.
(c) A DMG Participant’s Vested Interest shall be determined by such DMG Participant’s full years of Vesting Service in accordance with the following schedule:

Full Years of Vesting Service	Vested Interest

Less than 5 years	0%
5 years or more	100%
(d) Paragraph (c) above notwithstanding, a DMG Participant shall have a 100% Vested Interest upon attainment of his Early Retirement Date while employed by the Employer or a Controlled Entity.
4.3 Vesting Service.
(a) For Employment Years beginning prior to December 1, 2001, subject to the remaining provisions of this Section, an individual shall be credited with Vesting Service in an amount equal to all service credited to him for vesting purposes for such years under the terms of the DMG Plan as it existed on the day prior to December 1, 2001.

(b) For Employment Years beginning on or after December 1, 2001, subject to the remaining provisions of this Section, an individual shall be credited with one year of Vesting Service for each Employment Year for which he is credited with 1,000 or more Hours of Service.
(c) In the case of an individual who terminates employment at a time when he has a 0% Vested Interest in his Accrued Benefit and who then incurs a number of consecutive One-Year Breaks-in-Service that equals or exceeds the greater of five years or his aggregate number of years of Vesting Service completed before such One-Year Breaks-in-Service, such individual’s years of Vesting Service completed before such One-Year Breaks-in-Service shall be disregarded in determining his years of Vesting Service.
(d) In the case of an individual who incurs a One Year Break-in-Service after December 31, 1975 at a time when he has a 100% Vested Interest in his Accrued Benefit, years of Vesting Service completed prior to such One-Year Break-in-Service shall be added to years of Vesting Service with which the individual is credited after such One-Year Break-in-Service.
(e) An individual who is on an uncompensated leave of absence duly authorized in accordance with customary personnel practices and policies of the Employer uniformly applied by it shall be credited with Vesting Service for the period of authorized leave if he returns to work with an Employer or a Controlled Entity immediately upon the expiration of such period.
(f) If the employment of a DMG Participant shall have been terminated prior to January 1, 1976 and he shall have been reemployed thereafter (whether before or after such date), his period of prior employment shall be included in his Vesting Service only if, and to the extent, provided in the DMG Plan as in effect on December 31, 1975.
(g) An individual shall not be credited with more than one year of Vesting Service in any Employment Year.
(h) An individual who completes more than 500 but less than 1,000 Hours of Service in an Employment Year shall not accrue any Vesting Service during such year but also shall not incur a One-Year Break-in-Service.
(i) Notwithstanding any provision in the Plan to the contrary, for purposes of determining a DMG Participant’s Vesting Service, an individual who was a DMG Participant immediately prior to December 15, 1999 and who became employed by Amergen or any Amergen Affiliate on such date shall be credited with Vesting Service in accordance with the terms of the DMG Plan for all periods of employment with Amergen or any Amergen Affiliate on and after December 15, 1999 as if such individual’s employer were an Employer under the DMG Plan during such period.

4.4 Cash-Outs and Forfeitures.
(a) If a DMG Participant terminates employment with the Employer and has a 0% Vested Interest or receives a lump sum cash-out distribution pursuant to this Appendix, such DMG Participant’s Career Benefit Credit prior to such termination shall be disregarded and such DMG Participant’s nonvested Accrued Benefit shall become a forfeiture as of the date of such distribution (or as of the date of termination of employment if the DMG Participant has a 0% Vested Interest with such DMG Participant being considered to have received a distribution of zero dollars on the date of his termination of employment).
(b) Paragraph (a) above notwithstanding, if such terminated DMG Participant is subsequently reemployed by the Employer or a Controlled Entity and the DMG Participant had a 0% Vested Interest at the time of his termination, the Career Benefit Credit that was disregarded and the forfeiture that occurred pursuant to Paragraph (a) above shall be restored if the DMG Participant has not incurred a number of consecutive One-Year Breaks-in-Service that exceeds the greater of five years or his aggregate number of years of Vesting Service completed before such One-Year Breaks-in-Service. Such restoration shall occur on the date of the DMG Participant’s reemployment, unless such date occurs after one or more One-Year Breaks-in-Service, in which case the restoration shall occur upon the DMG Participant’s completion of one year of Vesting Service after such One-Year Breaks-in-Service.
5. Death Benefits.
5.1 Before Annuity Starting Date.
(a) Except as provided in Paragraphs (b), (c), (d), (e), and (f) below and in Section 5.3 of this Appendix, no benefits shall be paid pursuant to the DMG Plan and this Appendix with respect to any DMG Participant who dies prior to his Annuity Starting Date.
(b) A married DMG Participant with an Eligible Surviving Spouse shall have a survivor annuity paid to his Eligible Surviving Spouse in the event such DMG Participant dies (i) after he attains age fifty but before his Annuity Starting Date and (ii) while employed by the Employer or a Controlled Entity or while receiving a Company-provided disability allowance. The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse in an amount equal to 50% of the monthly amount that the DMG Participant would have been eligible to receive under Section 3.2(a) above as if he had retired on the date of his death under circumstances described in that Section and had elected to receive a benefit for his life alone, except that no reduction shall be made (A) under Section 3.2(b) to reflect that payment of his benefits would commence prior to his Normal Retirement Date or (B) to reflect payment of his Accumulation under Section 5.3 below; provided, however, that if the Eligible Surviving Spouse is more than ten years younger than the DMG Participant, the amount of the annuity payable to such Eligible Surviving Spouse shall be reduced by one-half of one percent thereof for each year in excess of ten years difference in their ages. Payment of the survivor annuity provided by this Paragraph shall begin as of the first day of the month coinciding with or next following the later of the date of the DMG Participant’s death or the date which otherwise would have been the DMG Participant’s Normal Retirement Date and shall end with the last payment made before the death of the Eligible Surviving Spouse; provided, however, that the Eligible Surviving Spouse may elect to have the survivor annuity provided by this Paragraph commence as of the first day of the month following the DMG Participant’s death.

(c) A married DMG Participant who has received credit for at least one Hour of Service on or after August 23, 1984, who dies leaving an Eligible Surviving Spouse (i) on or after August 23, 1984, (ii) while employed by the Employer or a Controlled Entity or while receiving a Company-provided disability allowance, (iii) at a time when he has a 100% Vested Interest in his Accrued Benefit under the Plan, (iv) prior to attaining the age of fifty, and (v) before his Annuity Starting Date shall have a survivor annuity paid to his Eligible Surviving Spouse. The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse in an amount equal to 50% of the monthly amount (or the Actuarial Equivalent of such amount in the case of a DMG Participant who has an Accumulation at the date of his death) that the DMG Participant would have been entitled to receive under Section 3.2(a) above (payable in the form set forth in Section 6.3(a) below, without any reduction to reflect payment of his Accumulation under Section 5.3 below and reduced as set forth under Section 3.2(b) to reflect the fact that payments commenced before the DMG Participant’s Normal Retirement Date), as if the DMG Participant had terminated his employment with the Employer on the date of his death, survived to his fifty-fifth birthday and then commenced receiving such early retirement benefit and died on the day after he would have attained age fifty-five. Payment of the survivor annuity provided by this Paragraph shall begin as of the first day of the month coinciding with or next following the later of the date of the DMG Participant’s death or the date which otherwise would have been the DMG Participant’s Normal Retirement Date, and shall end with the last payment made before the death of the Eligible Surviving Spouse; provided, however, that the Eligible Surviving Spouse may elect to have the survivor annuity payable pursuant to this Paragraph commence as of the first day of any month after the DMG Participant would have attained age 55 and prior to the date that would have been the DMG Participant’s Normal Retirement Date.
(d) If a DMG Participant’s employment with the Employer and all controlled Entities has terminated on or after his Early Retirement Date and the DMG Participant subsequently dies leaving an Eligible Surviving Spouse prior to his Annuity Starting Date, then a survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse in a monthly amount equal to 50% of the monthly amount that would have been payable to such Eligible Surviving Spouse if the Participant had commenced receiving his Accrued Benefit in the form described in Section 6.3(a) below on the first day of the month preceding his death (reduced to reflect as set forth under Section 3.2(b) above to reflect that payments commence before the DMG Participant’s Normal Retirement Date). Payment of the survivor annuity provided by this Paragraph shall begin as of the first day of the month coincident with or next following the later of the date of the DMG Participant’s death or the date which otherwise would have been the DMG Participant’s Normal Retirement Date and shall end with the last payment made before the Eligible Surviving Spouse’s death; provided, however, that the Eligible Surviving Spouse may elect to have the survivor annuity payable pursuant to this Paragraph commence as of the first day of any month after the DMG Participant’s death but prior to the date that would have been the DMG Participant’s Normal Retirement Date.

(e) A married DMG Participant who has received credit for at least one Hour of Service on or after August 23, 1984, who (i) terminates employment with the Employer and all Controlled Entities before his Early Retirement Date and at the time when he has a 100% Vested Interest in his Accrued Benefit under the Plan, (ii) subsequently dies prior to his Annuity Starting Date, and (iii) leaves an Eligible Surviving Spouse, shall have a survivor annuity paid to his Eligible Surviving Spouse. The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse. If the DMG Participant dies on or prior to his Early Retirement Date, the monthly amount of such annuity shall be equal to 50% of the monthly amount that the DMG Participant would have been eligible to receive under Section 3.2(a) above (payable in the form set forth in Section 6.3(a) below, and reduced (i) to reflect any withdrawal of his Accumulation under Section 6.12 below and (ii) as set forth under Section 3.2(b) to reflect the fact that payments commence before the DMG Participant’s Normal Retirement Date), as if the DMG Participant had survived to his Early Retirement Date, and then commenced receiving such early retirement benefit, and died on the day after his Early Retirement Date. If the DMG Participant dies after his Early Retirement Date, the monthly amount of such annuity shall be equal to 50% of the monthly amount that the DMG Participant would have been eligible to receive under Section 3.2(a) above (payable in the form set forth in Section 6.3(a) below, and reduced (i) to reflect any withdrawal of this Accumulation under Section 6.12 below and (ii) as set forth under Section 3.2(b) to reflect the fact that payments commence before the DMG Participant’s Normal Retirement Date), as if the DMG Participant had retired and commenced receiving such early retirement benefit on the day before the date of his death. Payment of the survivor annuity provided by this Paragraph shall commence on the first day of the month coincident with or next following the later of the date of the DMG Participant’s death or the date which otherwise would have been the DMG Participant’s Normal Retirement Date and shall end with the last payment made before the Eligible Surviving Spouse’s death; provided, however, that the Eligible Surviving Spouse may elect to have the survivor annuity payable pursuant to this Paragraph commence as of the first day of any month after the DMG Participant would have attained age 55 and prior to the date that would have been the DMG Participant’s Normal Retirement Date.
(f) Any provisions of the DMG Plan or this Appendix to the contrary notwithstanding, in the absence of consent by the DMG Participant’s Eligible Surviving Spouse, payment of any survivor annuity payable to such spouse pursuant to this Section may not begin prior to the date such DMG Participant would have reached his Normal Retirement Date.

5.2 After Annuity Starting Date. With respect to any DMG Participant who dies on or after his Annuity Starting Date, whether or not payment of his benefit has actually begun, the only benefit payable pursuant to the DMG Plan or this Appendix shall be that, if any, provided for his beneficiary pursuant to the form of benefit he was receiving or about to receive in accordance with this Appendix.
5.3 Payment of Accumulation.
(a) If a DMG Participant dies before his Annuity Starting Date, his Accumulation will be paid to his beneficiary designated pursuant to Paragraph (b) below in a single lump sum. If a DMG Participant dies after his Annuity Starting Date, if he did not withdraw his Accumulation prior to his death pursuant to Section 6.12, and if payment of his benefits under the DMG Plan or this Appendix are not to be continued following his death to his spouse or the contingent annuitant pursuant to Sections 5.1(d), 5.1(e), 6.3(a), or 6.5(a), the excess, if any, of his Accumulation as of his Annuity Starting Date over the sum of the benefits paid to him under the DMG Plan or this Appendix as of the date of his death, if any, shall be paid in a lump sum to the beneficiary designated by the DMG Participant pursuant to Paragraph (b) below. If a DMG Participant referred to in the preceding sentence dies after his Annuity Starting Date, upon the death of the second to die of the DMG Participant and his contingent annuitant or surviving spouse, the excess, if any, of the DMG Participant’s Accumulation at his Annuity Starting Date over the sum of the benefits paid to him and his contingent annuitant or spouse shall be paid in a lump sum to the beneficiary designated by the DMG Participant pursuant to Paragraph (b) below.
(b) Subject to Section 6.2 below, each DMG Participant shall have the right to designate the beneficiary or beneficiaries to receive any amounts payable under Paragraph (a) above in the event of the death of the DMG Participant and his contingent annuitant or surviving spouse, if applicable. Successive designations may be made by the DMG Participant, and the last designation received by the Committee prior to the death of the DMG Participant shall be effective and shall revoke all prior designations. If a designated person shall die before the date for payment pursuant to Paragraph (a) above, then his interest shall terminate, and, unless otherwise provided in the DMG Participant’s designation, such interest shall be paid in equal shares to those designated beneficiaries, if any, who are living on such date for payment. The DMG Participant shall have the right to revoke the designation of any beneficiary without the consent of the beneficiary. Designations pursuant to this Paragraph shall be made on the form prescribed by the Committee and shall be filed with the Committee. If a DMG Participant shall fail to designate a beneficiary for purposes of this Paragraph, if such designation shall for any reason be illegal or ineffective, or if no beneficiary designated by the DMG Participant for purposes of this Paragraph shall be living on the date for payment pursuant to Paragraph (a) above, then the designated beneficiary to receive the amount payable pursuant to Paragraph (a) shall be: (i) if the DMG Participant leaves a surviving spouse, any such amount shall be paid to such surviving spouse; and (ii) if the DMG Participant leaves no surviving spouse, any such amount shall be paid to such DMG Participant’s executor or administrator or to his heirs-at-law if there is no administration of such DMG Participant’s estate.

5.4 Cash-Out of Death Benefit. If a DMG Participant dies prior to his Annuity Starting Date, his surviving spouse or other beneficiary is entitled to a death benefit pursuant to this Article and the Actuarially Equivalent present value of such death benefit is not in excess of $1,000, such present value shall be paid to such surviving spouse or other beneficiary in a lump sum payment in lieu of any other benefit herein provided and without regard to the spousal consent requirement of Section 5.1(f). Any such payment shall be made as soon as administratively feasible following the DMG Participant’s date of death.
6. Time and Form of Payment of Benefits.
6.1 Time of Payment of Benefits. Payment of benefits under the Plan to a DMG Participant (other than death benefits) shall commence as of such DMG Participant’s Annuity Starting Date, determined as follows, but the first payment shall be made no earlier than the expiration of the election period described in Section 6.2 below:
(a) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive his normal retirement benefit pursuant to Section 3.1(a), such DMG Participant’s Annuity Starting Date shall be the first day of the month coincident with or next following the date of such DMG Participant’s Retirement.
(b) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive his early retirement benefit pursuant to Section 3.2(a), such DMG Participant’s Annuity Starting Date shall be the first day of the month coincident with or next following his Normal Retirement Date.
(c) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive early commencement of his early retirement benefit pursuant to Section 3.2(b), such DMG Participant’s Annuity Starting Date shall be the first day of the month so requested.
(d) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive his severance retirement benefit pursuant to Section 4.2(a), such DMG Participant’s Annuity Starting Date shall be the first day of the month coincident with or next following his Normal Retirement Date.
(e) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive early commencement of his severance benefit pursuant to Section 4.2(b), such DMG Participant’s Annuity Starting Date shall be the first day of the month so requested.
(f) With respect to any benefit payable pursuant to the provisions of Section 6.7, the Annuity Starting Date shall be the date determined by the Committee which shall be as soon as administratively feasible following the date of the DMG Participant’s termination of employment.

6.2 Restrictions on Time of Payment of Benefits.
(a) Plan provisions to the contrary notwithstanding, a DMG Participant’s Annuity Starting Date shall not occur in a manner that would violate the applicable timing, notice, consent, or minimum distribution requirements of Article VIII of the Plan.
(b) Payment of a death benefit pursuant to this Appendix must commence no later than the time mandated under Article VIII of the Plan.
(c) Subject to the provisions of Paragraphs (a), a DMG Participant’s Annuity Starting Date shall not occur while the DMG Participant is employed by the Employer or any Controlled Entity.
(d) Section 6.1 and Paragraph (a) above notwithstanding, a DMG Participant, other than a DMG Participant whose Actuarially Equivalent present value of his Vested Interest in his Accrued Benefit is not in excess of $1,000, must file a claim for benefits in the manner prescribed by the Committee before payment of his benefits will commence. In the event that the requirement in the preceding sentence delays the commencement of payment of a DMG Participant’s benefits to a date after his Normal Retirement Date, such DMG Participant’s benefit shall not be less than the Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.
6.3 Standard Form of Benefit for DMG Participants. For purposes of this Appendix, the following standard forms of benefit shall apply:
(a) The standard form of benefit for any DMG Participant who is married on his Annuity Starting Date shall be an annuity pursuant to which the DMG Participant shall receive the greater of (1) a joint and survivor annuity which is the Actuarial Equivalent of the Pension described in paragraph (b) and which is payable for the life of the DMG Participant with a survivor annuity for the life of the DMG Participant’s spouse that shall be one-half the amount of the annuity payable during the joint lives of the DMG Participant and the DMG Participant’s spouse and (2) the Pension determined under Articles III or IV hereof, as applicable, multiplied by a factor of .9000 reduced by .0050 for each year by which the DMG Participant’s spouse is more than ten years younger than the DMG Participant, and such spouse shall receive a benefit equal to one-half of the amount of the annuity payable during the joint lives of the DMG Participant and such spouse.
(b) The standard form of benefit for any DMG Participant who was not married on his Annuity Starting Date shall be the Pension described in Articles III or IV, whichever is applicable to such DMG Participant.
6.4 Election Concerning Form of Benefit. Any DMG Participant who would otherwise receive the standard form of benefit described in Section 6.3 may elect not to take his benefit in such form by properly executing and filing the benefit election form prescribed by the Committee during the Election Period referred to under the Plan and Section 6.2 of this Appendix as a Qualified Election or, effective as of January 1, 2008, as a Qualified Optional Survivor Annuity.

6.5 Alternative Forms of Benefit. For purposes of Article III or IV, the benefit for any DMG Participant who has elected pursuant to Section 6.4 not to receive his benefit in the standard form set forth in Section 6.3 or the Qualified Optional Survivor Annuity shall be paid in one of the following alternative forms described below selected by such DMG Participant, or, in the absence of such selection, by the Committee prior to his Annuity Starting Date; provided, however, that the period and method of payment of such form shall be in compliance with the provisions of Code Section 401(a)(9) and applicable Treasury Regulations thereunder, as set forth in Article VIII of the Plan:
(a) Joint and Survivor Option.
(1) Except as otherwise provided in this Paragraph (a), a DMG Participant may elect to receive an annuity payable for the life of the DMG Participant with a survivor annuity (with monthly payments under such survivor annuity equal to 1%, 50% 75% or 100%, as specified by the DMG Participant in his election of this option, of such DMG Participant’s monthly benefit) to the beneficiary designated by such DMG Participant in accordance with Section 6.11 for such designated beneficiary’s remaining lifetime. The benefit elected under this clause (i) shall be the Actuarial Equivalent of the Pension referred to in Section 6.3(b).
(2) Notwithstanding the foregoing, a DMG Participant who elects a joint and survivor annuity pursuant to Section 6.5(a)(1) shall receive a benefit equal to the greater of (A) the benefit computed under subparagraph (1) above and (B) a benefit in the form described in Section 6.5(a)(1) that is the Actuarial Equivalent of the benefit computed under Section 6.3(a) (or that would be computed under Section 6.3(a) if the contingent annuitant was the DMG Participant’s spouse).
(3) Any Plan provision to the contrary notwithstanding, the optional form of payment described in this Paragraph (a) shall become effective on the DMG Participant’s Annuity Starting Date, except that such election will be automatically cancelled if either the DMG Participant or his contingent annuitant dies before such DMG Participant’s Annuity Starting Date. An election of such optional form cannot be modified or rescinded after the effective date thereof.
(4) A DMG Participant may not elect an optional form of benefit pursuant to this Paragraph (a) providing monthly benefits to a contingent annuitant who is other than his spouse unless the Actuarial Equivalent of the payments expected to be made to the DMG Participant is more than 50% of the Actuarial Equivalent of the total payments expected to be made under such optional form. In no event, however, shall the amount of each monthly payment to a contingent annuitant exceed the amount of each monthly payment made to the DMG Participant.
(b) Life Annuity. The DMG Participant may elect to receive an annuity payable for the life of the DMG Participant. The benefit elected under this Paragraph shall be the Actuarial Equivalent of the Pension referred to in Section 6.3(b). The optional form of payment described in this Paragraph shall become effective on the DMG Participant’s Annuity Starting Date, except that such election shall be automatically cancelled if the DMG Participant dies before such date. An election of such optional form cannot be modified or rescinded after the effective date thereof.

6.6 Level Income Option. If payment of a DMG Participant’s benefit commences prior to the earliest age as of which such DMG Participant will become eligible for an Old-Age Insurance Benefit under the Social Security Act and such DMG Participant’s benefits will be paid in the form of an annuity, then at the request of the DMG Participant the amount of the payments of his benefit may be adjusted so that an increased amount will be paid prior to such age and a reduced amount thereafter; the purpose of this adjustment is to enable the DMG Participant to receive from the Plan and under the Social Security Act an aggregate income in approximately a level amount for life. Such adjusted payments shall be the Actuarial Equivalent of the benefit otherwise payable to such DMG Participant.
6.7 Cash-Out of Accrued Benefit. If a DMG Participant terminates his employment with the Employer and all Controlled Entities and the Actuarially Equivalent present value of his Vested Interest in his Accrued Benefit is not in excess of $1,000, then such present value shall be paid to such terminated DMG Participant in lieu of any other benefit herein provided and without regard to the election and consent requirements of the Plan and this Appendix. Any such payment shall be made as soon as administratively feasible following such DMG Participant’s termination of employment. The provisions of this Section shall not be applicable to a DMG Participant following his Annuity Starting Date.
6.8 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee’s Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than 100% of the DMG Participant’s Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.
6.9 Special Distribution Limitations. See Plan Section 8.8.
6.10 Beneficiaries and Joint Annuitants.
(a) Subject to the restrictions of Section 6.4, each DMG Participant shall have the right to designate the beneficiary or beneficiaries or joint annuitant to receive any continuing payments in the event such DMG Participant’s benefit is payable in a form whereby payments could continue beyond such DMG Participant’s death. Each such designation shall be separate from the beneficiary designation under this Appendix, and each such designation shall be made on the form prescribed by the Committee and shall be filed with the Committee. Any such designation may be changed at any time by such DMG Participant by execution of a new designation form and filing such form with the Committee except that a joint annuitant cannot be changed after a DMG Participant’s Annuity Starting Date.

(b) If a DMG Participant’s designated joint annuitant dies before the DMG Participant’s Annuity Starting Date, such DMG Participant’s election of a form of benefit for the joint lives of the DMG Participant and such joint annuitant shall be canceled automatically and such DMG Participant’s benefit shall be paid in the form of the standard benefit set forth in Section 6.3, unless a new election of an alternative form of benefit is made in accordance with the provisions of Section 6.4. The death of a joint annuitant following a DMG Participant’s Annuity Starting Date shall not affect a DMG Participant’s benefit election or permit such DMG Participant to revoke such election.
6.11 Reemployment of DMG Participants.
(a) General Rule.
(1) In the event a DMG Participant to whom payment of his retirement benefit under the DMG Plan or this Appendix has commenced is reemployed by an Employer or a Controlled Entity, whether or not as an Eligible Employee, payment of his retirement benefit shall not be interrupted or otherwise adversely affected, but shall be subject to the terms and conditions of this Section 6.11.
(2) In the event a DMG Participant is reemployed by an Employer or Controlled Entity, whether or not as an Eligible Employee, before payment of his retirement benefit has commenced, his benefit shall not commence during his period of reemployment.
(b) If a DMG Participant described in Paragraph (a)(1) above is reemployed as an Eligible Employee, he shall resume benefit accruals pursuant to the applicable provisions of the DMG Plan or this Appendix, subject to the modifications required by this Section 6.11. In this regard, the benefit accrual of such DMG Participant during his reemployment shall be determined at the end of such period of reemployment to be the excess, if any, of the amount determined pursuant to the applicable provisions in the Plan over the Actuarial Equivalent of the DMG Participant’s Accrued Benefit as of his Annuity Starting Date. Any such excess shall be applied as of the first retirement benefit payment after the DMG Participant’s period of reemployment to increase such retirement benefit payment and each payment thereafter in the annuity form in which such DMG Participant’s retirement benefit is being paid, together with an actuarial adjustment, if necessary, adequate to satisfy the requirements of Code Section 411(a) and Department of Labor Regulation Section 2530.203-3 concerning the delay in payment of the amount of such increase. In the event such DMG Participant’s reemployment continues after April 1 of the year immediately following the year in which he attains age seventy and one-half (70 1/2), an actuarial adjustment, if necessary, adequate to satisfy the requirements of Code Section 401(a)(9)(C)(iii) with respect to the delay in payment of the amount of such increase for periods after such April 1 shall be applied. In no event shall retirement benefit payments made prior to the date of such DMG Participant’s reemployment or during his period of reemployment be taken into account with respect to his benefit accruals or retirement benefits payable after his reemployment or after his subsequent termination of employment.
6.12 Withdrawal of Accumulation. See Plan Section 8.12.

APPENDIX D

Participating Employers
For Purposes of Plan Articles V, VI, and VII
1. Dynegy Midwest Generation, Inc. — shall be an “Employer” solely for the purpose of providing benefits under Articles V, VI, and VII of the Plan to Eligible Employees who are salaried non-union employees with Employment Commencement Dates or Reemployment Commencement Dates with Dynegy Midwest Generation, Inc. occurring prior to January 1, 2009.
For Purposes of Appendix A
1. Dynegy Energy Services, Inc.
2. Dynegy Marketing and Trade, LLC
3. Dynegy Midwest Generation, Inc. — shall be an “Employer” solely for the purpose of providing benefits under Appendix A of the Plan to Eligible Employees who are salaried non-union employees with Employment Commencement Dates or Reemployment Commencement Dates with Dynegy Midwest Generation, Inc. occurring on or after January 1, 2009.
4. Dynegy Northeast Generation, Inc. — shall be an “Employer” solely for the purpose of providing benefits under Appendix A of the Plan to:
(i) Eligible Employees with Employment Commencement Dates and Reemployment Commencement Dates with Dynegy Northeast Generation, Inc. occurring on or after April 3, 2008 and who are covered by that certain Memorandum of Agreement between Dynegy Northeast Generation, Inc. and Local Union 320 of the International Brotherhood of Electrical Workers, dated March 26, 2008, as ratified on April 3, 2008; and
(ii) All Eligible Employees with Employment Commencement Dates and Reemployment Commencement Dates with Dynegy Northeast Generation, Inc. occurring on or after January 1, 2009.
5. Dynegy Operating Company
6. Dynegy Power Company
7 Sithe Energies Power Services, Inc.
For Purposes of Appendix B
There are no currently participating Employers for the purpose of providing benefits under Appendix B.
For Purposes of Appendix C
1. Dynegy Midwest Generation, Inc. — shall be an “Employer” solely for the purpose of providing benefits under Appendix C of the Plan to Eligible Employees who are union employees.